Exhibit 99.1

STOCK AND ASSET PURCHASE AGREEMENT

BY AND AMONG

LINCOLN NATIONAL CORPORATION

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

LINCOLN NATIONAL REINSURANCE COMPANY (BARBADOS) LIMITED

AND

SWISS RE LIFE & HEALTH AMERICA INC.

July 27, 2001

TABLE OF CONTENTS

ARTICLE I CLOSING; TRANSACTIONS; ADJUSTMENTS
1.01 Closing
1.02 Transactions
1.03 Closing Deliveries
1.04 Reinsurance Transaction Adjustments
1.05 Stock Transaction Adjustments.
ARTICLE II REPRESENTATIONS AND WARRANTIES CONCERNING SELLERS AND OTHER MATTERS
2.01 Incorporation and Standing
2.02 Authorization
2.03 No Conflict or Violation
2.04 Consents and Approvals
2.05 Subject Shares
2.06 Transferred Assets
2.07 No Brokers
2.08 Investment Company
ARTICLE III REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANIES AND OTHER MATTERS
3.01 Incorporation and Standing
3.02 No Conflict or Violation
3.03 Consents and Approvals
3.04 Capitalization; Ownership of Stock
3.05 Actions Pending
3.06 Licenses and Permits
3.07 Contracts
3.08 Compliance
3.09 Title to Assets
3.10 Intellectual Property
3.11 Computer Programs
3.12 Financial Statements
3.13 Labor Matters
3.14 Taxes
3.15 Reinsurance Ceded
3.16 Reinsurance Assumed
3.17 Absence of Certain Changes
3.18 Business Employees
3.19 Business Employee Plans
3.20 Real Property
3.21 Environmental Matters
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER
4.01 Incorporation and Standing
4.02 Authorization
4.03 No Conflict or Violation
4.04 Consents and Approvals
4.05 Actions Pending
4.06 No Brokers
4.07 Investment Intent of Purchaser
4.08 Investment Company
4.09 Financing
4.10 Licenses and Permits
ARTICLE V COVENANTS
5.01 Conduct of Business
5.02 Expenses
5.03 Access; Certain Communications
5.04 Regulatory Matters; Third Party Consents
5.05 Further Assurances
5.06 Notification of Certain Matters
5.07 Maintenance and Transfer of Records
5.08 Employee Matters
5.09 Transition Services
5.10 Intercompany Balances; Certain Reinsurance Treaties
5.11 Computer Programs
5.12 Real Property Leases
5.13 Outbound Reinsurance
5.14 Quarterly Financial Information of the Companies
5.15 Chase Facility; Letters of Credit; Guaranties
5.16 Cooperation after Closing
5.17 Regulatory Compliance
5.18 Use of Names
5.19 Trusts
5.20 Personal Accident Reinsurance
5.21 ReMark
5.22 Potential Restructuring
5.23 Allocation of Purchase Price and Assumed Liabilities
5.24 Investigation
5.25 Post-Closing Access
5.26 Competing Acquisition Proposals
5.27 Non-Compete; Non-Solicitation
5.28 Inter-Affiliate Reinsurance Treaties
5.29 Canadian Business
5.30 LAL
ARTICLE VI TAX MATTERS
6.01 Tax Matters
ARTICLE VII CONDITIONS PRECEDENT TO THE CLOSING
7.01 Conditions to Purchaser's Obligations
7.02 Conditions to Sellers' Obligations
ARTICLE VIII SURVIVAL AND INDEMNIFICATION
8.01 Survival of Representations and Warranties
8.02 Indemnification by LNC
8.03 Indemnification by Purchaser
8.04 Procedures Relating to Indemnification
ARTICLE IX TERMINATION PRIOR TO CLOSING
9.01 Termination of Agreement
9.02 Survival
ARTICLE X DEFINITIONS
10.01 Definitions
ARTICLE XI MISCELLANEOUS
11.01 Publicity
11.02 Notices
11.03 Entire Agreement
11.04 Waivers and Amendments; Preservation of Remedies
11.05 Governing Law
11.06 Dispute Resolution
11.07 Jurisdiction
11.08 Binding Effect; No Assignment
11.09 No Third Party Beneficiaries
11.10 Counterparts
11.11 Headings
11.12 Severability
11.13 Waiver of Jury Trial
.

i

3.08	Compliance	19

3.09	Title to Assets	20

3.10	Intellectual Property	20

3.11	Computer Programs	21

3.12	Financial Statements	21

3.13	Labor Matters	23

3.14	Taxes	24

3.15	Reinsurance Ceded	25

3.16	Reinsurance Assumed	26

3.17	Absence of Certain Changes	26

3.18	Business Employees	28

3.19	Business Employee Plans	28

3.20	Real Property	29

3.21	Environmental Matters	29

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER		29

4.01	Incorporation and Standing	29

4.02	Authorization	29

4.03	No Conflict or Violation	30

4.04	Consents and Approvals	30

4.05	Actions Pending	30

4.06	No Brokers	30

4.07	Investment Intent of Purchaser	31

4.08	Investment Company	31

4.09	Financing	31

4.10	Licenses and Permits	31

ARTICLE V COVENANTS		31

5.01	Conduct of Business	31

5.02	Expenses	33

5.03	Access; Certain Communications	33

5.04	Regulatory Matters; Third Party Consents	34

5.05	Further Assurances	34

5.06	Notification of Certain Matters	35

5.07	Maintenance and Transfer of Records	35

5.08	Employee Matters	35

5.09	Transition Services	38

5.10	Intercompany Balances; Certain Reinsurance Treaties	39

5.11	Computer Programs	39

5.12	Real Property Leases	40

5.13	Outbound Reinsurance	41

5.14	Quarterly Financial Information of the Companies	41

5.15	Chase Facility; Letters of Credit; Guaranties	42

5.16	Cooperation after Closing	42

5.17	Regulatory Compliance	43

5.18	Use of Names	43

5.19	Trusts	43

5.20	Personal Accident Reinsurance	45

5.21	ReMark	46

5.23	Potential Restructuring	46

5.23	Allocation of Purchase Price and Assumed Liabilities	47

5.24	Investigation	48

5.25	Post-Closing Access	48

5.26	Competing Acquisition Proposals	49

5.27	Non-Compete; Non-Solicitation	50

5.28	Inter-Affiliate Reinsurance Treaties	53

5.29	Canadian Business	53

5.30	LAL	53

ARTICLE VI TAX MATTERS		53

6.01	Tax Matters	53

ARTICLE VII CONDITIONS PRECEDENT TO THE CLOSING		58

7.01	Conditions to Purchaser’s Obligations	58

7.02	Conditions to Sellers’ Obligations	59

ARTICLE VIII SURVIVAL AND INDEMNIFICATION		60

8.01	Survival of Representations and Warranties	60

8.02	Indemnification by LNC	60

8.03	Indemnification by Purchaser	61

8.04	Procedures Relating to Indemnification	61

ARTICLE IX TERMINATION PRIOR TO CLOSING		62

9.01	Termination of Agreement	62

9.02	Survival	62

ARTICLE X DEFINITIONS		63

10.01	Definitions	63

ARTICLE XI MISCELLANEOUS		79

11.01	Publicity	79

11.02	Notices	80

11.03	Entire Agreement	81

11.04	Waivers and Amendments; Preservation of Remedies	81

11.05	Governing Law	81

11.06	Dispute Resolution	81

11.07	Jurisdiction	82

11.08	Binding Effect; No Assignment	82

11.09	No Third Party Beneficiaries	82

11.10	Counterparts	82

11.11	Headings	83

11.12	Severability	83

11.13	Waiver of Jury Trial	83

v

LIST OF EXHIBITS

Exhibit A-1	Form of Lincoln Life Coinsurance Agreement

Exhibit A-2	Form of Lincoln Barbados Coinsurance Agreement

Exhibit A-3	Form of LAL Coinsurance Agreement

Exhibit B-1	Form of Lincoln Life Funds Withheld Coinsurance Agreement

Exhibit B-2	Form of Lincoln Barbados Funds Withheld Coinsurance Agreement

Exhibit C-1	Form of Lincoln Life Modified Coinsurance Agreement

Exhibit C-2	Form of Lincoln Barbados Modified Coinsurance Agreement

Exhibit D	Form of Administrative Services Agreement

Exhibit E	Form of Assumption of Liabilities and Assignment Contracts Agreement

Exhibit F	Form of Bills of Sale

Exhibit G	Form of Lincoln Barbados Coinsurance/Modified Coinsurance Agreement

Exhibit H	Terms of Transition Services Agreement

Exhibit I	Lincoln Life Closing Statements

Exhibit J	Lincoln Barbados Closing Statements

Exhibit K	LAL Closing Statements

Exhibit L	Closing SAP Statements

Exhibit M	Closing GAAP Statements

Exhibit N	Reference Balance Sheets

LIST OF SCHEDULES

Schedule 2.03	Conflicts

Schedule 2.04	Governmental Approvals

Schedule 2.05	Holders of Subject Shares

Schedule 2.06	Transferred Assets

Schedule 3.02	Conflicts

Schedule 3.03	Consents and Approvals

Schedule 3.04(a)	Capitalization

Schedule 3.04(b)	Exceptions to LNC’s Ownership of Stock

Schedule 3.04(d)	Exceptions to Subject Companies’ Ownership of Stock

Schedule 3.05	Actions Pending

Schedule 3.06	Material Permits

Schedule 3.07	Material Contracts

Schedule 3.08	Compliance Exceptions

Schedule 3.10	Intellectual Property

Schedule 3.11(a)	Owned Computer Programs

Schedule 3.11(b)	Licensed Computer Programs

Schedule 3.12(b)	Pro Forma Statement Exceptions

Schedule 3.12(c)	Exceptions to the Reference Balance Sheets

Schedule 3.14	Taxes

Schedule 3.15(a)(i)	Material Ceded Reinsurance Contracts

Schedule 3.15(a)(ii)	Summary of Ceded Personal Accident Reinsurance Contracts

Schedule 3.15(b)(i)	Notice of Termination of Material Ceded Reinsurance Contracts

Schedule 3.15(b)(ii)	Exceptions to Material Ceded Reinsurance Contracts

Schedule 3.15(b)(iii)	Terminations Allowed under Material Ceded Reinsurance Contracts

Schedule 3.15(c)	Exceptions to Non-Material Ceded Reinsurance Contracts

Schedule 3.16(a)	Material Assumed Reinsurance Contracts

Schedule 3.16(b)(i)	Notice of Termination of Material Assumed Reinsurance Contracts

Schedule 3.16(b)(ii)	Exceptions to Material Assumed Reinsurance Contracts

Schedule 3.16(b)(iii)	Terminations Allowed under Material Assumed Reinsurance Contracts

Schedule 3.16(c)	Exceptions to Non-Material Assumed Reinsurance Contracts

Schedule 3.17	Absence of Certain Changes

Schedule 3.18	Business Employees

Schedule 3.19(a)	Business Employee Plans

Schedule 3.19(d)	Events under Business Employee Plans

Schedule 3.20(b)	Real Estate Leases

Schedule 4.03	Conflicts

Schedule 4.04	Consents and Approvals

Schedule 4.05	Actions Pending

Schedule 4.10	Purchaser’s Material Permits

Schedule 5.08(a)(ii)	Sellers’ Severance Plans

Schedule 5.15(c)	Consents Under Letters of Credit or Guaranties

Schedule 5.15(e)	Guaranties for Certain Purchased Companies’ Ratings

Schedule 5.18(a)	Use of Seller Names/Acronyms not Transferred to Purchaser

Schedule 5.28	Inter-Affiliate Treaties

Schedule 10.01(a)	Assignment of Contracts

Schedule 10.01(b)	Market Value Calculation Methodology

Schedule 10.01(c)	Initial Portfolio for LNL, LAL and LNBAR

Schedule 10.01(d)	Sellers’ Knowledge People

Schedule 10.01(e)	Disability Income Business Ceded to Lincoln Ireland

Schedule 10.01(f)	Contracts Related to the Business Conducted on Slips

STOCK AND ASSET PURCHASE AGREEMENT

      THIS STOCK AND ASSET PURCHASE AGREEMENT, dated as of July 27, 2001 (this “Agreement”), has been made and entered into by and among Lincoln National Corporation, an Indiana corporation (“LNC”), The Lincoln National Life Insurance Company, an Indiana insurance company (“Lincoln Life”), Lincoln National Reinsurance Company (Barbados) Limited, a Barbadian insurance company (“Lincoln Barbados” and, together with LNC, Lincoln Life and Lincoln Assurance Limited, an English/Welsh life insurance company (“LAL”), “Sellers” and each a “Seller”), and Swiss Re Life & Health America Inc., a Connecticut corporation (“Purchaser”). Capitalized terms used herein but not defined in the text shall have the meanings ascribed to them in Article X of this Agreement.

WITNESSETH:

      WHEREAS, Sellers wish to sell, and Purchaser wishes to purchase, the Business;

      WHEREAS, the Business is conducted by Lincoln Life, Lincoln Barbados, LAL, Lincoln National Health & Casualty Insurance Company, an Indiana insurance company (“LNH&C”), Lincoln National Reassurance Company, an Indiana insurance company (“LNRAC”), Lincoln Re S.A., an Argentinean corporation (“Lincoln Argentina”), Special Pooled Risk Administrators, Inc., a New Jersey corporation (“SPRA”), Lincoln National Reinsurance Company Limited, a Bermudian insurance company (“Lincoln Bermuda”), Lincoln National Underwriting Services, Ltd., an English/Welsh company (“LNUS”), Servicios de Evaluacion de Riesgos, S. de R.L. de C.V., a Mexican company (“SER”), Linsco Reinsurance Company, an Indiana insurance company (“Linsco”), Old Fort Insurance Company, Ltd, a Bermudian insurance company (“Old Fort”), Solutions Holdings, Inc., a Delaware corporation (“Solutions Holding”), Solutions Reinsurance Limited, a Bermudian insurance company (“Solutions Re”), Lincoln Re Risk Management Services, Inc., an Indiana corporation (“LRRMS”), Lincoln National Management Services, Inc., an Indiana corporation (“LNMS”), and Lincoln National Risk Management, Inc., an Indiana corporation (“LNRM”), Lincoln National Structured Settlement, Inc., a New Jersey corporation, (“LNSS”), Lincoln National Intermediaries, Inc., an Indiana corporation (“LNII”), Lincoln National China Inc., an Indiana corporation (“Lincoln China”), Lincoln Re (Ireland) Limited, an insurance company incorporated under the laws of the Republic of Ireland (“Lincoln Ireland”), The Kyoei Lincoln Reinsurance Services Co., Ltd., a Japanese company (“KLRS”), and LNC Administrative Services Corporation, an Indiana corporation (“LNCASC”) (collectively, the “Companies”);

      WHEREAS, except as set forth on Schedule 3.04(b), either LNC or Lincoln Life is the owner of all of the outstanding shares of capital stock of LNH&C, LNRAC, Lincoln Bermuda, Linsco, Old Fort, SER, LRRMS, LNMS, LNRM, LNSS, LNII, Lincoln China and KLRS (together, the “Subject Companies”) which in turn own all of the outstanding shares of capital stock of the other Companies other than Lincoln Life, Lincoln Barbados and Lincoln Ireland (the shares of Subject Companies owned by LNC and Lincoln Life being referred to herein as the “Subject Shares”);

      WHEREAS, Sellers wish to sell, and Purchaser wishes to purchase, the Subject Shares and certain assets principally used in connection with the Business, upon the terms and subject to the conditions set forth herein;

      WHEREAS, Lincoln Life wishes to cede and retrocede to Purchaser on an indemnity basis the portion of the Business consisting of insurance contracts and reinsurance treaties entered into by Lincoln Life;

      WHEREAS, LAL wishes to retrocede to Purchaser on an indemnity basis the portion of the Business consisting of personal accident reinsurance treaties entered into by LAL; and

      WHEREAS, Lincoln Barbados wishes to retrocede to Purchaser on an indemnity basis the portion of the Business consisting of reinsurance treaties entered into by Lincoln Barbados;

      NOW, THEREFORE, in consideration of the premises and the covenants and conditions contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
CLOSING; TRANSACTIONS; ADJUSTMENTS

      1.01 Closing. The closing (the “Closing”) of the transactions contemplated hereby will take place in the offices of Sutherland Asbill & Brennan LLP, 1275 Pennsylvania Avenue, N.W., Washington, D.C., at 10:00 a.m., Eastern time, on (a) the first Business Day of the first calendar month beginning at least five (5) Business Days after the date on which the last of the conditions set forth in Article VII is satisfied or waived by the party or parties entitled to waive the same or (b) such other date as Sellers and Purchaser shall mutually agree. The day on which the Closing takes place is referred to herein as the “Closing Date.” The Closing shall be deemed for all purposes to have occurred at 12:01 a.m., Eastern Time, on the Closing Date.

      1.02 Transactions.

            (a)   Upon the terms and subject to the conditions set forth in this Agreement, at the Closing:

(i) Lincoln Life, LAL and Lincoln Barbados shall cede or retrocede to Purchaser (or a Purchaser Affiliate) the Insurance Contracts and Purchaser (or a Purchaser Affiliate) shall reinsure the Insurance Contracts;

(ii) LNC shall sell to Purchaser (or a Purchaser Affiliate) and Purchaser (or a Purchaser Affiliate) shall purchase from LNC all of the outstanding capital stock of Lincoln Bermuda, Linsco, Old Fort, LRRMS, LNMS, LNRM, LNSS, LNII, Lincoln China and KLRS and all of the capital stock of SER owned by LNC;

(iii) Lincoln Life shall sell to Purchaser (or a Purchaser Affiliate) and Purchaser (or a Purchaser Affiliate) shall purchase from Lincoln Life all of the outstanding capital stock of LNH&C and LNRAC;

(iv) Sellers and their Affiliates shall transfer to Purchaser (or a Purchaser Affiliate) the Transferred Assets; and

(v) subject to Sections 5.11 and 5.12, Sellers shall assign to Purchaser (or a Purchaser Affiliate) the Real Property Leases and the Licensed Computer Program Licenses.

            (b)   Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser (or a Purchaser Affiliate) shall assume the Assumed Liabilities. Except for the Assumed Liabilities, neither Purchaser, nor any Purchaser Affiliate, is assuming, or in any way becoming liable or responsible for, any liabilities or obligations of any of the Sellers or any of their respective Affiliates (other than the Purchased Companies) whether reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

      1.03 Closing Deliveries. Upon the terms and subject to the condition of this Agreement, to consummate the transactions set forth in Section 1.02 and without double-counting any amount transferred at closing pursuant to any Related Agreement, at the Closing:

            (a)   subject to any adjustment pursuant to Sections 1.05(c) and 5.21, Purchaser shall, on behalf of itself and/or one or more of its Affiliates, pay to Sellers an aggregate amount in cash equal to $2,000,000,000 (the “Purchase Price”) by wire transfer of immediately available funds in the amounts and to the account(s) designated by LNC in writing at least three (3) Business Days prior to the Closing Date, with the exact amount of each payment to be determined according to the allocation methodology provided for in Section 5.23 hereof;

            (b)   Lincoln Life, LAL and Lincoln Barbados shall cede or retrocede to Purchaser (or a Purchaser Affiliate) the Insurance Contracts and Purchaser (or a Purchaser Affiliate) shall reinsure the Insurance Contracts pursuant to the Reinsurance Agreements;

            (c)   LNC shall deliver to Purchaser (or a Purchaser Affiliate) certificates representing, all the outstanding capital stock of Lincoln Bermuda, Linsco, Old Fort, LRRMS, LNMS, LNRM, LNSS, LNII, Lincoln China and KLRS and (ii) all of the outstanding capital stock of SER owned by LNC, in each case, accompanied by stock powers duly executed in blank or duly executed instruments of transfer;

            (d)   Lincoln Life shall deliver to Purchaser (or a Purchaser Affiliate) certificates representing all the outstanding capital stock of LNH&C and LNRAC, in each case, accompanied by stock powers duly executed in blank or duly executed instruments of transfer;

            (e)   LNC and Lincoln Life will transfer to Purchaser (or a Purchaser Affiliate) the Transferred Assets owned by them (including Investment Assets and Transferred Statutory Assets having a value determined pursuant to Section 1.04(d)) by a Bill of Sale and General Assignment;

            (f)   Lincoln Barbados will transfer to Purchaser (or a Purchaser Affiliate) the Transferred Assets owned by it (including Investment Assets and Transferred Statutory Assets having a value determined pursuant to Section 1.04(e)) by a Bill of Sale;

            (g)   LAL will transfer to Purchaser (or a Purchaser Affiliate) the Transferred Assets owned by it (including Investment Assets and Transferred Statutory Assets having a value determined pursuant to Section 1.04(f)) by a Bill of Sale;

            (h)   LNC, Lincoln Life, LAL and Lincoln Barbados shall transfer to Purchaser (or a Purchaser Affiliate), and Purchaser (or a Purchaser Affiliate) shall assume, the Assumed Liabilities pursuant to the LNC and Lincoln Life Assumption of Liabilities and Assignment of Contracts Agreement and the Lincoln Barbados Assumption of Liabilities and Assignment of Contracts Agreement;

            (i)   To document the transactions set forth in Section 1.02 and certain related transactions, Sellers shall, and shall cause each applicable Company to, enter into and/or deliver and Purchaser and the Purchaser Affiliates shall, as applicable, enter into and deliver:

(i) the Lincoln Life Coinsurance Agreement;

(ii) the Lincoln Life Funds Withheld Coinsurance Agreement;

(iii) the Lincoln Life Modified Coinsurance Agreement;

(iv) the Lincoln Life Administrative Services Agreement;

(v) the Lincoln Barbados Coinsurance Agreement;

(vi) the Lincoln Barbados Funds Withheld Coinsurance Agreement;

(vii) the Lincoln Barbados Modified Coinsurance Agreement;

(viii) the Lincoln Barbados Coinsurance/Modified Coinsurance Agreement;

(viii) the Lincoln Barbados Administrative Services Agreement;

(ix) the LAL Coinsurance Agreement;

(x) the LAL Administrative Services Agreement;

(xi) the LNC and Lincoln Life Assumption of Liabilities and Assignment of Contracts Agreement;

(xii) the Lincoln Barbados Assumption of Liabilities and Assignment of Contracts Agreement;

(xiii) the LAL Assumption of Liabilities and Assignment of Contracts Agreement;

(xiv) the Bills of Sale and any other necessary asset purchase and sale documents, bills of sale and assignments and other appropriate evidence of transfer in respect of the Transferred Assets; and

(xv) the Transition Services Agreement.

            (j)   Notwithstanding the foregoing subsection (i), the Purchaser shall be the reinsurer under the Lincoln Life Coinsurance Agreement, the Lincoln Life Funds Withheld Coinsurance Agreement, and the Lincoln Life Modified Coinsurance Agreement. In addition, the Purchaser will ensure that any Purchaser Affiliate that is to be a party to any Related Agreement shall hold any Permit required for such Purchaser Affiliate to perform such Related Agreement in compliance with Applicable Law.

            (k)   There shall be executed and delivered such other agreements, instruments and documents as are required under this Agreement to be executed and delivered by Sellers, the applicable Companies and Purchaser.

      1.04 Reinsurance Transaction Adjustments

            (a)   Not later than the fifth Business Day prior to the Closing Date, Lincoln Life will deliver to Purchaser pro forma financial statements (consisting of a balance sheet in the same format as Exhibit I hereto and a statement of income) of Lincoln Life with respect to the Business other than the Disability Income Business as of and for the period ended on the last day of the second month preceding the month in which the Closing shall occur (the “Lincoln Life Closing Statements”), together with a certification of LNC’s Chief Financial Officer that the Lincoln Life Closing Date Liabilities and all other items appearing on the Lincoln Life Closing Statements were:

(i) estimated in good faith;

(ii) based upon the books and records of Lincoln Life; and

(iii) calculated in a manner consistent with SAP and the methodologies utilized in preparing Lincoln Life’s Pro Forma Statements, the Reference Balance Sheets and Lincoln Life’s 2000 Statutory Statements, except that:

(A) the Lincoln Life Closing Statements will reflect any change in SAP since December 31, 2000;

(B) the Lincoln Life Closing Statements will not reflect any increase or decrease in Reserves for the EBUM (other than the Disability Income Business) for exposures with respect to premiums earned prior to December 31, 2000 except for changes resulting from actual payments made or received by Lincoln Life after that date with respect to the EBUM (other than the Disability Income Business);

(C) Investment Assets will be valued at Estimated Market Value and Transferred Statutory Assets will be valued at their Estimated Book Value;

(D) the Lincoln Life Closing Statements will not reflect any liability with respect to any Taxes to be paid by any Seller pursuant to Section 6.01; and

(E) the Lincoln Life Closing Statements will not reflect any liability with respect to any Retained Business Employee Plan.

            (b)   Not later than the fifth Business Day prior to the Closing Date, Lincoln Barbados will deliver to Purchaser pro forma financial statements (consisting of a balance sheet in the same format as Exhibit J hereto, a computation of the Net GAAP Liabilities and a statement of income) of Lincoln Barbados with respect to the Business other than the Disability Income Business and the Excluded Lincoln Barbados Business, as of and for the period ended on the last day of the second month preceding the month in which the Closing shall occur (the “Lincoln Barbados Closing Statements”), together with a certification of LNC’s Chief Financial Officer that all items appearing on the Lincoln Barbados Closing Statements were:

(i) estimated in good faith;

(ii) based upon the books and records of Lincoln Barbados; and

(iii) other than the Net GAAP Liabilities, calculated in a manner consistent with SAP and the methodologies utilized in preparing Lincoln Barbados’s Pro Forma Statements, the Reference Balance Sheets and Lincoln Barbados’s 2000 Statutory Statement, except that:

(A) the Lincoln Barbados Closing Statements will reflect any change in SAP since December 31, 2000;

(B) Investment Assets will be valued at Estimated Market Value and Transferred Statutory Assets will be valued at their Estimated Book Value; and

(C) the Lincoln Barbados Closing Statements will not reflect any liability with respect to any Taxes to be paid by any Seller pursuant to Section 6.01.

The Lincoln Barbados Closing Statements will also set forth a reconciliation showing the derivation of the Net GAAP Liabilities from the liabilities determined on the basis of SAP, and the certification of LNC’s Chief Financial Officer will include a certification that the Net GAAP Liabilities were determined in accordance with GAAP and were calculated in a manner consistent with the methodologies utilized in preparing Lincoln Barbados’s 2000 GAAP Statements.

            (c)   Not later than the fifth Business Day prior to the Closing Date, LAL will deliver to Purchaser pro forma financial statements (consisting of a balance sheet in the same format as Exhibit K hereto and a statement of income) of LAL with respect to the Business as of and for the period ended on the last day of the second month preceding the month in which the Closing shall occur (the “LAL Closing Statements”), together with a certification of LNC’s Chief Financial Officer that the LAL Closing Date Liabilities and all other items appearing on the LAL Closing Statements were:

(i) estimated in good faith;

(ii) based upon the books and records of LAL; and

(iii) calculated in a manner consistent with SAP and the methodologies utilized in preparing the Pro Forma Statements and the Reference Balance Sheets, except that:

(A) the LAL Closing Statements will reflect any change in SAP since December 31, 2000;

(B) the LAL Closing Statements will not reflect any increase or decrease in the Reserves for the EBUM (other than the Disability Income Business) for exposures with respect to premiums earned prior to December 31, 2000 except for changes resulting from actual payments made or received by LAL after that date with respect to the EBUM (other than the Disability Income Business);

(C) Investment Assets will be valued at Estimated Market Value and Transferred Statutory Assets will be valued at their Estimated Book Value; and

(D) the LAL Closing Statements will not reflect any liability with respect to any Taxes to be paid by any Seller pursuant to Section 6.01.

            (d)   On the Closing Date, Lincoln Life will transfer Investment Assets, Transferred Statutory Assets and cash (if necessary), to Purchaser having an aggregate estimated value at least equal to the excess of: (i) the Lincoln Life Closing Date Liabilities, over (ii) the amount of Reserves attributable to Insurance Contracts to be reinsured pursuant to the Lincoln Life Funds Withheld Coinsurance Agreement and the Lincoln Life Modified Coinsurance Agreement (to the extent that the Reserves referred to in this clause (ii) are included in the Lincoln Life Closing Date Liabilities), all as reflected on the Lincoln Life Closing Statements. In the event that the aggregate estimated value of the assets transferred by Lincoln Life exceeds the amount required to be transferred pursuant to the preceding sentence, Purchaser shall pay to Lincoln Life (in addition to the Purchase Price) the amount of such excess in cash on the Closing Date.

            (e)   On the Closing Date, Lincoln Barbados will transfer Investment Assets and cash (if necessary), to Purchaser having an aggregate estimated value at least equal to the

Net GAAP Liabilities, all as reflected on the Lincoln Barbados Closing Statements. In the event that the aggregate estimated value of the assets transferred by Lincoln Barbados exceeds the amount of the Net GAAP Liabilities, Purchaser shall pay to Lincoln Barbados (in addition to the Purchase Price) the amount of such excess in cash on the Closing Date.

            (f)   On the Closing Date, LAL will transfer Investment Assets, Transferred Statutory Assets and cash (if necessary), to Purchaser having an aggregate estimated value at least equal to the LAL Closing Date Liabilities, as reflected on the LAL Closing Statements. In the event that the aggregate estimated value of the assets transferred by LAL exceeds the amount required to be transferred pursuant to the preceding sentence, Purchaser shall pay to LAL (in addition to the Purchase Price) the amount of such excess in cash on the Closing Date.

            (g)   All cash required to be transferred on the Closing Date pursuant to Section 1.04(d), (e) or (f) will be transferred by wire transfer of immediately available funds in U.S. Dollars in the amounts and to the bank account or accounts designated in writing by the relevant party at least three (3) Business Days prior to the Closing Date.

            (h)   Purchaser shall, on or before the date that is ninety (90) calendar days after the Closing Date, deliver to Lincoln Life: (i) pro forma financial statements (consisting of a balance sheet and a statement of income) of Lincoln Life with respect to the Business other than the Disability Income Business as of and for the period ended on the Effective Time (the “Lincoln Life Revised Closing Statements”), in the same format as the Lincoln Life Closing Statements; and (ii) a certification of Purchaser’s Chief Financial Officer to the same effect with respect to the Lincoln Life Revised Closing Statements as the certification of LNC’s Chief Financial Officer delivered with respect to the Lincoln Life Closing Statements. The Lincoln Life Revised Closing Statements will specify the Market Value rather than the Estimated Market Value with respect to Investment Assets, and Book Value rather than the Estimated Book Value with respect to Transferred Statutory Assets. For the avoidance of doubt, the exceptions set forth in Sections 1.04(a)(iii)(A), (B), (D) and (E) with respect to the Lincoln Life Closing Statements shall also apply with respect to the Lincoln Life Revised Closing Statements.

            (i)   Purchaser shall, on or before the date that is ninety (90) calendar days after the Closing Date, deliver to Lincoln Barbados: (i) pro forma financial statements (consisting of a balance sheet and a statement of income) of Lincoln Barbados with respect to the Business other than the Disability Income Business and the Excluded Lincoln Barbados Business as of and for the period ended on the Effective Time (the “Lincoln Barbados Revised Closing Statements”), in the same format as the Lincoln Barbados Closing Statements; and (ii) a certification of Purchaser’s Chief Financial Officer to the same effect with respect to the Lincoln Barbados Revised Closing Statements as the certification delivered with respect to the Lincoln Barbados Closing Statements. The Lincoln Barbados Revised Closing Statements will specify the Market Value rather than the Estimated Market Value with respect to Investment Assets, and Book Value rather than the Estimated Book Value with respect to Transferred Statutory Assets. For the avoidance of doubt, the exceptions set forth in Sections 1.04(b)(iii)(A) and (C) with respect to the Lincoln Barbados Closing Statements shall also apply with respect to the Lincoln Barbados Revised Closing Statements.

            (j)   Purchaser shall, on or before the date that is ninety (90) calendar days after the Closing Date, deliver to LAL: (i) pro forma financial statements (consisting of a balance sheet and a statement of income) of LAL with respect to the Business as of and for the period ended on the Effective Time (the “LAL Revised Closing Statements”), in the same format as the LAL Closing Statements; and (ii) a certification of Purchaser’s Chief Financial Officer to the same effect with respect to the LAL Revised Closing Statements as the certification of LNC’s Chief Financial Officer delivered with respect to the LAL Closing Statements. The LAL Revised Closing Statements will specify the Market Value rather than the Estimated Market Value with respect to Investment Assets, and Book Value rather than the Estimated Book Value with respect to Transferred Statutory Assets. For the avoidance of doubt, the exceptions set forth in Sections 1.04(c)(iii)(A), (B) and (D) with respect to the LAL Closing Statements shall also apply with respect to the LAL Revised Closing Statements.

            (k)   Lincoln Life, LAL and Lincoln Barbados shall have the right to review the Lincoln Life Revised Closing Statements, the LAL Revised Closing Statements and the Lincoln Barbados Revised Closing Statements and comment thereon for a period of forty-five (45) calendar days after receipt thereof. Any changes in the Lincoln Life Revised Closing Statements, the LAL Revised Closing Statements and the Lincoln Barbados Revised Closing Statements that are agreed to by Purchaser, on the one hand, and Lincoln Life, LAL and Lincoln Barbados, on the other hand, within such 45-day period shall be incorporated into final financial statements of each of Lincoln Life, LAL and Lincoln Barbados with respect to the Business (other than the Disability Income Business and the Excluded Lincoln Barbados Business) as of and for the period ended as of the Effective Time (the “Final Closing Statements”). In the event that Purchaser, on the one hand, and Lincoln Life, LAL and Lincoln Barbados, on the other hand, are unable to agree on the manner in which any item or items should be treated in the Final Closing Statements within such 45-day period, each of Lincoln Life, LAL and Lincoln Barbados on the one hand, and Purchaser, on the other hand, shall prepare separate written reports of such item or items and refer such reports to Ernst & Young LLP (the “Reinsurance Transaction Consultant”) within thirty (30) calendar days after the expiration of such 45-day period. The Reinsurance Transaction Consultant shall determine within thirty (30) calendar days the manner in which such item or items shall be treated in the Final Closing Statements; provided, however, that the dollar amount of each item in dispute shall be determined within the range of dollar amounts proposed by Lincoln Life, LAL and Lincoln Barbados, on the one hand, and Purchaser, on the other hand. The determinations by the Reinsurance Transaction Consultant as to the items in dispute shall be in writing and shall be Final and Binding on the parties and shall be so reflected in the Final Closing Statements. For purposes of this Agreement, “Final and Binding” shall mean that the aforesaid determinations and the determinations, if any, made by the Stock Transaction Consultant pursuant to Section 1.05(f) shall have the same preclusive effect for all purposes as if such determinations had been embodied in a final judgment, no longer subject to appeal, entered by a court of competent jurisdiction, and either party may petition a court having jurisdiction over the parties and subject matter to reduce such decision to judgment. The fees, costs and expenses of retaining the Reinsurance Transaction Consultant shall be allocated by the Reinsurance Transaction Consultant between Lincoln Life, LAL and Lincoln Barbados, on the one hand, and Purchaser, on the other hand, in accordance with the Reinsurance Transaction Consultant’s judgment as to the relative merits of the parties’ proposals in respect of the disputed items. Following the resolution of all disputed items (or, if there is no dispute, promptly after the parties reach agreement on the Final Closing Statements), Purchaser shall prepare the Final Closing Statements and shall deliver copies thereof to Lincoln Life, LAL and Lincoln Barbados.

            (l)   In the event that the aggregate value of the Investment Assets, Transferred Statutory Assets and cash transferred by Lincoln Life to Purchaser on the Closing Date minus the amount, if any, of cash transferred from Purchaser to Lincoln Life pursuant to Section 1.04(d) is less than the amount of (A) the Lincoln Life Closing Date Liabilities minus (B) the amount of Reserves attributable to Insurance Contracts to be reinsured pursuant to the Lincoln Life Funds Withheld Coinsurance Agreement and the Lincoln Life Modified Coinsurance Agreement (to the extent that the Reserves referred to in this clause (B) are included in the Lincoln Life Closing Date Liabilities), all as reflected on Lincoln Life’s Final Closing Statements, by more than $1,000,000, Lincoln Life shall, within two (2) Business Days of the determination thereof, transfer to Purchaser the amount of such difference, together with interest thereon from and including the Closing Date to but not including the date of such transfer, computed at the 180-Day Treasury Rate, by wire transfer of immediately available funds.

            (m)   In the event that the aggregate value of the Investment Assets, Transferred Statutory Assets and cash transferred by Lincoln Life to Purchaser on the Closing Date minus the amount, if any, of cash transferred from Purchaser to Lincoln Life pursuant to Section 1.04(d) is greater than the amount of (A) the Lincoln Life Closing Date Liabilities minus (B) the amount of Reserves attributable to Insurance Contracts to be reinsured pursuant to the Lincoln Life Funds Withheld Coinsurance Agreement and the Lincoln Life Modified Coinsurance Agreement (to the extent that the Reserves referred to in this clause (B) are included in the Lincoln Life Closing Date Liabilities), all as reflected on Lincoln Life’s Final Closing Statements, by more than $1,000,000, Purchaser shall, within two (2) Business Days of the determination thereof, transfer to Lincoln Life the amount of such difference, together with interest thereon from and including the Closing Date to but not including the date of such transfer, computed at the 180-Day Treasury Rate, by wire transfer of immediately available funds.

            (n)   In the event that the aggregate value of the Investment Assets and cash transferred by Lincoln Barbados to Purchaser on the Closing Date minus the amount, if any, of cash transferred from Purchaser to Lincoln Barbados pursuant to Section 1.04(e) is less than the Net GAAP Liabilities, all as reflected on Lincoln Barbados’s Final Closing Statements, by more than $500,000, Lincoln Barbados shall, within two (2) Business Days of the determination thereof, transfer to Purchaser the amount of such difference, together with interest thereon from and including the Closing Date to but not including the date of such transfer, computed at the 180-Day Treasury Rate, by wire transfer of immediately available funds.

            (o)   In the event that the aggregate value of the Investment Assets and cash transferred by Lincoln Barbados to Purchaser on the Closing Date minus the amount, if any, of cash transferred from Purchaser to Lincoln Barbados pursuant to Section 1.04(e) is greater than the amount of the Net GAAP Liabilities, all as reflected on Lincoln Barbados’s Final Closing Statements, by more than $500,000, Purchaser shall, within two (2) Business Days of the determination thereof, transfer to Lincoln Barbados the amount of such difference, together with interest thereon from and including the Closing Date to but not including the date of such transfer, computed at the 180-Day Treasury Rate, by wire transfer of immediately available funds.

            (p)   In the event that the aggregate value of the Investment Assets, Transferred Statutory Assets and cash transferred by LAL to Purchaser on the Closing Date minus the amount, if any, of cash transferred from Purchaser to LAL pursuant to Section 1.04(f) is less than the amount of the LAL Closing Date Liabilities, all as reflected on LAL’s Final Closing Statements, by more than $100,000, LAL shall, within two (2) Business Days of the determination thereof, transfer to Purchaser the amount of such difference, together with interest thereon from and including the Closing Date to but not including the date of such transfer, computed at the 180-Day Treasury Rate, by wire transfer of immediately available funds.

            (q)   In the event that the aggregate value of the Investment Assets, Transferred Statutory Assets and cash transferred by LAL to Purchaser on the Closing Date minus the amount, if any, of cash transferred from Purchaser to LAL pursuant to Section 1.04(f) is greater than the amount of the LAL Closing Date Liabilities, all as reflected on LAL’s Final Closing Statements, by more than $100,000, Purchaser shall, within two (2) Business Days of the determination thereof, transfer to LAL the amount of such difference, together with interest thereon from and including the Closing Date to but not including the date of such transfer, computed at the 180-Day Treasury Rate, by wire transfer of immediately available funds.

      1.05 Stock Transaction Adjustments.

            (a)   Not later than the fifth Business Day prior to the Closing Date, Sellers will deliver to Purchaser unaudited financial statements (consisting of balance sheets in the same format as Exhibit L hereto and statements of income) of each of LNRAC, LNH&C and Linsco as of and for the period ended on the last day of the second month preceding the month in which the Closing shall occur (collectively, the “Closing SAP Statements”), together with a certification of LNC’s Chief Financial Officer (or other officer acceptable to Purchaser) that the aggregate surplus and all other items appearing on the Closing SAP Statements were:

(i) estimated in good faith;

(ii) based upon the books and records of LNRAC, LNH&C and Linsco; and

(iii) calculated in a manner consistent with SAP and consistent with the methodologies utilized in preparing the Reference Balance Sheets and the 2000 Statutory Statements for each such Company, except that:

(A) the Closing SAP Statements will reflect any changes in SAP since December 31, 2000 other than any net deferred tax asset or net deferred tax liability that would otherwise be recognizable as a result of such changes;

(B) the Closing SAP Statements will not reflect any increase or decrease in the LNH&C’s Reserves for the EBUM (other than the Disability Income Business) for exposures with respect to premiums earned prior to December 31, 2000 except for changes resulting from actual payments made or received by LNH&C after that date with respect to the EBUM (other than the Disability Income Business);

(C) the investment assets reflected on each such Company’s balance sheet included in the Closing SAP Statements shall be valued at market value in accordance with the methodologies set forth on Schedule 10.01(b);

(D) the Closing SAP Statements will not reflect any liability with respect to any Taxes to be paid by any Seller pursuant to Section 6.01; and

(E) the Closing SAP Statements will not reflect any liability with respect to any Retained Business Employee Plan.

            The aggregate surplus of LNRAC, LNH&C and Linsco as shown in the balance sheets included in the Closing SAP Statements, minus an amount equal to the Capital Contribution, is referred to herein as the “Estimated Surplus.”

            (b)   Not later than the fifth Business Day prior to the Closing Date, Sellers will deliver to Purchaser unaudited financial statements (consisting of balance sheets in the same format as Exhibit M hereto and statements of income) of each of Lincoln Bermuda, Old Fort, Solutions Re, Lincoln Argentina, SPRA, LNUS, Solutions Holding, LRRMS, LNMS, LNRM, LNII, LNSS, Lincoln China and KLRS as of and for the period ended on the last day of the second month preceding the month in which the Closing shall occur (collectively, the “Closing GAAP Statements”), together with a certification of LNC’s Chief Financial Officer (or other officer acceptable to Purchaser) that the aggregate shareholders’ equity and all other items appearing on the Closing GAAP Statements were:

(i) estimated in good faith;

(ii) based upon the books and records of such Companies;

(iii) calculated in a manner consistent with GAAP or the accounting principles applicable to each such Company’s financial statements as identified in Section 3.12 and consistent with the methodologies utilized in preparing the Reference Balance Sheets and 2000 GAAP Statements for each such Company, except that:

(A) the Closing GAAP Statements will not reflect any liability with respect to any Taxes to be paid by any Seller pursuant to Section 6.01; and

(B) the Closing GAAP Statements will not reflect any liability with respect to any Retained Business Employee Plan.

            The aggregate shareholders’ equity of Lincoln Bermuda, Old Fort, Solutions Re, Lincoln Argentina, SPRA, LNUS, Solutions Holding, LRRMS, LNMS, LNRM, LNII, LNSS, Lincoln China and KLRS as shown on the balance sheets included in the Closing GAAP Statements is referred to herein as the “Estimated Shareholders’ Equity.” The Closing SAP

Statements and the Closing GAAP Statements are referred to collectively herein as the “Closing Statements.”

            (c)   On the Closing Date, the Purchase Price will be adjusted by adding or subtracting the amount by which the aggregate amount of the Estimated Surplus and the Estimated Shareholders’ Equity (the “Estimated Surplus and Equity”) exceeds or is less than the aggregate amount of the surplus and equity for the Purchased Companies shown on the 2000 SAP Statements and the 2000 GAAP Statements.

            (d)   Purchaser shall, on or before the date that is ninety (90) calendar days after the Closing Date, deliver to LNC: (i) unaudited financial statements (consisting of balance sheets and statements of income) of each of LNRAC, LNH&C and Linsco as of and for the period ended on the Effective Time (the “Revised Closing SAP Statements”), in the same format as the Closing SAP Statements, and (ii) certifications of Purchaser’s Chief Financial Officer to the same effect with respect to the Revised Closing SAP Statements as the certifications of LNC’s Chief Financial Officer delivered with respect to the Closing SAP Statements. The investment assets reflected on such Companies’ balance sheets included in the Revised Closing SAP Statements shall be valued at their market value as of the Effective Time in accordance with the methodologies set forth on Schedule 10.01(b). For the avoidance of doubt, the exceptions set forth in Sections 1.05(a)(iii)(A), (B), (D) and (E) with respect to the Closing SAP Statements shall also apply with respect to the Revised Closing SAP Statements.

            (e)   Purchaser shall, on or before the date that is ninety (90) calendar days after the Closing Date, deliver to Sellers: (i) unaudited financial statements (consisting of balance sheets and statements of income) of each of Lincoln Bermuda, Old Fort, Solutions Re, Lincoln Argentina, SPRA, LNUS, Solutions Holding, LRRMS, LNMS, LNRM, LNII, LNSS, Lincoln China and KLRS as of and for the period ended on the Effective Time (the “Revised Closing GAAP Statements”), in the same format as the Closing GAAP Statements, and (ii) certifications of Purchaser’s Chief Financial Officer to the same effect with respect to the Revised Closing GAAP Statements as the certifications of LNC’s Chief Financial Officer delivered with respect to the Closing GAAP Statements. For the avoidance of doubt, the exceptions set forth in Sections 1.05(b)(iii)(A) and (B) with respect to the Closing GAAP Statements shall also apply with respect to the Revised Closing GAAP Statements. The Revised Closing SAP Statements and the Revised Closing GAAP Statements are referred to collectively herein as the “Revised Closing Statements.”

            (f)   LNC shall have the right to review the Revised Closing Statements and comment thereon for a period of forty-five (45) calendar days after receipt thereof. Any changes in the Revised Closing Statements that are agreed to by Purchaser and Sellers within such 45-day period shall be incorporated into final statements as of the Effective Time (the “Final Purchased Companies Closing Statements”). In the event that Purchaser and LNC are unable to agree on the manner in which any item or items should be treated in the Final Purchased Companies Closing Statements within such 45-day period, each of LNC, on the one hand, and Purchaser, on the other, shall prepare separate written reports of such item or items and refer such reports to Ernst & Young LLP (the “Stock Transaction Consultant”) within thirty (30) calendar days after the expiration of such 45-day period. The Stock Transaction Consultant shall determine within thirty (30) calendar days the manner in which such item or items shall be treated in the Final

Purchased Companies Closing Statements; provided, however, that the dollar amount of each item in dispute shall be determined within the range of dollar amounts proposed by LNC on the one hand, and Purchaser on the other hand. The determinations by the Stock Transaction Consultant as to the items in dispute shall be in writing and shall be Final and Binding on the parties and shall be so reflected in the Final Purchased Companies Closing Statements. The fees, costs and expenses of retaining the Stock Transaction Consultant shall be allocated by the Stock Transaction Consultant between Sellers, on the one hand, and Purchaser, on the other hand, in accordance with the Stock Transaction Consultant’s judgment as to the relative merits of the parties’ proposals in respect of the disputed items. Following the resolution of all disputed items (or, if there is no dispute, promptly after the parties reach agreement on the Final Purchased Companies Closing Statements), Purchaser shall prepare the Final Purchased Companies Closing Statements and shall deliver copies thereof to Sellers. The aggregate surplus and shareholders’ equity of LNRAC, LNH&C, Linsco, Lincoln Bermuda, Old Fort, Solutions Re, Lincoln Argentina, SPRA, LNUS, Solutions Holding, LRRMS, LNMS, LNRM, LNII, LNSS, Lincoln China and KLRS as finally determined pursuant to this Section 1.05(f), minus an amount equal to the Capital Contribution, is referred to herein as the “Adjusted Surplus and Equity.”

            (g)   If the Adjusted Surplus and Equity is greater than the Estimated Surplus and Equity by more than $1,000,000, Purchaser shall, within two (2) Business Days after the determination thereof, pay Sellers the amount of such excess, in such proportion as LNC directs, together with interest thereon from and including the Closing Date to but not including the date of such transfer, computed at the 180-Day Treasury Rate, by wire transfer of immediately available funds. LNC’s right to direct the Purchaser’s payment of such amount to the Sellers will not affect the allocations set forth in Section 5.23 or, if applicable, Section 6.01(e). If the Adjusted Surplus and Equity is less than the Estimated Surplus and Equity by more than $1,000,000, Sellers shall, within two (2) Business Days after the determination thereof, pay Purchaser the amount of such deficiency together with interest thereon from and including the Closing Date to but not including the date of such transfer, computed at the 180-Day Treasury Rate, by wire transfer of immediately available funds.

ARTICLE II
REPRESENTATIONS AND WARRANTIES CONCERNING SELLERS
AND OTHER MATTERS

      Sellers hereby represent and warrant to Purchaser as follows:

      2.01 Incorporation and Standing. Each Seller: (a) is duly incorporated and is validly existing as a corporation under the laws of its respective jurisdiction of incorporation; (b) has full corporate power and authority to carry on the Business as it is now being conducted and to own, lease and operate its properties and assets; and (c) is duly qualified or licensed to do business as a foreign corporation in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its properties or assets or the nature of the business conducted by it makes such qualification necessary.

      2.02 Authorization. Each Seller has the full corporate power and authority to enter into this Agreement and the Related Agreements and to perform its respective obligations hereunder and thereunder. The execution and delivery of this Agreement and the Related

Agreements and the performance by each Seller of its obligations under this Agreement and the Related Agreements has been duly and validly authorized and approved by all requisite corporate action of each Seller, and no other acts or proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement or the Related Agreements or the transactions contemplated hereby and thereby. Assuming the due authorization and execution of this Agreement and the Purchaser Related Agreements by Purchaser and, as applicable, the Purchaser Affiliates, this Agreement constitutes, and the Related Agreements will constitute, legal, valid and binding obligations of each Seller, and this Agreement and each such Related Agreement is and will be enforceable in accordance with its terms except (a) as the same may be limited by applicable bankruptcy, insolvency, rehabilitation, moratorium or similar laws of general application relating to or affecting creditors’ rights or of application to insurance companies relating to or affecting policyholders’ and creditors’ rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (b) for the limitations imposed by general principles of equity. The foregoing exceptions set forth in clauses (a) and (b) of this Section 2.02 are hereinafter referred to as the “Enforceability Exceptions.”

      2.03 No Conflict or Violation. Except as disclosed in Schedule 2.03, the execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby by each Seller, in accordance with the respective terms and conditions hereof and thereof will not (i) violate any provision of its (a) articles of incorporation, (b) by-laws or (c) other charter or organizational document; (ii) result in the creation of any Lien (other than a Permitted Lien) on any of its assets or properties (including the Transferred Assets); (iii) violate, conflict with or result in the breach of any of the terms of, result in any modification of, accelerate or permit the acceleration of the performance required by, otherwise give any other contracting party the right to terminate, or constitute (with notice or lapse of time, or both) a default under, or give rise to the loss of any benefit under, any Assigned Contract, Material Ceded Reinsurance Contract, or Material Assumed Reinsurance Contract to which it is a party or by or to which it, or any of its assets or properties (including the Transferred Assets) may be subject; (iv) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any Governmental Entity, relating to the Business; or (v) violate any statute, law or regulation of any jurisdiction relating to the Business.

      2.04 Consents and Approvals. Except as set forth in Schedule 2.04, no consent, approval, authorization, ruling, order of, notice to, or registration with, any Governmental Entity or, except as set forth on Schedule 2.03, any Person that is a party to any Assigned Contract, Material Ceded Reinsurance Contract, Material Assumed Reinsurance Contract or any contract identified on Schedule 3.07 (in each case, with respect to such contract), is required on the part of any Seller in connection with the execution and delivery of this Agreement or the Related Agreements by any Seller party thereto or the consummation by any Seller of the transactions contemplated hereby and thereby.

      2.05 Subject Shares. Schedule 2.05 sets forth the holders of the Subject Shares. Either LNC or Lincoln Life is the holder of record and beneficial owner of its respective Subject Shares free and clear of any Lien. None of the Sellers is a party to any option, warrant, purchase right or other contract or commitment that could require the sale, transfer or other disposition of any of its respective Subject Shares (other than this Agreement). Neither LNC nor Lincoln Life is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of its respective Subject Shares. Upon consummation of the transactions contemplated hereby, Purchaser (or a Purchaser Affiliate) will acquire good, valid and marketable title to the Subject Shares, free and clear of any Lien.

      2.06 Transferred Assets. Each Seller has good title to its respective assets, properties, rights and privileges constituting the Transferred Assets free and clear of any Lien, except for (a) Liens which are identified on Schedule 2.06, or (b) Permitted Liens. Each Seller has complete and unrestricted power and the unqualified right to sell, transfer, convey, assign and deliver to Purchaser (or a Purchaser Affiliate), and upon consummation of the transactions contemplated by this Agreement, Purchaser (or a Purchaser Affiliate) will acquire good, valid and marketable title to all of its respective assets, properties, rights and privileges constituting the Transferred Assets free and clear of any Lien other than any Lien created by Purchaser or any Purchaser Affiliate. Other than the assets and services identified on Schedule 2.06, the Transferred Assets, Seller Real Property Leases and Licensed Computer Programs (together with the assets, properties, rights and privileges of the Purchased Companies) include all the assets, properties, rights and privileges necessary to permit Purchaser to conduct, in all material respects, the Business in the same manner as the Business has been conducted prior to the date hereof.

      2.07 No Brokers. Other than Goldman, Sachs & Co., the fees of which will be paid by Sellers, no broker or finder has acted directly or indirectly for Sellers, nor have Sellers incurred any obligation to pay any brokerage or finder’s fee or other commission, in connection with the transactions contemplated by this Agreement and the Related Agreements.

      2.08 Investment Company. None of the Sellers is an investment company subject to registration and regulation under the Investment Company Act of 1940, as amended.

ARTICLE III
REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANIES
AND OTHER MATTERS

      Sellers hereby represent and warrant to Purchaser as follows:

      3.01 Incorporation and Standing. Each of Purchased Companies: (a) is duly incorporated and validly existing under the laws of its respective jurisdiction of incorporation; (b) has full corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets; and (c) is duly qualified or licensed to do business as a foreign corporation in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its properties or assets or the nature of the business conducted by it makes such qualification necessary.

      3.02 No Conflict or Violation. Except as disclosed in Schedule 3.02, the execution, delivery and performance of this Agreement and the Related Agreements by each Seller party thereto, and the consummation of the transactions contemplated hereby and thereby by each Seller party thereto, in accordance with the respective terms and conditions hereof and thereof will not (a) violate any provision of any Purchased Company’s (i) articles of incorporation, (ii)

by-laws or (iii) other charter or organizational document; (b) result in the creation of any Lien (other than a Permitted Lien) on any assets or properties of any Purchased Company; (c) violate, conflict with or result in the breach of any of the terms of, result in any modification of, accelerate or permit the acceleration of the performance required by, otherwise give any other contracting party the right to terminate, or constitute (with notice or lapse of time, or both) a default under, or give rise to the loss of any benefit under, any agreement to which any Purchased Company is a party or by or to which any Purchased Company or any of their assets or properties may be subject; (d) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any Governmental Entity; or (e) violate any statute, law or regulation of any jurisdiction.

      3.03 Consents and Approvals. Except as set forth in Schedule 3.03, no consent, approval, authorization, ruling, order of, notice to, or registration with, any Governmental Entity or, except as set forth on Schedule 2.03, any Person that is a party to any Assigned Contract, Material Ceded Reinsurance Contract, Material Assumed Reinsurance Contract or any contract identified on Schedule 3.07 (in each case, with respect to such contract), is required on the part of any Purchased Company in connection with the execution and delivery of this Agreement or the Related Agreements by any Seller or Purchased Company party thereto or the consummation by any Seller or Purchased Company party thereto of the transactions contemplated hereby and thereby.

      3.04 Capitalization; Ownership of Stock.

               (a)   Set forth on Schedule 3.04(a) is the capitalization of each of the Purchased Companies.

               (b)   Except as set forth on Schedule 3.04(b), LNC is the holder of record and beneficial owner of all of the outstanding shares of capital stock of Lincoln Bermuda, SER, Linsco, Old Fort, LRRMS, LNMS, LNRM, LNII, LNSS, KLRS and Lincoln China free and clear of any Lien; as of the Closing, LNC will be the holder of record and beneficial owner of all of the outstanding shares of capital stock of KLRS free and clear of any Lien.

               (c)   Lincoln Life is the holder of record and beneficial owner of all of the outstanding shares of capital stock of LNH&C and LNRAC, free and clear of any Lien.

               (d)   Except as set forth on Schedule 3.04(d), the Subject Companies are the holders of record and beneficial owners of all of the outstanding shares of capital stock of the respective Subsidiary Companies (the “Subsidiary Shares”), free and clear of any Lien.

               (e)   None of the Purchased Companies or any Seller is a party to any option, warrant, purchase right or other contract or commitment that could (i) require the sale, transfer or other disposition of any of the Subsidiary Shares or the Subject Shares (other than this Agreement), or (ii) require the issuance of any securities by any of the Purchased Companies. None of the Purchased Companies or any Seller is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of the Subsidiary Shares or the Subject Shares, as applicable.

      3.05 Actions Pending. Except as set forth in Schedule 3.05, there are no outstanding orders, judgments, injunctions, awards or decrees relating to the Business against or involving any Seller or any of the Purchased Companies, or any assets, properties, rights or privileges of any Seller (including the Transferred Assets) or any of the Purchased Companies, by or before any court, arbitrator or administrative or governmental body. Except as set forth in Schedule 3.05, as of the date of this Agreement there is no claim, action, suit, litigation, legal, administrative or arbitration proceeding relating to the Business, whether formal or informal (including, without limitation, any inquiry, claim or notice of intent to institute any matter), which is pending or, to the knowledge of Sellers, threatened against or involving any Seller or any Purchased Company, any assets, properties, rights or privileges of any Seller (including the Transferred Assets) or of any Purchased Company.

      3.06 Licenses and Permits. Schedule 3.06 contains a true and complete list of all material Permits issued to any of (a) the Sellers or their respective Affiliates (other than the Purchased Companies) with respect to the Business or (b) the Purchased Companies, as of the date of this Agreement. Except as set forth in Schedule 3.06, (a) each of the Sellers and their respective Affiliates (other than the Purchased Companies) with respect to the Business and (b) each Purchased Company has all material Permits required by Applicable Law. Except as set forth in Schedule 3.06, (a) each of the Sellers and their respective Affiliates (other than the Purchased Companies) with respect to the Business and (b) each Purchased Company is in material compliance with the terms of the Permits. All policies of insurance issued by (a) any of the Sellers and their respective Affiliates (other than the Purchased Companies) with respect to the Business or (b) any Purchased Company as now in force are, to the extent required under Applicable Law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and which comply in all material respects with applicable insurance regulatory law. Except as set forth in Schedule 3.06, as of the date of this Agreement, there is no suit, proceeding or investigation with respect to revocation, cancellation, suspension or nonrenewal of any Permit, which is pending or, to the knowledge of Sellers, threatened in writing.

      3.07 Contracts. Except as provided in this Section 3.07, Schedule 3.07 lists all of the following contracts (written or oral) to which (a) any of the Sellers or their respective Affiliates (other than the Purchased Companies) with respect to the Business or (b) any of the Purchased Companies is a party:

               (a)   contracts the performance of which is expected to involve consideration payable subsequent to the date of this Agreement in excess of $300,000 in the aggregate or $100,000 in any twelve-month period and which are not terminable on ninety (90) days’ notice or less without penalty or premium;

               (b)   contracts which restrict the ability of any of the Purchased Companies to freely conduct the Business or which contain any covenant not to compete in any line of business, in any geographic area or with any Person;

               (c)   contracts under which any of the Purchased Companies has loaned or borrowed money or guaranteed borrowings of money (excluding (i) investments in publicly traded corporate debt instruments or governmental debt instruments in the ordinary course of business and (ii) any borrowing by any Purchased Company from the Lincoln National Corporation Short-Term Investment Pool);

               (d)   contracts between any of the Purchased Companies, on the one hand, and any Seller or any Affiliates of any Seller (other than any Purchased Companies), on the other hand;

               (e)   contracts pursuant to which any Lien, other than a Permitted Lien, is placed or imposed on any Transferred Asset or any asset of any of the Purchased Companies;

               (f)   contracts under which the Purchased Companies or any Seller are licensors or licensees of Intellectual Property;

               (g)   employment agreements and employee severance agreements with Business Employees or with respect to which any of the Companies have or may have any liability;

               (h)   partnership, joint venture or limited liability company agreements;

               (i)   any indemnification agreement or guarantee; or

               (j)   any other material contract not terminable upon ninety (90) days written notice without penalty or premium.

Schedule 3.07 excludes contracts of assumed or ceded reinsurance, policies of insurance and other contracts constituting products or services sold or administered by the Companies in the ordinary course of business, agency or commission agreements, leases and subleases of real property, licenses and other agreements related to the use of Computer Programs, Business Employee Plans, and the Related Agreements.

               None of (a) the Sellers or their respective Affiliates (other than the Purchased Companies) or (b) the Purchased Companies or, to the knowledge of Sellers, any other party is in breach of or default under any contract identified on Schedule 3.07. Each such contract is in full force and effect and is valid and enforceable in accordance with its terms, subject to the Enforceability Exceptions.

      3.08 Compliance. Each of the (a) Sellers and their respective Affiliates (other than the Purchased Companies) with respect to the Business and (b) the Purchased Companies is in compliance in all material respects with all Applicable Laws. Except as listed on Schedule 3.08, the Sellers and their respective Affiliates (other than the Purchased Companies) with respect to the Business and (b) the Purchased Companies have filed all material reports, statements, documents, registrations, filings or submissions required to be filed with any Governmental Entity. Except as listed on Schedule 3.08, all such registrations, filings and submissions were in compliance in all material respects with Applicable Law when filed or as amended or supplemented, and no material deficiencies that remain unsatisfied have been asserted in writing by any Governmental Entity with respect to such registrations, filings or submissions.

      3.09 Title to Assets. The Purchased Companies have good and marketable title to, a valid leasehold interest in or a valid license or other right to use, the assets, properties, rights and privileges, other than Intellectual Property, reflected on any of the relevant December 31, 2000 balance sheets referred to in Section 3.12 or acquired after the date thereof, free and clear of all Liens other than Permitted Liens. Other than the assets and services identified on Schedule 2.06, the assets, properties, rights and privileges presently owned, leased or licensed by each Purchased Company include all assets, properties, rights and privileges necessary to permit each Purchased Company to conduct, in all material respects, its business in the same manner as such business has been conducted prior to the date hereof.

      3.10 Intellectual Property.

               (a)   Schedule 3.10 contains a true and complete listing of all Intellectual Property. Each of the Purchased Companies has sole, full and clear title and ownership of the applicable Intellectual Property, except for Intellectual Property as to which the applicable Purchased Company is the licensee pursuant to an agreement listed in Section (f) of Schedule 3.07 (the “License Agreements”). Except as set forth in Schedule 5.18(a), the Purchased Companies collectively own or license from third persons all Intellectual Property used in the Business. None of the Purchased Companies has licensed any Intellectual Property or Owned Computer Programs for use by any third persons (including but not limited to Affiliates of LNC) except as disclosed in Section (f) of Schedule 3.07 and, to the knowledge of Sellers no third party is misappropriating, infringing or violating any Intellectual Property.

               (b)   Except as set forth in Schedule 3.10:

(i) all Intellectual Property has been duly maintained, has not been cancelled, expired or abandoned, and to the knowledge of the Sellers, is valid and subsisting, in full force and effect;

(ii) the Sellers have not received notice from any third party regarding any actual or potential infringement by the Companies of any intellectual property of such third party, and the Sellers have no knowledge of any basis for such a claim against the Companies;

(iii) the Sellers have not received notice from any third party regarding any assertion or claim challenging the validity of any Intellectual Property or Owned Computer Programs and the Sellers have no knowledge of any basis for such a claim;

(iv) there exists no event or condition which constitutes or will result in a violation, breach or default by the Sellers of any License Agreement or, to the knowledge of the Sellers, the other party thereto; and

(v) the Sellers take reasonable measures to protect the confidentiality of trade secrets (including trade secrets in any Owned Computer Programs) including requiring third parties having access thereto to execute written nondisclosure agreements.

      3.11 Computer Programs.

               (a)   Schedule 3.11(a) contains a complete and accurate list of all Computer Programs owned by the Companies and, in the case of Sellers, used primarily in the Business (the “Owned Computer Programs”), and identifies the Company (if not a Purchased Company) that owns each such program. Except as set forth in Schedule 3.11(a), the relevant Company has the sole, full and clear title to the Owned Computer Programs, free of all claims, including claims, liens or encumbrances or rights of employees, agents, consultants, customers, licensees, or other parties involved in the development, creation, marketing, maintenance, enhancement or licensing of such computer software, and owns all right to sue and keep any damage awards for any past infringements by any Person of any Owned Computer Programs.

               (b)   Schedule 3.11(b) contains a complete and accurate list of all Computer Programs under which a Company is a licensee, lessee, or otherwise has obtained the right to use the Computer Programs and, in the case of Sellers, used primarily in the Business (the “Licensed Computer Programs”), and identifies the Company (if not a Purchased Company) that has obtained the right to use such program. Each such license, contract or agreement governing the Licensed Computer Programs is hereinafter referred to as the “Licensed Computer Program License.” Except as set forth on Schedule 3.11(b), the relevant Company (i) has the right and license to use each Licensed Computer Program, free and clear of any limitations or encumbrances except as may be set forth in any licenses, contracts or other agreements listed in Schedule 3.11(b) or, in the case of licensed “shrink-wrap” computer software identified as such on Schedule 3.11(b), as may be set forth on the documentation relating to such software; (ii) has the right to use the Licensed Computer Programs, free and clear of any claims of infringement or alleged infringement or other Lien of any kind (other than any Permitted Lien), except for license fees or royalties or other payments required under the terms of the licenses, contracts or other agreements governing the Licensed Computer Programs; (iii) in the case of Licensed Computer Programs licensed by Sellers, has the right to assign to Purchaser without the prior consent of any Person; (iv) in the case of Licensed Computer Programs licensed by a Purchased Company, has the right to continue to use such Licensed Computer Program after the Closing without the prior consent of any Person, and (v) is in compliance in all material respects with all provisions of the Licensed Computer Program Licenses.

      3.12 Financial Statements.

               (a)   Historical Financial Statements.

(i) Sellers have previously delivered to Purchaser true, complete and correct copies of the annual unaudited financial statements (consisting of balance sheets and statements of income and cash flows) as of and for the years ended December 31, 1999 and 2000 of each of LNII, LRRMS, LNMS, Lincoln Barbados, Solutions Re, Lincoln Bermuda, Old Fort, SPRA, Solutions Holding, LNRM, LNSS, Lincoln China, LAL, LNUS and KLRS (collectively, the “GAAP Statements”).

(ii) Sellers have previously delivered to Purchaser true, complete and correct copies of the annual audited financial statements (consisting of balance sheets and statements of income and cash flows) as of and for the years ended December 31, 1999 and 2000, of Lincoln Argentina, including the audit report thereon (the “Lincoln Argentina Statements”).

(iii) Sellers have previously made available to Purchaser the annual audited statutory statements as of and for the years ended December 31, 1999 and 2000 of each of Lincoln Life, Lincoln Barbados, LNH&C and LNRAC, including the audit reports thereon, and the annual statements (consisting of balance sheets and statements of income and cash flows) as of and for the years ended December 31, 1999 and 2000 of each of Lincoln Life, LNH&C, LNRAC and Linsco, including the exhibits, schedules and notes thereto (collectively, the “Statutory Statements”).

(iv) The GAAP Statements, the Lincoln Argentina Statement and the Statutory Statements present fairly, in all material respects, the financial condition and results of operations of the relevant Companies as of and for the periods therein specified, and were prepared in accordance with GAAP, Argentinean professional accounting principles and SAP, respectively, consistently applied, except as expressly set forth within the subject financial statements, including the notes thereto.

(v) The reserves reflected on the Statutory Statements as of the date specified in such statements (A) were determined in accordance with generally accepted actuarial principles, consistently applied, (B) were based on actuarial assumptions that were reasonable in relation to relevant policy and contract provisions, and (C) are in compliance with SAP (it being understood by Purchaser that in making the representation and warranty in this Section 3.12(a)(v) Sellers are not representing and warranting that the reserves referred to therein have been or will be sufficient or adequate for the purposes for which they were established or that reinsurance recoverables taken into account in determining the amount of such reserves will be collectible).

               (b)   Pro Forma Statements.

(i) Sellers have previously delivered to Purchaser pro forma financial statements (consisting of balance sheets and statements of income) of each of Lincoln Life and Lincoln Barbados with respect to the Business as of and for the year ended December 31, 2000 (respectively, the “Lincoln Life Pro Forma Statements” and the “Lincoln Barbados Pro Forma Statements” and together, the “Pro Forma Statements”) in each case, accompanied by supporting documentation.

(ii) Except as set forth on Schedule 3.12(b), the Pro Forma Statements present fairly, in all material respects, the financial condition and results of operations of the Business within Lincoln Life, LAL and Lincoln Barbados as of and for the year ended December 31, 2000 in accordance with

SAP and in a manner consistent with the methodologies utilized in preparing Lincoln Life’s, LAL’s and Lincoln Barbados’s 2000 Statutory Statements.

(iii) The reserves reflected on the Pro Forma Statements as of the date specified in such statements (A) were determined in accordance with generally accepted actuarial principles, consistently applied, (B) were based on actuarial assumptions that were reasonable in relation to relevant policy and contract provisions, (C) are in compliance with SAP, (D) were prepared using methodologies consistent with those utilized in the preparation of the 2000 Statutory Statements of Lincoln Life, LAL and Lincoln Barbados (it being understood by Purchaser that in making the representation and warranty in this Section 3.12(b)(iii) Sellers are not representing and warranting that the reserves referred to therein have been or will be sufficient or adequate for the purposes for which they were established or that reinsurance recoverables taken into account in determining the amount of such reserves will be collectible).

(c) Reference Balance Sheets.

(i) Except as set forth on Schedule 3.12(c), the Reference Balance Sheets present fairly, in all material respects, the financial condition of the Business as of December 31, 2000 in accordance with the accounting principles applicable to the entities represented on the Reference Balance Sheets and in a manner consistent with the methodologies utilized in preparing the 2000 Statutory Statements, the 2000 GAAP Statements (except that the Reference Balance Sheets present the financial position of the Business in LAL on a SAP basis) and the 2000 Argentina Statements.

(ii) The reserves reflected on the Reference Balance Sheets as of the date specified in such statements (A) were determined in accordance with generally accepted actuarial principles, consistently applied, (B) were based on actuarial assumptions that were reasonable in relation to relevant policy and contract provisions, (C) are in compliance with SAP, (D) were prepared using methodologies consistent with those utilized in the preparation of the 2000 Statutory Statements of Lincoln Life, Lincoln Barbados, LNH&C and LNRAC (it being understood by Purchaser that in making the representation and warranty in this Section 3.12(c)(ii) Sellers are not representing and warranting that the reserves referred to therein have been or will be sufficient or adequate for the purposes for which they were established or that reinsurance recoverables taken into account in determining the amount of such reserves will be collectible).

      3.13 Labor Matters. None of Sellers or any of the Purchased Companies is a party to, or bound by, any collective bargaining agreement, contract or other agreement of understanding with a labor union or labor organization affecting the Business Employees. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Sellers, threatened against any Seller or any Purchased Company relating to the Business Employees. To the knowledge of Sellers, there are no organizational efforts with respect to the formation of a collective bargaining unit currently being made or threatened involving any Business Employees. Sellers and the Purchased Companies are in compliance in all material respects with all

Applicable Laws regarding employment, consulting, employment practices, wages, hours and terms and conditions of employment.

      3.14 Taxes. Except as set forth on Schedule 3.14:

               (a)   Each of the Purchased Companies has timely filed all Tax Returns that it was required to file under applicable law and all such Tax Returns were complete and correct in all material respects. Each of the Purchased Companies have, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

               (b)   None of the Purchased Companies has waived any statute of limitations in respect of any Taxes or Tax Returns or agreed to any extension of time with respect to any Tax assessment or deficiency. None of the Purchased Companies has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

               (c)   None of the Domestic Purchased Companies has been a member of any consolidated, affiliated, or combined group of companies other than a group the common parent of which is LNC or an Affiliate of LNC. Each of the Domestic Purchased Companies is a member of the affiliated group of corporations (as defined in Section 1502 of the Code) of which the common parent is LNC or an Affiliate of LNC.

               (d)   The Purchased Companies have established on their books and records adequate reserves for all Taxes and for any liability for deferred income taxes in accordance with GAAP or other applicable generally accepted accounting principles.

               (e)   The Tax Returns of the Purchased Companies and any affiliated, consolidated, combined or unitary group that includes any of the Purchased Companies have either been examined and settled with the appropriate Tax authority or closed by virtue of the expiration of the applicable statute of limitations for all years through and including 1995.

               (f)   No disputes, claims, audits or other administrative proceedings or court proceedings are presently pending or threatened with regard to any Taxes or Tax Returns of the Purchased Companies (other than those being contested in good faith and for which adequate reserves have been established) and no issues have been raised in writing by any Tax authority in connection with any Tax or Tax Return.

               (g)   There are no Tax liens upon any of the (i) Transferred Assets or (ii) assets of the Purchased Companies, in each case except liens for Taxes not yet due and payable.

               (h)   None of the Purchased Companies is required to include in income any adjustment pursuant to section 481(a) of the Code (or similar provision of any other applicable law or regulation) by reason of a voluntary change in accounting method initiated by any of the Purchased Companies, and no taxing authority has proposed in writing any such adjustment or change in accounting method.

               (i)   No amounts payable under any Business Employee Plan (as defined in Section 3.19(a)) or other agreement, contract or arrangement will fail to be deductible for federal income tax purposes by virtue of section 162(m) of the Code.

               (j)   All transactions that could give rise to an understatement of United States federal income Tax (within the meaning of section 6662 of the Code) have been adequately disclosed on the Tax Returns of the Domestic Purchased Companies in accordance with section 6662(d)(2)(B) of the Code.

               (k)   Schedule 3.14 lists all state, local, and foreign Tax Returns filed with respect to any of the Purchased Companies for taxable periods ended after December 31, 1997.

      3.15 Reinsurance Ceded.

               (a)   Insurance Contracts under which any of the Companies has ceded or retroceded to reinsurers (other than Affiliates of the Companies) risks included within the Business as of the date hereof are referred to herein as the “Ceded Reinsurance Contracts”. Schedule 3.15(a)(i) identifies Ceded Reinsurance Contracts accounting for at least fifty percent (50%) of the aggregate amount of reinsurance premiums paid by the Companies under all Ceded Reinsurance Contracts in the year ended December 31, 2000 (“2000 Outbound Reinsurance Premiums”) and any individual Ceded Reinsurance Contract accounting for five percent (5%) of 2000 Outbound Reinsurance Premiums. Schedule 3.15(a)(ii) sets forth summaries of substantially all of the programs under which the personal accident reinsurance included in the Business has been retroceded to parties other than Affiliates of any Company. The Ceded Reinsurance Contracts identified on Schedules 3.15(a)(i) and those described by the summaries included in Schedule 3.15(a)(ii) are referred to herein as the Material Ceded Reinsurance Contracts. Sellers have delivered to Purchaser true and complete copies of those Ceded Reinsurance Contracts identified on Schedule 3.15(a)(i) or, in the case of pool and wheel retrocession treaties, the form of such agreements and a list of participations therein (collectively, the “Material Ceded Reinsurance Contracts”).

               (b)   Except as set forth in Schedule 3.15(b)(i), neither any Company nor the relevant reinsurer has given notice of termination (provisional or otherwise) in respect of any Material Ceded Reinsurance Contract. Neither any Company nor, to the knowledge of Sellers, any such reinsurer is in default in any material respect under any Material Ceded Reinsurance Contract. Except as set forth on Schedule 3.15(b)(ii), each such Material Ceded Reinsurance Contract is in full force and effect and is valid and enforceable in accordance with its terms. Except as set forth in Schedule 3.15(b)(iii), no Material Ceded Reinsurance Contract contains any provision providing that the reinsurer may terminate such agreement by reason of the transactions contemplated by this Agreement. The summaries set forth as Schedule 3.15(a)(ii) are complete and accurate in all material respects.

               (c)   Except as set forth in Schedule 3.15(c), with respect to any Ceded Reinsurance Contract (other than any Material Ceded Reinsurance Contract), (i) neither any Company nor the relevant reinsurer has given notice of termination (provisional or otherwise) in respect of such Ceded Reinsurance Contract, (ii) neither any Company nor, to the knowledge of Sellers, any such reinsurer is in default in any material respect under any such Ceded

Reinsurance Contract, (iii) each such Ceded Reinsurance Contract is in full force and effect and is valid and enforceable in accordance with its terms, and (iv) no such Ceded Reinsurance Contract contains any provision providing that the reinsurer may terminate such agreement by reason of the transactions contemplated by this Agreement, except for such inaccuracies in clauses (i) through (iv) as would not, individually or in the aggregate, have a Material Adverse Effect.

      3.16 Reinsurance Assumed.

               (a)   Insurance Contracts under which any of the Companies has assumed any risk included within the Business from insurers or other reinsurers (other than Affiliates of the Companies) as of the date hereof are referred to herein as the “Assumed Reinsurance Contracts.” Schedule 3.16(a) sets forth for each customer that provided an aggregate of fifty percent (50%) of the in force business based on gross premiums in the year ended December 31, 2000, each Assumed Reinsurance Contract that provides for five percent (5%), on an individual basis, and seventy-five percent (75%), on an aggregate basis, of the aggregate amount of the premiums received from such customer in the year ended December 31, 2000 (the “Material Assumed Reinsurance Contracts”). Sellers have delivered to Purchaser true and complete copies of such Material Assumed Reinsurance Contracts and all amendments thereto.

               (b)   Except as set forth in Schedule 3.16(b)(i), neither any Company nor the relevant reinsured has given notice of termination (provisional or otherwise) in respect of any Material Assumed Reinsurance Contract. Neither any Company nor, to the knowledge of Sellers, any such reinsured is in default in any material respect under any Material Assumed Reinsurance Contracts. Except as disclosed on Schedule 3.16(b)(ii), each such Material Assumed Reinsurance Contract is in full force and effect and is valid and enforceable in accordance with its terms. Except as set forth in Schedule 3.16(b)(iii), no Material Assumed Reinsurance Contract contains any provision providing that the reinsured may terminate such agreement by reason of the transactions contemplated by this Agreement.

               (c)   Except as set forth in Schedule 3.16(c), with respect to any Assumed Reinsurance Contract (other than any Material Assumed Reinsurance Contract), (i) neither any Company nor the relevant reinsured has given notice of termination (provisional or otherwise) in respect of any such Assumed Reinsurance Contract, (ii) neither any Company nor, to the knowledge of Sellers, any such reinsured is in default in any material respect under any such Assumed Reinsurance Contracts, (iii) each such Assumed Reinsurance Contract is in full force and effect and is valid and enforceable in accordance with its terms, and (iv) no such Assumed Reinsurance Contract contains any provision providing that the reinsured may terminate such agreement by reason of the transactions contemplated by this Agreement, except for such inaccuracies in clauses (i) through (iv) as would not, individually or in the aggregate, have a Material Adverse Effect.

      3.17 Absence of Certain Changes. Except (i) as disclosed in Schedule 3.17 or (ii) as expressly contemplated by this Agreement and the Related Agreements, since December 31, 2000 the Business has been conducted in the ordinary course consistent with past practices (including, without limitation, with regard to underwriting, pricing, actuarial and investment policies generally) and there has not been:

               (a)   any incurrence, assumption or guarantee by a Purchased Company of any indebtedness for money borrowed (excluding any borrowing by any Purchased Company from the Lincoln National Corporation Short-Term Investment Pool);

               (b)   any material change in the financial, Tax, underwriting, pricing, claims, risk retention, retrocession, investment or accounting policies of any Company related to the Business, except for any such change as a result of a concurrent change in GAAP or SAP or, in the case of Companies domiciled outside the United States, the applicable accounting principles in their respective jurisdictions of domicile;

               (c)   to the extent payable by a Purchased Company or affecting a Business Employee, any (i) employment, deferred or incentive compensation, severance, retirement or other similar agreement entered into or plan or arrangement established with or with respect to any director, officer or employee (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any director, officer or employee other than in the ordinary course of business and consistent with past practice, or (iii) change in compensation or other benefits payable to any director, officer or employee, other than (A) annual increases in compensation and bonuses made in the ordinary course of business consistent with past practice and (B) changes in benefits required by plans and arrangements under the terms in effect as of December 31, 2000 in the ordinary course of business consistent with past practice;

               (d)   any material transaction or commitment by a Company involving assets or rights of any of the Companies related to the Business other than in the ordinary course of business consistent with past practice (it being agreed that in respect of transactions or commitments that can be measured monetarily, “material” shall mean a transaction or commitment involving the payment or receipt of amounts in excess of $100,000 in any one-year period or $300,000 in the aggregate for purposes of this subsection);

               (e)   any transaction, commitment, contract or agreement related to the Business entered into between a Company and any of its Affiliates other than internal retrocession agreements that would be entirely included within the Business and were the result of a new reinsurance agreement with a third party;

               (f)   any redemption, repurchase or other acquisition of any of the capital stock of any of the Subject Companies;

               (g)   any issuance of any equity securities by any of the Purchased Companies or of any right to purchase any such equity securities or of any securities convertible into any such equity securities;

               (h)   any amendment of any of the organizational documents of any of the Purchased Companies;

               (i)   any termination of any Ceded Reinsurance Contract or Material Assumed Reinsurance Contract;

               (j)   any agreement or commitment (contingent or otherwise) to do any of the foregoing; or

               (k)   any change, event or circumstance that has had a Material Adverse Effect.

      3.18 Business Employees. Schedule 3.18 is a true and complete list of the employees of the Purchased Companies and any other employees of LNC or its Affiliates who spend substantially all of their business time performing services for the Business as of the date hereof (the “Business Employees”), including each such employee’s classification, hire date, current employer, current annual salary and most recent annual bonus awarded.

      3.19 Business Employee Plans.

               (a)   Schedule 3.19(a) contains a list of each plan, program, agreement, arrangement and contract which is sponsored or maintained by or on behalf of any Company or under which any Company is obligated to make, or is allocated a share of, contributions and which provides benefits or compensation to or on behalf of Business Employees or former Business Employees including but not limited to executive arrangements and “employee benefit plans” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). All such plans, programs, arrangements or contracts are referred to herein as “Business Employee Plans.” Sellers have made available to Purchaser the plan documents or other writing constituting each Business Employee Plan and, if applicable, the ERISA summary plan description. Sellers have made available to Purchaser copies of the most recent favorable determination letters for all Business Employee Plans qualified under Section 401(a) of the Code.

               (b)   All Business Employee Plans have been administered and operated in material compliance with the requirements of ERISA and the Code, to the extent applicable, and all other Applicable Laws. Each Business Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service stating that it is so qualified, and such determination letter has not been revoked. There have been no “prohibited transactions” within the meaning of Section 406 of ERISA involving any of the Business Employee Plans that could subject any Company to any penalties or taxes.

               (c)   All required contributions to Business Employee Plans have been made within the timeframes required by Applicable Law and the terms of any Business Employee Plan. Neither any Purchased Company, their subsidiaries nor any trade or business that, together with any Purchased Company or any of their subsidiaries, would be deemed a “single employer” under Section 4001(b) of ERISA (an “ERISA Affiliate”) has any liability under Title IV of ERISA (other than for the payment of premiums to the Pension Benefit Guaranty Corporation). Neither any Purchased Company nor any of their subsidiaries participates in any multiemployer plan (as defined in Section 3(37) of ERISA), nor has any Purchased Company, their subsidiaries or any ERISA Affiliate incurred any withdrawal liability to a multiemployer plan that has not been satisfied in full.

               (d)   Except as set forth in Schedule 3.19(d), the performance of the transactions contemplated by this Agreement will not constitute an event under any Business Employee Plan that may reasonably be expected to result in any payment, acceleration, vesting or increase in compensation or benefits with respect to any Business Employee or former Business Employee that may result in any liability to the Purchased Companies, Purchaser or any of their Affiliates. No amounts payable under the Business Employee Plans will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

      3.20 Real Property.

               (a)   The Purchased Companies own no real property; no real property is included in the Transferred Assets.

               (b)   Schedule 3.20(b) lists all leases, subleases, licenses or other agreements or occupancy rights (whether written or oral) pursuant to which any Purchased Company occupies real property (the “Company Real Property Leases”) or any Seller occupies real property that is used primarily in the Business (the “Seller Real Property Leases”, and together with the Company Real Property Leases, the “Real Property Leases”). The relevant Company has a good and valid leasehold interest with respect to the real property leased, subleased or licensed pursuant to each of such Real Property Leases, free and clear of all Liens (other than Permitted Liens). The relevant Company’s use of the premises under the Real Property Leases is in compliance, in all material respects, with all zoning, fire, health, building, handicapped persons, sanitation, use, occupancy and other Applicable Laws, and, to the knowledge of Sellers, none of the relevant Companies has received any citation, subpoena, summons or other written notice from any Governmental Entity alleging any such non-compliance. None of the Companies or any of their Affiliates or, to the knowledge of the Sellers, any other party is in breach of or default under any such lease or sublease. Sellers have made available to Purchaser a copy of each lease, sublease or license listed in Schedule 3.20(b).

      3.21 Environmental Matters. To the knowledge of Sellers, (i) there is not and has not been any Environmental Condition at, under or in or originating from any premises or property currently or formerly owned, leased, operated, or used by any of the Purchased Companies for which the Purchased Companies have any legal responsibility, (ii) none of the Purchased Companies is subject to any Governmental Order arising under Environmental Laws, (iii) the Purchased Companies and the leased real properties listed in Schedule 3.20(b) are in compliance in all material respects with applicable Environmental Laws, and (iv) none of the Purchased Companies has received any notice alleging that it is or may be liable for any Environmental Condition at any location that has not been fully resolved.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser hereby represents and warrants to Sellers as follows:

      4.01 Incorporation and Standing. Purchaser and each Purchaser Affiliate is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation.

      4.02 Authorization. Purchaser and each Purchaser Affiliate has full corporate power and authority to enter into this Agreement and the Purchaser Related Agreements, as applicable, and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Purchaser Related Agreements and the performance by Purchaser and each

Purchaser Affiliate of its obligations under this Agreement and the Purchaser Related Agreements have been duly and validly authorized and approved by all requisite corporate action of Purchaser and each Purchaser Affiliate, as applicable, and no other acts or proceedings on the part of Purchaser or any Purchaser Affiliate are necessary to authorize the execution, delivery and performance of this Agreement or the Purchaser Related Agreements or the transactions contemplated hereby and thereby. Assuming due authorization by Sellers, this Agreement constitutes, and the Purchaser Related Agreements will constitute, legal, valid and binding obligations of Purchaser and each Purchaser Affiliate, as applicable, enforceable in accordance with their terms subject to the Enforceability Exceptions.

      4.03 No Conflict or Violation. Except as disclosed in Schedule 4.03, the execution, delivery and performance of this Agreement and the Purchaser Related Agreements and the consummation of the transactions contemplated hereby and thereby by Purchaser and each Purchaser Affiliate, as applicable, in accordance with the respective terms and conditions hereof and thereof will not (i) violate any provision of Purchaser’s or such Purchaser Affiliate’s (a) articles of incorporation, (b) by-laws or (c) other charter or organizational document; (ii) except as would not impair Purchaser’s ability to perform its obligations under this Agreement or Purchaser Related Agreements, violate, conflict with or result in the breach of any of the terms of, result in any modification of, accelerate or permit the acceleration of the performance required by, otherwise give any other contracting party the right to terminate, or constitute (with notice or lapse of time, or both) a default under, any agreement to which Purchaser or such Purchaser Affiliate is a party or by or to which it or any of its assets or properties may be subject; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any Governmental Entity, binding upon Purchaser or such Purchaser Affiliate, or upon the assets or business of Purchaser or such Purchaser Affiliate; or (iv) violate any statute, law or regulation of any jurisdiction as each statute, law or regulation relates to Purchaser or such Purchaser Affiliate or to the assets or business of Purchaser or such Purchaser Affiliate.

      4.04 Consents and Approvals. Except as set forth in Schedule 4.04, no consent, approval, authorization, ruling, order of, notice to, or registration with, any Governmental Entity is required on the part of Purchaser or any Purchaser Affiliate in connection with the execution and delivery of this Agreement or the Purchaser Related Agreements, as applicable, or the consummation by Purchaser or any Purchaser Affiliate of the transactions contemplated hereby or thereby.

      4.05 Actions Pending. Except as set forth in Schedule 4.05, there is no action, suit, investigation or proceeding pending or, to the knowledge of Purchaser, threatened against Purchaser or any Purchaser Affiliate, or any properties or rights of Purchaser or any Purchaser Affiliate, by or before any court, arbitrator or administrative or governmental body, which action, suit, investigation or proceeding, if adversely determined, would materially impair the ability of Purchaser or any Purchaser Affiliate to perform its obligations under this Agreement or the Purchaser Related Agreements, as applicable.

      4.06 No Brokers. Other than Morgan Stanley & Co. Incorporated, the fees of which will be paid by Purchaser, no broker or finder has acted directly or indirectly for Purchaser, nor has the Purchaser incurred any obligation to pay any brokerage or finder’s fee or other commission, in connection with the transactions contemplated by this Agreement and the Related Agreements.

      4.07 Investment Intent of Purchaser. The Subject Shares will be acquired by Purchaser for its own account and not for the purpose of a distribution. Purchaser will refrain from transferring or otherwise disposing of any of the Subject Shares acquired by it, or any interest therein, in such manner as to violate any registration provision of the Securities Act, or any applicable state securities law regulating the disposition thereof. Purchaser agrees that the certificates representing the Subject Shares may bear legends to the effect that the Subject Shares have not been registered under the Securities Act, or such other state securities laws, and that no interest therein may be transferred or otherwise disposed of in violation of the provisions thereof.

      4.08 Investment Company. Purchaser is not an investment company subject to registration and regulation under the Investment Company Act of 1940, as amended.

      4.09 Financing. Purchaser has or will have available at the Closing sufficient cash to consummate the transactions contemplated by this Agreement and the Related Agreements and to pay all related fees and expenses required to be paid by Purchaser hereunder and thereunder.

      4.10 Licenses and Permits. Schedule 4.10 contains a true and complete list of all material Permits issued to Purchaser as of the date of this Agreement. Except as listed on Schedule 4.10, Purchaser has all material Permits necessary to (a) conduct the Business in the manner and in the areas in which the Business is presently being conducted, and (b) perform the obligations under this Agreement and each of the Purchaser Related Agreement, and Purchaser is in material compliance with the terms of such material Permits. Except as set forth in Schedule 4.10, as of the date of this Agreement, there is no suit, proceeding or investigation with respect to revocation, cancellation, suspension or nonrenewal of any Permit, which is pending or, to the knowledge of Purchaser, threatened in writing, in any such case except where such a revocation, cancellation, suspension or nonrenewal would not impair Purchaser’s ability to perform its obligations under this Agreement or Purchaser Related Agreements.

ARTICLE V
COVENANTS

      5.01 Conduct of Business. Except as otherwise expressly provided in this Agreement or the Related Agreements or as expressly required to consummate the transactions contemplated hereby and thereby, during the period from the date hereof through the Closing Date (unless Purchaser shall otherwise approve in writing, such approval not to be unreasonably withheld, conditioned or delayed) each Seller with respect to the Business and each Purchased Company:

              (a)   shall exercise its reasonable best efforts to maintain itself at all times in all material respects as a corporation duly organized, validly existing, in good standing, and duly qualified to conduct the Business;

              (b)   shall conduct the Business in the ordinary course consistent with past practice and it shall exercise its reasonable best efforts not to commit any act which constitutes a material breach of or default under any contract, agreement, plan, lease, policy, or Permit or fail to comply in any material respect with any Applicable Laws;

              (c)   shall use its reasonable best efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, reinsurers, agents, brokers, distributors, creditors, lessors, employees and business associates;

              (d)   shall not transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any assets, properties, rights or privileges other than transactions involving investment portfolio assets in the ordinary course of business consistent with past practice;

              (e)   shall not pay, discharge or satisfy any claims, liabilities or obligations (absolute, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms;

              (f)   shall not enter into any agreement containing any provision or covenant limiting in any material respect its ability to (i) sell any products or services of or to any other Person, (ii) engage in any line of business or (iii) compete with or to obtain products or services from any Person or limiting the ability of any person to provide products or services;

              (g)   shall not enter into any contract that would constitute an Assigned Contract, other than in the ordinary course of business consistent with past practice;

              (h)   shall not acquire any asset that would constitute a Transferred Asset other than in the ordinary course of business consistent with past practice;

              (i)   shall not sell, transfer, pledge or otherwise convey or dispose of any of the Transferred Assets other than in the ordinary course of business consistent with past practice;

              (j)   shall not terminate, or in any manner material thereto modify, amend or waive compliance with, any provision of any of the Insurance Contracts other than in the ordinary course of business consistent with past practice;

              (k)   shall not enter into any new reinsurance agreements relating to the Business other than in the ordinary course of business consistent with past practice;

              (l)   shall not change any of its or their accounting principles, practices, methods or policies (including, without limitation, any reserving methods, practices or policies) used by it or them, except as may be required as a result of a change in Applicable Law, GAAP or SAP;

              (m)   shall not cancel any debts or waive any claims or rights;

              (n) shall not effect any transactions with any Affiliates, other than (i) pursuant to arrangements existing as of the date hereof and (ii) internal retrocession agreements that would be entirely included within the Business and are the result of a new reinsurance agreement with a third party;

              (o)   except as previously disclosed in writing by Lincoln Life to Purchaser, shall not directly or indirectly, allow, encourage, initiate, solicit or otherwise facilitate the transfer of Business Employees to positions not involved in the Business;

              (p)   shall not terminate, cancel or amend any insurance coverage maintained by it with respect to any material assets which is not replaced by a comparable amount of insurance coverage or is not deemed necessary in its reasonable judgment;

              (q)   shall not (i) make a request for a Tax ruling from any taxing authority or enter into a closing agreement, (ii) settle or compromise any material claim, action, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes other than in the ordinary course consistent with past practice, or (iii) change in any material respect any of its methods of reporting income, deductions or accounting for tax purposes, except as may be required by applicable law;

              (r)   shall not (i) adopt any plan that would constitute a Business Employee Plan or amend any Business Employee Plan, (ii) enter into any agreement or arrangement (written or oral) with any Business Employee regarding his or her employment, compensation or benefits, (iii) increase the compensation or fringe benefits of Business Employees by an amount greater than six percent (6%) in the aggregate on an annualized basis for all Business Employees as a group, or (iv) increase (other than as a result of a compensation increase permitted by the preceding clause) the amount of severance payable to any Business Employee; and

              (s)   shall not authorize or enter into an agreement (written or oral) or arrangement of any kind to do any of the foregoing.

      5.02 Expenses. Regardless of whether any or all of the transactions contemplated by this Agreement are consummated, and except as otherwise expressly provided herein, Purchaser and Sellers shall each bear their respective direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement, the Related Agreements and the consummation of the transactions contemplated hereby or thereby.

      5.03 Access; Certain Communications. Between the date of this Agreement and the Closing Date, subject to any Applicable Law relating to antitrust, employment or privacy issues, Sellers shall (and shall cause the Purchased Companies to) afford to Purchaser and its authorized agents and representatives access, upon reasonable notice and during normal business hours, to all contracts, documents and information of or relating to the assets, liabilities, business, operations and other aspects of the Business. In the event that any Purchaser request for such access would not violate any Applicable Law relating to employment or privacy if a waiver were obtained from an employee, Sellers shall use commercially reasonable efforts to obtain such a waiver. Sellers shall cause the Business Employees and other employees of Sellers and their Affiliates to provide reasonable assistance to Purchaser in Purchaser’s investigation of matters relating to the transactions contemplated hereby; provided, however, that Purchaser’s investigation shall be conducted in a manner which does not interfere with the Companies’ normal operations, customers and employee relations. Without limiting any of the terms thereof, the terms of the Confidentiality Agreement shall govern Purchaser’s and its agents’ and representatives’ obligations with respect to all confidential information with respect to the

Business, Sellers and the Purchased Companies and their respective Affiliates and other related Persons, which has been provided or made available to them at any time, including during the period between the date of this Agreement and the Closing Date.

      5.04 Regulatory Matters; Third Party Consents.

              (a)   Sellers and Purchaser shall cooperate and use commercially reasonable efforts to obtain all consents, approvals and agreements of, and to give and make all notices and filings with, any Governmental Entity necessary to authorize, approve or permit the consummation of the transactions contemplated by this Agreement, the Related Agreements and any other agreements contemplated hereby or thereby, including, without limitation, as set forth on Schedules 2.04, 3.03 and 4.04. Purchaser and Sellers will provide each other and their counsel the opportunity to review in advance and comment on all such filings with any Governmental Entity. Purchaser and Sellers will keep each other informed of the status of matters relating to obtaining the regulatory approvals specified in Schedules 2.04, 3.03 and 4.04. It is expressly understood by the parties hereto that each party hereto shall use commercially reasonable efforts to ensure that representatives of both Purchaser and Sellers shall have the right to attend and participate in any hearing, proceeding, meeting, conference or similar event before or with a Governmental Entity or other organization relating to this Agreement or a Related Agreement. In furtherance of the foregoing, Purchaser and Sellers shall provide each other reasonable advance notice of any such hearing, proceeding, meeting, conference or similar event. The notice required to be given under this Section 5.04 shall be given to representatives of Sellers or Purchaser entitled to receive notices hereunder.

              (b)   Sellers and Purchaser shall cooperate and use commercially reasonable efforts to obtain all consents, approvals and agreements of, and to give and make all notices and filings with, any Person required in connection with the execution and delivery of this Agreement or any of the Related Agreements or the consummation of the transactions contemplated hereby or thereby, including without limitation those set forth on Schedules 2.03, 2.04, 3.02, 3.03, 4.03 and 4.04. In the event and to the extent that Sellers and Purchaser are unable to obtain any required consents, approvals or agreements of any such Person (i) Sellers shall use commercially reasonable efforts in cooperation with Purchaser to (A) provide or cause to be provided to Purchaser the benefits of any agreement with any such Person, and (B) enforce for the account of Purchaser any rights of Sellers arising from any such agreement, and (ii) Purchaser shall use commercially reasonable efforts to perform the obligations of Sellers arising under any such agreement, to the extent that, by reason of the transactions consummated pursuant to this Agreement or otherwise, Purchaser has control over the resources necessary to perform such obligations. If and when any such consent, approval or agreement shall be obtained, the applicable Seller shall promptly assign all of its rights and obligations thereunder to Purchaser without the payment of further consideration and Purchaser shall, without the payment of any further consideration therefor, assume such rights and obligations and the applicable Seller shall be relieved of any and all obligation or liability hereunder.

      5.05 Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall, at or prior to the Closing Date, use its commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the transactions contemplated hereby.

      5.06 Notification of Certain Matters.

              (a)   Each party shall give prompt notice to the other party of (i) the occurrence, or failure to occur, of any event or the existence of any condition, fact, state of circumstances, development, action or omission that (A) has had or could reasonably be expected to have a Material Adverse Effect, or (B) has caused or could reasonably be expected to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time after the date of this Agreement, up to and including the Closing Date (except to the extent such representations and warranties are given as of a particular date or period and relate solely to such particular date or period), and (ii) any failure on its part to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

              (b)   Sellers shall, no less than three (3) days prior to the Closing, by written notice to Purchaser, provide or supplement any Schedule to reflect any change or event that occurs after the date of this Agreement; provided, that such supplemental Schedules shall not be deemed to cure any breach of any of Sellers’ representations or warranties for purposes of Section 7.01.

              (c)   Each party shall use commercially reasonable efforts to cause the conditions set forth in Article VII to be satisfied.

      5.07 Maintenance and Transfer of Records. Through the Closing Date, Sellers shall, and shall cause the applicable Companies to, maintain the Books and Records in all material respects in the same manner and with the same care that the Books and Records have been maintained prior to the execution of this Agreement. At the Closing, Sellers will transfer the Books and Records to Purchaser. From and after the Closing Date, each of the parties hereto shall permit any other party hereto reasonable access to any applicable Books and Records in its possession, to the extent that the requesting party has a reasonable business purpose for requesting such access. Notwithstanding any other provision of this Section 5.07, access to any Books and Records may be denied to the requesting party if the other party is required under any Applicable Law relating to antitrust, employment or privacy issues to deny such access. In the event that any Purchaser request for such access would not violate any Applicable Law relating to employment or privacy if a waiver were obtained from an employee, Sellers shall use commercially reasonable efforts to obtain such a waiver.

      5.08 Employee Matters.

              (a)   Business Employees.

(i) With respect to each Business Employee who, as of the Closing Date, is employed by any of the Purchased Companies (including any such employee absent as of such date from active service for any reason, including, but not limited to, disability or leave of absence but excluding any terminated employee receiving severance), subject to any employment contract between a Purchased Company and any such employee, Purchaser shall cause each such Business Employee’s employer to continue to employ such Business Employee in a position that is substantially similar to that held with the Business as of the Closing Date, at a salary (and with commissions, where applicable) substantially equivalent to that provided as of such date; provided, however, that nothing herein is intended to, or shall, require such employer to continue to employ any such employee for any period of time or to continue to maintain any term or condition of employment, including, without limitation, the position, title, compensation, location or employer, with respect to any such employee or otherwise to treat any such employee on any other basis than as an employee-at-will. The Business Employees described in this Section 5.08(a)(i) and any other Business Employee who accepts an offer of employment with Purchaser as described in Section 5.08(a)(ii) are collectively referred to herein as the “Transferred Employees.”

(ii) With respect to each Business Employee who is employed by LNC or any of its Affiliates (other than any Purchased Company) as of the Closing Date (including any such employee absent as of such date from active service for any reason, including, but not limited to, disability or leave of absence, but excluding any terminated employee receiving severance), Purchaser may offer to continue to employ such Business Employee. With respect to any such Business Employee who becomes entitled to severance under Sellers’ severance arrangements as in effect on the date hereof (which arrangements are described on Schedule 5.08(a)(ii) (the “Sellers’ Severance Plans”) within sixty (60) days after the end of the period for which transition services are provided in accordance with Section 5.09, Purchaser shall reimburse LNC and its Affiliates (other than any Purchased Company) for the cost of severance, outplacement, and continuation of medical coverage and any other benefits due to such employees under the Sellers’ Severance Plans, on a net Tax-affected basis; provided, however, that, with respect to severance and related benefits payable to any such Business Employee under any Sellers’ Severance Plan maintained outside the United States, the reimbursement to LNC and its Affiliates with respect to any such Business Employee shall not exceed the cost of benefits that would have been payable to such Business Employee had such Business Employee been covered under equivalent Sellers’ Severance Plans maintained in the United States.

            (b)   Retirement and Benefit Plans. Effective as of the Closing Date, Purchaser shall allow Transferred Employees to participate in existing benefit and retirement plans of Purchaser or an Affiliate of Purchaser (the “Purchaser Plans”).

            (c)   Group Health Plans. Effective as of the Closing Date, the Transferred Employees shall receive credit under the Purchaser Plans that are group health plans for any deductibles paid prior to the Closing Date for the remainder of the plan year that included the Closing Date. Purchaser or its Affiliates shall cause any eligibility waiting period, pre-existing condition exclusion, or evidence-of-insurability requirement under any Purchaser Plan providing health coverage to be waived with respect to any Transferred Employee who participates in such Purchaser Plan.

            (d)   Severance Arrangements. Effective as of the Closing Date and until December 31, 2003, Purchaser shall cause the Purchased Companies to adopt, maintain and agree to perform, for the benefit of all Transferred Employees, plans substantially identical to Sellers’ Severance Plans to the extent that they apply to Transferred Employees; provided, however, that, to the extent any Transferred Employee becomes entitled to benefits under any such severance plan of Purchaser maintained outside the United States, the cost of which exceeds the cost of benefits that would have been payable to such Transferred Employee had such Transferred Employee been covered under an equivalent Sellers’ Severance Plan maintained in the United States, provided that such severance plan of Purchaser is substantially identical to the Sellers’ Severance Plan under which such Transferred Employee was covered before Closing, Sellers shall reimburse Purchaser for such excess cost on a net Tax-affected basis. Without limiting the foregoing, Purchaser shall be responsible and assume all liability for all salary and benefit continuation and/or severance payments relating to any Transferred Employee that may be payable as a result of any termination of employment of any such Transferred Employee on or following the Closing or the transactions contemplated by this Agreement, and for all notices, payments, fines or assessments due to any government authority pursuant to any Applicable Law with respect to the employment, discharge or layoff of Transferred Employees on or following the Closing, including but not limited to any such liabilities imposed pursuant to the Worker Adjustment and Retraining Notification Act and any rules or regulations that have been issued in connection with any of the foregoing. Without limiting the foregoing, Purchaser shall cause LNRAC to comply with the Supplemental Severance Plan for Eligible Employees of Lincoln National Reassurance Company in accordance with its terms. If requested by Purchaser prior to the Closing, Sellers shall, as soon as practicable following Purchaser’s request, deliver to any Business Employee designated by Purchaser the notice required by the Worker Adjustment and Retraining and Notification Act (and any similar state or local laws) informing such Business Employee that such employee’s employment is expected to be terminated on a date which Purchaser shall specify. Sellers may inform any such Business Employee that the contemplated termination is contingent upon the occurrence of the Closing. In the event the Closing does not occur, Purchaser shall reimburse Sellers for the cost of mailing the above-described notices.

            (e)   Business Employee Plans. Prior to the Closing Date, Sellers shall take all necessary and appropriate actions so that, effective as of the Closing, each Purchased Company shall cease to participate in any Business Employee Plan other than the Supplemental Severance Plan for Eligible Employees of Lincoln National Reassurance Company or any payroll practice, employment policy or similar arrangement. Sellers shall cause all benefits due and payable to Transferred Employees under any Retained Business Employee Plans to be paid to such Transferred Employees in accordance with the terms of the applicable Retained Business Employee Plans.

            (f)   Assumed Obligations; Credited Service. Purchaser shall assume and agree to perform, or cause the Purchased Companies to perform, the accrued obligations of LNC or its Affiliates to the Transferred Employees as of the Closing Date with respect to paid time off. Purchaser shall provide credit under the Purchaser Plans in which Transferred Employees participate for each such Transferred Employee’s service up to the Closing Date with LNC or its

Affiliates or service otherwise credited with LNC or its Affiliates (to the same extent as if such service had been performed for Purchaser, the Purchased Companies or any Affiliate), for purposes of eligibility and vesting, and benefit entitlements for purposes of vacation, sick days, severance, short term and long term disability and service awards (except to the extent that such provision of credit would result in duplication of benefits). In addition, Purchaser shall provide credit for each Transferred Employee’s service up to the Closing Date with LNC or its Affiliates or service otherwise credited with LNC or its Affiliates (to the same extent as if such service had been performed for Purchaser, the Purchased Companies or any Affiliate) for purposes of benefit accrual and early retirement eligibility under the Purchaser Plans that are defined benefit pension plans (whether qualified or nonqualified) in which such Transferred Employee is eligible to participate; provided, however, that (i) the benefit accrued with respect to such past service for any Transferred Employee shall be calculated applying the benefit formula in effect as of the Closing under the LNC Employees’ Retirement Plan, LNC Employees’ Supplemental Pension Benefit Plan, and LNC Executives’ Excess Compensation Pension Benefit Plan, or, to the extent applicable with respect to any such Transferred Employee, such other Business Employee Plans that are defined benefit pension plans and that are maintained outside the United States (the “LNC Defined Benefit Plans”), (ii) the early retirement reduction factors applied to the past service accrued benefit for any such Transferred Employee determined under clause (i) shall be the early retirement reduction factors in effect as of Closing under the LNC Defined Benefit Plan in which such Transferred Employee participated as of Closing, and (iii) the benefit payable under the Purchaser Plans for any such Transferred Employee shall be offset by the benefit payable under the LNC Defined Benefit Plan in which such Transferred Employee participated as of Closing.

            (g)   No Third Party Beneficiaries. The terms of this Section 5.08 shall not confer any rights or remedies upon any Business Employee or Transferred Employee or any other Person or any Governmental Entity other than the parties hereto.

            (h)   Payment of Excise Taxes. If any Transferred Employee receives a payment or benefit as a result of, or in connection with, the consummation of the transactions contemplated by this Agreement or any Related Agreement, which results in the imposition on such Transferred Employee of an excise tax pursuant to Section 4999 of the Code (the “Excise Tax”), within twenty (20) Business Days following the imposition of such Excise Tax, Sellers shall pay to such Transferred Employee an additional amount equal to the amount of such Excise Tax (the “Additional Amount”) plus any federal, state, local or excise taxes imposed on such Additional Amount.

            (i)   Purchaser shall assume and agree to perform, or cause the Purchased Companies to agree to perform, any employment contract between a Purchased Company and a Business Employee who is employed by any of the Purchased Companies as of the Closing Date.

      5.09 Transition Services. The parties hereto agree to negotiate in good faith and execute prior to or in connection with the Closing, a Transition Services Agreement consistent with the terms set forth in Exhibit H.

      5.10 Intercompany Balances; Certain Reinsurance Treaties.

            (a)   Prior to the Closing, Sellers will cause all accounts receivable and accounts payable (including the principal amount and interest, if any, due thereon but excluding any accounts receivable and payable pursuant to any reinsurance treaties) between any of the Purchased Companies, on the one hand, and Sellers or any of their Affiliates (other than the Purchased Companies), on the other hand, to be settled in full, except for balances arising in the ordinary course of business in accordance with practices and procedures in effect as of the date of this Agreement, that have been outstanding for less than three months (which balances shall be subject to the adjustments contemplated by Section 1.05 and settled in full promptly following the final determination of the Adjusted Surplus and Equity under such Section without regard to the $1,000,000 threshold set forth in Section 1.05(g)). Prior to the Closing, Sellers will either (i) ensure that all accounts receivable and accounts payable (including the principal amount and interest, if any, due thereon but excluding any accounts receivable and payable pursuant to any reinsurance treaties) between each and all of the Purchased Companies net to zero, or (ii) cause all such accounts to be settled in full.

            (b)   Prior to the Closing, Sellers will use commercially reasonable efforts to obtain the approval of any Governmental Entity required in order to novate that certain Indemnity Reinsurance Agreement effective as of December 31, 1997, between Lincoln Assurance Limited and Old Fort to Lincoln Barbados so that Old Fort will have no rights or obligations thereunder.

            (c)   Sellers shall cause that certain Reinsurance Agreement between Lincoln Barbados and Lincoln Bermuda effective as of January 31, 1995 to be terminated and the business ceded thereunder recaptured by Lincoln Barbados so that Lincoln Bermuda will have no rights or obligations thereunder.

      5.11 Computer Programs.

            (a)   With respect to each Licensed Computer Program, Sellers will use commercially reasonable efforts to (i) obtain any consents required as a result of a change of control of the Purchased Companies that may be necessary under any license agreement with respect thereto that is currently in the name of any of the Purchased Companies, or (ii) assign to the applicable Purchased Company or Purchased Companies or, in the case of Licensed Computer Programs primarily used in the Business by a Company other than a Purchased Company, assign to an appropriate entity selected by Purchaser, the license agreement under which the Licensed Computer Program is currently used by the Companies, or (iii) obtain on behalf of the Purchased Companies using such programs a separate license agreement to use such programs. In the event that any Seller or any Affiliate of any Seller required the continued use of any Licensed Computer Program being assigned pursuant to clause (ii) of the preceding sentence, Sellers may seek the right to retain or procure a license to do so so long as obtaining such right or license does not interfere with Purchaser’s right to use such license.

            (b)   In the case of the Licensed Computer Programs, Sellers shall only be obligated to use commercially reasonable efforts (without paying any fee to any Person) to obtain for the Purchased Companies or, in the case of Licensed Computer Programs primarily used in the Business by a Company other than a Purchased Company, assign to an appropriate entity selected by Purchaser, rights to use such programs solely in connection with the Business and for such duration and under such conditions and within such territories as provided in the underlying license agreement in effect as of the Closing Date, and, if such programs are licensed on the basis of seats, machines or other similar measurement, only to obtain the right to such numbers of licenses as are reasonably needed for the conduct of the Business as of the Closing Date.

            (c)   Sellers shall have no further obligation to Purchaser or the Purchased Companies if, after having used commercially reasonable efforts as provided in this Section, they are unable to obtain rights described in this Section 5.11, or if such rights are subject to conditions in addition to or that are more burdensome than conditions applicable under license agreements currently held by Sellers and their Affiliates, including the Purchased Companies. Provided Sellers’ representations are true and accurate, Sellers’ sole obligations to the Purchased Companies with respect to the Licensed Computer Programs shall be those described in this Section 5.11.

            (d)   Each party shall bear its own costs of reviewing and negotiating any agreements required for the implementation of this Section 5.11. Sellers shall keep Purchaser informed as to the general progress of negotiations with each of the licensors and Purchaser shall have the right to participate in such negotiations at its election.

            (e)   The Purchased Companies (and Purchaser, if Purchaser is a party to any applicable license agreement or assignment) shall be exclusively responsible for payment of continuing seat charges, upgrade and maintenance fees, and for performance of other contractual obligations arising with respect to use by the Purchased Companies after the Closing Date of the Computer Programs licensed or assigned to the Purchased Companies and Purchaser pursuant to this Section 5.11.

      5.12 Real Property Leases.

            (a)   1700 Magnavox Way Lease. Prior to the Closing Date, Lincoln Life and Purchaser shall use commercially reasonable efforts to negotiate with the landlord under that certain Lease and Agreement, dated as of August 1, 1984, by and between Lincoln Life (as successor-in-interest to Lincoln National Pension Insurance Company) and Clinton Street Limited Partnership for the leased premises located at 1700 Magnavox Way, Fort Wayne, Indiana 46804 (the “Lease Agreement”) so that Lincoln Life, Purchaser and the landlord will enter into an assignment and novation agreement to substitute Purchaser for Lincoln Life under the Lease Agreement and to terminate the guaranty by LNC of Lincoln Life’s obligations thereunder. If the parties enter into such assignment and novation agreement, Purchaser shall simultaneously enter into a sublease agreement with Lincoln Life on terms and conditions reasonably acceptable to both parties for Lincoln Life to continue the use of the LNC data center as it is currently used. If the parties are unable to enter into an assignment and novation agreement with the landlord on terms and conditions reasonably acceptable to Sellers and Purchaser, Lincoln Life shall enter into a sublease agreement with Purchaser on or prior to the Closing Date for the “Primary Term” (as defined in the Lease Agreement) under which Purchaser will pay to Lincoln Life its pro rata share of all rent and costs under the Lease

Agreement for all space other than that used by the LNC data center and under such other terms and conditions as are reasonably acceptable to both parties.

            (b)   Seller Real Property Leases. With respect to each Seller Real Property Lease other than the Lease Agreement, the lessee (any Seller or an Affiliate) shall assign, sublease or license to Purchaser or one or more of the Purchased Companies (as determined by Purchaser) all of the lessee’s interest in such lease. The assignment, sublease or license will provide that occupancy of such real property pursuant thereto shall be subject to the terms of the relevant lease and shall be at a rental equal to all rental and other charges provided in such lease. Such assignment, sublease or license shall be in a form reasonably acceptable to Sellers and Purchaser. In addition, Purchaser or an Affiliate of Purchaser reasonably acceptable to the lessor will assume the proportion of all guarantees or other credit enhancements with respect to the lease made by Sellers and Sellers’ Affiliates or otherwise required by the landlord with respect to each real property.

            (c)   Failure to Obtain Landlord Consents. If, after commercially reasonable efforts by Sellers to obtain landlord consents to lease assignments, subleases and licenses described in Section 5.12(b) or to obtain landlord consents to a change of control of the Purchased Companies with respect to the Company Real Property Leases, such consents are not granted or are subject to price or other conditions deemed unreasonably burdensome by Purchaser or Sellers, Purchaser agrees to cause the Companies to vacate any applicable real property as soon as reasonably practicable, but in no event later than ninety (90) Business Days after the later of the (i) the Closing Date, or (ii) the date on which such negotiations with respect to such consent are terminated. All costs of relocating Business Employees pursuant to this subsection, including rental charges for replacement premises, shall be borne by Purchaser.

      5.13 Outbound Reinsurance. Purchaser shall make Sellers whole for any amount not recovered under the Ceded Reinsurance Contracts. Sellers will cooperate with Purchaser and assist Purchaser in the collection of such amounts.

      5.14 Quarterly Financial Information of the Companies.

            (a)   From the date hereof through the Closing Date, Sellers shall make available to Purchaser, when completed, the unaudited balance sheets as of the end of, and unaudited income statements for, each fiscal quarter of LRRMS, LNMS and LNII, Lincoln Barbados, Solutions Re, Lincoln Bermuda, Old Fort, SPRA, LNUS, Solutions Holding, LNRM, LNSS, Lincoln China and KLRS (collectively, the “Quarterly GAAP Statements”).

            (b)   From the date hereof through the Closing Date, Sellers shall make available to Purchaser, when completed, the unaudited statutory statements of Lincoln Life, LAL, Lincoln Barbados, LNH&C, LNRAC, as of the end of, and for, each fiscal quarter, (collectively, the “Quarterly Statutory Statements”).

            (c)   From the date hereof through the Closing Date, Sellers shall make available to Purchaser, when completed, the unaudited balance sheet as of the end of, and unaudited income statement for, each fiscal quarter of Lincoln Argentina (the “Quarterly Lincoln Argentina Statements”).

            (d)   The Quarterly GAAP Statements, Quarterly Statutory Statements, Quarterly Lincoln Argentina Statements, when completed, will present fairly, in all material respects, the financial condition and results of operations of the relevant Companies as of and for the periods therein specified and, will be prepared in accordance with GAAP, Argentinean professional accounting principles and SAP, respectively, except as expressly set forth within the subject financial statements, including the notes thereto (subject to normal year-end audit adjustments).

      5.15 Chase Facility; Letters of Credit; Guaranties.

            (a)   Prior to Closing, LNC shall use all commercially reasonable efforts to obtain a waiver of any default under the Chase Facility arising due to the sale of any of the Purchased Companies (the “Chase Facility Waiver”).

            (b)   Prior to Closing, with respect to any reinsurance contract that requires any Seller to maintain or guaranty a letter of credit for the benefit of the ceding company or as to which the relevant Purchased Company maintains a letter of credit, the relevant account party shall instruct the issuing bank or banks not to renew any outstanding letter of credit so that such letter of credit will expire on its first expiry date after the Closing Date. Purchaser shall reimburse such Seller the cost incurred by such Seller following the Closing to maintain or guaranty any such letter of credit and for the amount of any draw against such letter of credit or guaranty.

            (c)   With respect to any reinsurance and other contracts listed on Schedule 5.15(c), Sellers and Purchaser agree to use all commercially reasonable efforts to obtain all necessary consents from the relevant ceding company or other client prior to the Closing to substitute a guaranty of Purchaser or an Affiliate of Purchaser for the LNC guaranty related to such contract. To the extent any such consents have not been obtained prior to the Closing, LNC shall continue to maintain the relevant guaranty and the parties hereto shall continue their efforts to obtain such consents after the Closing; provided, however, that if LNC is required to maintain any such guaranty after the Closing, Purchaser shall immediately reimburse LNC for any amount paid by LNC pursuant to such guaranty.

            (d)   If a Trust Establishment Event occurs, at Sellers’ election Purchaser shall obtain a clean, irrevocable letter of credit for the benefit of LNC in an amount equal to the aggregate amount of guaranties then maintained by LNC as contemplated by Section 5.15(c).

            (e)   LNC shall assign to Purchaser, and Purchaser shall assume, all of LNC’s obligations under the guaranties listed on Schedule 5.15(e) pursuant to the LNC and Lincoln Life Assumption of Liabilities and Assignment of Contracts Agreement.

            (f)   Prior to the Closing, Sellers shall terminate the Reinsurance Agreement effective as of April 1, 1997 between Lincoln Barbados and Eastbourne Reinsurance Corporation (“Eastbourne”) and the related LNC guaranty.

      5.16 Cooperation after Closing. After the Closing, Sellers and Purchaser shall cooperate with each other by furnishing any additional information and executing and delivering any additional documents as may be reasonably requested by the other to further perfect or evidence the consummation of, or otherwise implement, any transaction contemplated by this Agreement or the Related Agreements, or to aid in the preparation of any regulatory filing, financial statement or Tax Return; provided, however, that any such additional documents must be reasonably satisfactory to each of the parties and not impose upon either party any material liability, risk, obligation, loss, cost or expense not contemplated by this Agreement or the Related Agreements.

      5.17 Regulatory Compliance. Purchaser and Sellers and their agents, representatives and Affiliates shall comply in all material respects with all laws, regulations, administrative orders, bulletins and governmental pronouncements applicable to their conduct in performing their obligations under this Agreement and the Related Agreements.

      5.18 Use of Names.

            (a)   Notwithstanding any inference contained herein or prior course of conduct to the contrary, except as expressly provided herein or in the performance of its obligations under the Administrative Services Agreements, in no event shall Purchaser or any of its Affiliates have any right to use, nor shall Purchaser or any of its Affiliates use, the corporate names or acronyms of Sellers or any of their Affiliates in any jurisdiction including the names and acronyms set forth in Schedule 5.18(a), or any Intellectual Property, domain name or URL or any application or registration therefore, owned by, licensed to or used by Sellers or any of their Affiliates, or any other name, mark, acronym or domain name that is confusingly similar to such corporate names or acronyms of Sellers; provided that Purchaser and its Affiliates shall have the rights to use the registered and unregistered marks owned by the Purchase Companies or otherwise transferred hereunder. Notwithstanding the foregoing sentence, Purchaser and its Affiliates may utilize existing stationery, business cards and other similar items following Closing in its administration of the Business until the existing supply of such items is depleted or until ninety (90) days following the Closing, whichever occurs first.

            (b)   Any rights of Purchaser under any Purchaser Related Agreement to use, and any use by Purchaser of, any Intellectual Property shall be limited by the terms of such agreement or agreements.

            (c)   The parties hereto acknowledge that any damage caused to Sellers or any of their Affiliates by reason of the breach by Purchaser or any of its Affiliates of this Section 5.18 would cause irreparable harm that could not be adequately compensated for in monetary damages alone; therefore, each party agrees that, in addition to any other remedies, at law or otherwise, Sellers and any of their Affiliates shall be entitled to an injunction issued by a court of competent jurisdiction restraining and enjoining any violation by Purchaser or any of its Affiliates of this Section 5.18, and Purchaser further agrees that it will stipulate to the fact that Sellers or any of their Affiliates, as applicable, has been irreparably harmed by such violation and not oppose the granting of such injunctive relief.

      5.19 Trusts.

            (a)   Establishment of Trusts. From and after the Closing Date, in the event that (i) Purchaser ceases to maintain either (A) a Standard & Poor’s Corporation insurer financial strength rating of at least AA- or (B) an A.M. Best Company rating of A; (ii) Purchaser fails to maintain a ratio of (A) Total Adjusted Capital (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31, 2000) to (B) the Company Action Level RBC (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31, 2000) of at least one hundred and twenty-five percent (125%); (iii) Purchaser or any Purchaser Affiliate commits a material breach of any term or condition under any of the Services Agreements and such breach is not cured within thirty (30) days of receipt of written notice from Sellers of such breach or act; or (iv) Purchaser fails to ensure that Lincoln Life, Lincoln Barbados or LAL is able to take full statutory reserve credit in the jurisdiction in which it is domiciled for the reinsurance under the Reinsurance Agreements (each, a “Trust Establishment Event”), Purchaser shall:

(i) provide Lincoln Life, LAL and Lincoln Barbados with written notice of the occurrence of a Trust Establishment Event within five (5) Business Days after its occurrence; and

(ii) establish a grantor trust for each of Lincoln Life, LAL and Lincoln Barbados pursuant to trust agreements (each, a “Trust”) and with Trustees, each reasonably satisfactory to Lincoln Life, LAL and Lincoln Barbados, as applicable, naming Lincoln Life, LAL or Lincoln Barbados, as applicable, as the sole beneficiary thereof, and maintain in each Trust, assets having a market value in an amount no less than the Required Balance for the purpose of securing the Reinsured Liabilities under the relevant Coinsurance Agreement.

      (b)   Trust Assets. At the direction of Purchaser, the assets held in each Trust shall be held in the form of (A) cash and cash-equivalents; provided that any commercial paper included in cash equivalents shall be rated A-1/P-1 or higher, (B) certificates of deposit of companies with long-term bond ratings of AA/Aa or higher, (C) obligations of the United States Government or its agencies and the Canadian Government or its Provinces; provided that the aggregate market value of obligations of the Canadian Government or its Provinces held in such Trust shall not exceed five percent (5%) of the aggregate market value of the assets held in the Trust, (D) investment grade securities; provided that the aggregate market value of any investment grade private placements and 144A securities held in such Trust shall not exceed twenty-five percent (25%) of the aggregate market value of the assets held in the Trust, (E) whole (not participations) investment grade (as determined in accordance with Purchaser’s internal rating systems) commercial mortgages acquired by Purchaser following the Closing; provided that the aggregate market value of commercial mortgages held in such Trust shall not exceed fifteen percent (15%) of the aggregate market value of the assets held in the Trust; and (F) straight Ginnie Mae, Freddie Mac and Fannie Mae mortgage-backed securities rated AA and above; provided that the aggregate market value of such mortgage-backed securities held in each Trust shall not exceed fifteen percent (15%) of the aggregate market value of the assets held in such Trust. The aggregate market value of the assets held in each such Trust shall at all times be at least equal to the Required Balance. As long as the Trust Agreements remain in force, Purchaser shall calculate the Required Balance as of the last day of each calendar month and report the amount of the Required Balance to Lincoln Life, LAL, Lincoln Barbados and the

Trustee within ten (10) Business Days after the end of such month. In connection with such calculation, Lincoln Life, LAL or Lincoln Barbados shall direct the Trustee to pay to Purchaser any amount by which the market value of the assets held in the relevant Trust exceeds the Required Balance, and Purchaser shall promptly deposit in the applicable Trust such additional permitted assets as may be necessary to increase the market value of such Trust assets to the Required Balance. The form and duration of assets to be held in each Trust shall be appropriate in light of the Reinsured Liabilities under the Secured Insurance Contracts. Prior to delivering any assets for deposit in either Trust, Purchaser shall execute assignments or endorsements in blank of all of Purchaser’s right, title and interest in such assets (according to procedures set forth in the Trust Agreements), so that Lincoln Life, LAL, Lincoln Barbados or the Trustee upon Lincoln Life’s, LAL’s or Lincoln Barbados’s direction may whenever necessary negotiate title to any such assets without consent or signature from Purchaser or any other entity.

            (c)   Permitted Withdrawals. Lincoln Life, LAL or Lincoln Barbados may withdraw assets from the relevant Trust at any time and from time to time, notwithstanding any other provision of this Agreement or the Related Agreements, and such assets may be utilized and applied by Lincoln Life, LAL or Lincoln Barbados, or any successor by operation of law of Lincoln Life, LAL or Lincoln Barbados, including, without limitation, any liquidator, rehabilitator, receiver or conservator of Lincoln Life, LAL or Lincoln Barbados, without diminution because of insolvency on the part of Lincoln Life, LAL, Lincoln Barbados or Purchaser; provided, however, that Lincoln Life, LAL or Lincoln Barbados may only withdraw such assets for one or more of the following purposes:

(A) to reimburse Lincoln Life, LAL or Lincoln Barbados for any Reinsured Liabilities under their respective Secured Insurance Contracts paid by either of them to the extent not paid by Purchaser when due; or

(B) to make payment to Purchaser of any amounts that exceed the Required Balance.

            (d)   Certain Remedies. Lincoln Life, LAL, Lincoln Barbados and Purchaser acknowledge that any damage caused to Lincoln Life, LAL or Lincoln Barbados by reason of the breach by Purchaser or any of its respective successors in interest of this Section 5.19 could not be adequately compensated for in monetary damages alone; therefore, each party agrees that, in addition to any other remedies at law or otherwise, Lincoln Life, LAL and Lincoln Barbados shall be entitled to specific performance of this Section 5.19 or an injunction to be issued by a court of competent jurisdiction pursuant to Section 11.07 hereof restraining and enjoining any violation of this Section 5.19, in addition to such other equitable or legal remedies as such court may determine. Purchaser hereby releases, waives and discharges any and all claims and causes of action asserting in any way that any Trust is not valid, binding or enforceable. Purchaser is forever estopped and barred from making any such assertion in any context or forum whatsoever.

      5.20 Personal Accident Reinsurance. (a) If the aggregate amount paid after December 31, 2000 with respect to the personal accident reinsurance included in the Business (net of all reinsurance recoverables related thereto collected after commercially reasonable efforts) exceeds $148,000,000 (which represents reserves net of reinsurance recoverables in the Reference Balance Sheets), LNC shall reimburse Purchaser one-half of each dollar paid for the first $200,000,000 of such excess paid by Purchaser or LNH&C, as the case may be, with any such payment being considered (i) additional Premium paid by LNL under the Lincoln Life Coinsurance Agreement or by LAL under the LAL Coinsurance Agreement to the extent such excess is in respect of Business reinsured under such agreement, or (ii) a reduction in Purchase Price paid for the shares of LNH&C stock to the extent such excess is in respect of Business written by LNH&C.

            (b)   Purchaser shall have the right to manage any dispute relating to the personal accident reinsurance included in the Business (a “PAX Dispute”); provided, however, that so long as LNC has any exposure, or retains an interest with respect to any reinsurance recoverables, under Section 5.20(a), Purchaser shall provide LNC with prompt notice of any PAX Dispute and LNC shall have the right but not the obligation to participate in (but not control) the management of such PAX Dispute with its own counsel and at its own expense; provided further, that Purchaser shall not, without LNC’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise any PAX Dispute or consent to the entry of any judgment with respect to any PAX Dispute which would have an adverse effect on LNC. LNC shall cooperate fully with Purchaser in the defense of any PAX Dispute defended by Purchaser.

            (c)   Prior to the Closing, LNC and Purchaser shall negotiate in good faith a joint defense agreement and/or any other agreements, assignments or other documentation reasonably required in order to allow each of LNC and Purchaser to exercise its rights regarding the management of PAX Disputes as contemplated by this Section 5.20.

            (d)   In the event that LNC or Purchaser offers to enter into a settlement with respect to this Section 5.20 at any time, the other party shall negotiate in good faith with respect to such offer.

      5.21 ReMark. Prior to and for a period of one year following the Closing Date, Lincoln Life and Purchaser shall each use commercially reasonable efforts to obtain all necessary approvals of the other equity owners of ReMark (i) for the transfer of Lincoln Life’s equity interest in ReMark to Purchaser in accordance with the ReMark Articles of Association, and (ii) for the assignment of the Reinsurance Agreement effective January 1, 2001 between Lincoln Life, Scor and General Cologne (the “ReMark Reinsurance Agreement”) to Purchaser. If Lincoln Life is able to transfer its equity interest in ReMark to Purchaser at the Closing or during such one-year period following the Closing Date, the Purchase Price shall be increased by $10,000,000, payable on the later of the Closing Date or the date five (5) Business Days after such equity interest is transferred. If Lincoln Life is able to assign the ReMark Reinsurance Agreement to Purchaser on the Closing Date, the Purchase Price shall be further increased by $20,000,000, payable on the later of the Closing Date or the date that is five (5) Business Days after the effective date of such assignment.

      5.22 Potential Restructuring. LNC and the Purchaser acknowledge that they have discussed certain potential alternative structures to accomplish the parties’ respective business purposes in the transactions contemplated by this Agreement. Each of LNC and the Purchaser agrees to continue to discuss in good faith such alternative structures. Each party agrees to implement any such structures proposed by the other party that will not adversely affect such party from an accounting, economic, tax or regulatory perspective. LNC and the Purchaser will execute such agreements and other documentation as may be reasonably required to implement any such alternative structure and shall adjust the allocation provisions in Section 5.23 to reflect such structure based upon mutual agreement; provided that any such change in such allocation provisions shall be consistent with the methodology and assumptions upon which Section 5.23 is based.

      5.23 Allocation of Purchase Price and Assumed Liabilities.

            (a)   Sellers and Purchaser agree to allocate the Purchase Price as adjusted pursuant to Article I, the Reinsured Liabilities, the Assumed Liabilities and all other capitalizable costs incurred in connection with the transactions contemplated herein (collectively, the “Allocable Amount”) among the Non-Compete, the insurance in-force with respect to the Insurance Contracts, the Purchased Companies and the Transferred Assets, as has been or shall be determined by arm’s-length negotiations between Sellers and Purchaser, in accordance with this Section 5.23 for all purposes, including Tax and financial accounting purposes.

            (b)   The amount of $10,000,000 shall be allocated in respect of Sellers’ obligations and covenants under the Non-Compete.

            (c)   Amounts equal to the amounts agreed to by the parties on or after the date hereof shall be allocated to the value of the insurance-in-force with respect to the Insurance Contracts reinsured under each of the Reinsurance Agreements.

            (d)   Amounts equal to the amounts agreed to by the parties on or after the date hereof shall be allocated to the Purchased Companies.

            (e)   The remainder of the Allocable Amount shall be allocated among the Transferred Assets in proportion to the fair market value of such assets, using the residual method of accounting. For Tax purposes, the amount of the liabilities assumed by Purchaser that are included in the Allocable Amount for this purpose shall, in the case of any insurance liabilities, be equal to Sellers’ corresponding Tax reserves, and, in the case of any other liabilities, be equal to the amount of Sellers’ liabilities that would properly be taken into account in tax basis under general principles of tax law that would apply upon an acquisition for consideration that included discharge of such liabilities.

            (f)   For purposes of section 1060 of the Code, Sellers and Purchaser shall (i) make the allocation described in Section 5.23(e) hereof in the manner described in Income Tax Regulations Section 1.1060-1, taking into account the allocation described in Sections 5.23(b), (c) and (d) hereof, and (ii) file asset acquisition statements on Form 8594 (or any replacement or successor form) reflecting such allocation at the time, in the manner, and under the procedures described in such provision of the Income Tax Regulations.

            (g)   As soon as practicable after the Closing Date, Purchaser shall prepare a schedule reflecting the allocation of the remainder of the Allocable Amount under Section 5.23(e) hereof in the manner described in Income Tax Regulations Section 1.1060-1 and shall submit it to Sellers. If, within thirty (30) days of Sellers’ receipt of such schedule, Sellers shall not have objected in writing to the determination of the Allocable Amount or to such allocation, the allocation shall be used by Sellers and Purchaser for purposes of Form 8594 (and any replacement or successor form) and all other relevant Income Tax purposes. If, within fifteen (15) days of any objection in writing to the determination of the Allocable Amount or to such allocation, Sellers and Purchaser shall not have agreed in writing to the allocation under Section 5.23(e) hereof, any disputed aspects of the determination of the Allocable Amount or to such allocation shall be resolved by the Stock Transaction Consultant within thirty (30) days of the submission of the dispute to the Stock Transaction Consultant by Sellers or Purchaser. The decision of the Stock Transaction Consultant shall be final, and the costs, expenses, and fees of the Stock Transaction Consultant shall be borne equally by Sellers, on the one hand, and Purchaser, on the other.

            (h)   Each of Sellers and Purchaser (i) shall be bound by such allocation for purposes of determining any Taxes, (ii) shall prepare and file all Tax Returns to be filed with any taxing authority in a manner consistent with such allocation, and (iii) shall not take any position before any taxing authority or otherwise (including in any Tax Return) inconsistent with this Section 5.23 unless and to the extent required to do so pursuant to a determination (as defined in section 1313(a) of the Code or any similar provision of state, local or foreign law) or an executed Form 870, Form 870-AD, or similar agreement entered into with any taxing authority in connection with an audit of the transactions contemplated by this Agreement. In the event the allocation of the Allocable Amount is disputed by any taxing authority, the party receiving notice of such dispute shall promptly notify the other party of such dispute, and Sellers and Purchaser shall cooperate in good faith in responding to such challenge in order to preserve the effectiveness of such allocation.

            (i)   Appropriate adjustment shall be made to the allocation of the Allocable Amount and the Allocation Agreement to specific categories of assets referred to in Section 5.23(a) to reflect any adjustments made pursuant to Section 1.04 or Section 1.05 and, if applicable, Section 5.20(a)(ii) or Section 6.01(h).

      5.24 Investigation. Purchaser has conducted its own independent review and analysis of the business, operations, technology, assets, liabilities, results of operations, financial condition and prospects of the Business. The Purchaser acknowledges and agrees that except for the specific representations and warranties of Sellers contained in this Agreement, neither Sellers nor their Affiliates nor any of their respective directors, officers, employees, affiliates, controlling persons, agents or representatives, makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information (including any projections, estimates or other forward-looking information) provided (including in any management presentations, information memorandum, supplemental information or other materials or information with respect to any of the above) or otherwise made available to Purchaser or any of its directors, officers, employees, affiliates, controlling person, agents or representatives.

      5.25 Post-Closing Access.

            (a)   Following the Closing Date, Sellers shall: (i) allow Purchaser, upon reasonable prior notice and during normal business hours, through its employees and representatives, the right, at Purchaser’s expense, to examine and make copies of any records retained by Sellers for any reasonable business purpose, including, without limitation, the preparation or examination of Purchaser’s Tax returns, regulatory filings and financial statements, but only to the extent that such records of Sellers would otherwise constitute Books and Records related to the Business or the conduct of the Business prior to the termination of the Transition Services Agreement; (ii) allow Purchaser to interview the Sellers’ employees for any reasonable purpose relating to the Business, including, without limitation, the preparation or examination of Tax Returns, regulatory and statutory filings and financial statements and the conduct of any litigation relating to the Business or otherwise, or the conduct of any regulatory, contract holder, participant or other dispute resolution whether pending or threatened; and (iii) maintain such records for Purchaser’s examination and copying until at least the third anniversary of the Closing Date, after which the Sellers may destroy such records in their discretion. Access to such employees and records shall not unreasonably interfere with each Seller’s or any successor company’s business operations.

            (b)   Following the Closing Date, Purchaser shall: (i) allow Sellers, upon reasonable prior notice and during normal business hours, through their employees and representatives, the right to (x) examine and make copies, at Sellers’ expense, of the Books and Records transferred to Purchaser at the Closing and (y) interview the Purchaser’s employees, in the case of either clause (i)(x) or (i)(y), in connection with Purchaser’s preparation or examination of Tax Returns, regulatory and statutory filings and financial statements, Sellers’ review of the Lincoln Life Revised Closing Statements, the Lincoln Barbados Revised Closing Statements, the LAL Revised Closing Statements, the Revised Closing GAAP Statements, the Revised Closing SAP Statements, or Purchaser’s conduct of any regulatory, contract holder, participant or other dispute resolution whether pending or threatened; and (ii) maintain such Books and Records for Sellers’ examination and copying. Purchaser shall maintain and make available to Sellers the Books and Records for at least six (6) years after the Closing Date or longer if reasonably requested by Sellers or if legally required to do so. Access to such employees, Books and Records shall not unreasonably interfere with the business operations of Purchaser or its Affiliates.

      5.26 Competing Acquisition Proposals.

            (a)   From and after the date hereof until the earlier of the termination of this Agreement in accordance with its terms or the Closing Date, none of the Sellers or the Purchased Companies or any of their respective Representatives shall (and each of the Sellers and the Purchased Companies shall cause their respective Representatives not to), directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer that constitutes or could be expected to lead to any Competing Acquisition Proposal (as defined below) or (ii) engage in negotiations or discussions concerning, or provide any confidential information with respect to, the Business or any Company, to any Person making or proposing to make, any Competing Acquisition Proposal. For purposes of this Agreement, “Competing Acquisition Proposal” means any inquiry, proposal or offer from any Person relating to (x) any direct or indirect sale, transfer, pledge, disposition, bulk reinsurance or other conveyance of any of the Business, the Insurance Contracts, the Transferred Assets, the Assignment of Contracts, or the outstanding shares of the Purchased Companies other than a transaction expressly provided for herein or (y) a merger, consolidation, business combination, reorganization, share exchange, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase any of the assets of, any Purchased Company other than a transaction expressly provided for herein.

            (b)   From and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Closing Date, neither the board of directors of any Seller or any Purchased Company nor any committee thereof shall (i) approve or recommend, or propose publicly to approve or recommend, any Competing Acquisition Proposal or (ii) cause the Seller or any Purchased Company to enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement related to any Competing Acquisition Proposal.

            (c)   Each Seller and Purchased Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and will take the necessary steps to promptly inform such parties of the obligations undertaken in this Section 5.26.

      5.27 Non-Compete; Non-Solicitation.

            (a)   For a period of five (5) years following the Closing Date, neither Sellers nor any of their Affiliates shall (i) engage (for its own account or for the benefit of any other Person), directly or indirectly, as a principal or solely or jointly with others, or as stockholders, partners, members or other owners in or of any Person, in the life or health reinsurance business, or (ii) sell or license any Trademark currently used in the Business to any Person that engages or proposes to engage, directly or indirectly, in the life or health reinsurance business or permit any such Person to use any such Trademark in such business; provided, that neither Sellers nor any of their Affiliates shall in any event permit any other person to use the name “Lincoln Re” or any other confusingly similar name or mark during the five-year period covered by this Section 5.27(a).

            (b)   Notwithstanding any other provision of this Section 5.27 to the contrary, this Section shall not apply to:

(i) the making of investments by any Seller or any of its Affiliates in the ordinary course of business in entities that engage, directly or indirectly, in the life or health reinsurance business; provided that each such investment is a passive investment where neither Sellers nor any of their Affiliates (A) intends to or has the right to influence or direct the operation or management of any such entity or (B) is a participant with any other Person in any group with such intention or right;

(ii) any Seller’s or its Affiliates’ managing investment funds that make investments in the ordinary course of business in such entities;

(iii) any acquisition by any Seller or its Affiliates of any block of business by means of a reinsurance transaction so long as the acquiring entity or one or more of its Affiliates are responsible for the administration of the acquired business;

(iv) any Person who becomes an Affiliate of any Seller by virtue of a Change of Control of LNC or any of its Subsidiaries; provided, however, that no provision hereof shall be interpreted to permit any Seller to, and Sellers are expressly prohibited from, entering into any agreement or engagement in any transaction that involves, directly or indirectly, the licensing, transfer or conveyance of any right to use the name “Lincoln Re” or any other name or Trademark constituting Transferred Assets to any Person that competes directly or indirectly with the Business for use in such Person’s or its Affiliates’ business relating to the life and health reinsurance industry;

(v) any Person in which LNC or any of its Subsidiaries acquires any interest (including interests in such Person’s contracts or policies) if after such acquisition the Person or business so acquired (without considering prior business of LNC or its Subsidiaries) is not principally engaged in the life or health reinsurance business. “Principally engaged” means, for purposes of this subsection, premiums from the life and health reinsurance business account for at least fifty percent (50%) of aggregate annual revenue of the subject Person or business.

                    (c)   For a period of ten (10) years after the Closing Date, neither the Sellers nor any of their Affiliates shall (and each of the Sellers and their Affiliates shall cause their respective Representatives not to) use any confidential or proprietary information of the Business in any manner.

(d) (i) For a period of two (2) years after the Closing Date, none of Sellers or their Affiliates shall (and each of Sellers and their Affiliates shall cause their respective Representatives not to) solicit or hire any Transferred Employee without the prior written consent of Purchaser;

(ii) For a period of two (2) years after the Closing Date, neither Purchaser nor its Affiliates shall (and each of Purchaser and its Affiliates shall cause their respective Representatives not to) solicit or hire any personnel of Sellers living within fifty (50) miles of Fort Wayne, Indiana, without the prior written consent of Sellers.

(iii) In the event this Agreement is terminated at any time prior to the Closing, neither Purchaser nor any of its Affiliates shall (and each of Purchaser and its Affiliates shall cause its respective Representatives not to), for a period of two (2) years from and including the date of such termination, solicit or hire any personnel of Sellers or any of Sellers’ Affiliates located in Fort Wayne, Indiana, without the prior written consent of Sellers.

              Nothing in this Section 5.27(d) shall prohibit any party from publishing a general solicitation of employment in any newspaper, magazine, trade publication or other medium or from soliciting or hiring any person who has received notice of termination by the other party so long as (i) such party did not solicit such terminated employee prior to the receipt by such employee of notice of termination, and (ii) such employee is not hired until after the termination date specified in such notice.

            (e)   The parties to this Agreement acknowledge that the covenants set forth in this Section 5.27 are an essential element of this Agreement and that, but for these covenants, the parties would not have entered into this Agreement. The parties to this Agreement acknowledge that this Section 5.27 constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement by the parties.

            (f)   The parties to this Agreement acknowledge that the type and periods of restriction imposed in the provisions of this Section 5.27 are fair and reasonable and are reasonably required for the protection of the parties. If any of the restrictions or covenants in this Section 5.27 are hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions. If any of the restrictions or covenants in this Section 5.27, or any portion thereof, are deemed to be unenforceable because such covenant or restriction is held to cover a geographic area or to be of such duration as is not permitted under Applicable Law, the parties agree that the court making such determination shall have the power to reduce the duration and/or areas of such provision and, in its reduced from, said provision shall then be enforceable. The parties hereto intend to and hereby confer jurisdiction to enforce the covenants in this Section 5.27 upon the courts of any state or other jurisdiction within the geographical scope of such covenants. In the event that the courts of any one or more of such jurisdictions shall hold such covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the parties’ rights to the relief provided above in the courts of any states or jurisdictions within the geographical scope of such covenants as to breaches of such covenants in such other respective states or jurisdictions, the above covenants as they relate to each such jurisdiction being, for this purpose, severable into diverse and independent covenants.

            (g)   If any party hereto commits a breach, or is about to commit a breach, of any of the provisions of this Section 5.27, each of the other parties hereto shall have the right to have the provisions of this Section 5.27 specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach may cause irreparable injury to each of the non-breaching parties and that money damages may not provide an adequate remedy to such parties; provided, however, that injunctive relief shall not be available to prevent any Change of Control transaction with respect to any Person. In addition, in connection with this Section 5.27, each of the parties hereto may take all such other actions and remedies available to it under law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

      (h)   A change of control (“Change of Control”) shall occur for the purposes of this Section 5.27 with respect to a Person (other than to or with an Affiliate of such Person) if (i) a merger, consolidation, liquidation, dissolution, reorganization or share exchange to which such Person is a party and is not the surviving entity; (ii) a sale, transfer or other disposition of all or substantially all of the assets of such Person; or (iii) a sale, transfer or other disposition or other change of ownership, directly or indirectly, of more than fifty percent (50%) of the capital stock of such Person.

      5.28 Inter-Affiliate Reinsurance Treaties. Schedule 5.28 identifies all treaties of ceded or assumed reinsurance to which any Seller or any affiliate of any Seller (other than any Purchased Company), on the one hand, and any Purchased Company, on the other hand, is a party other than those included in the Disability Income Business (the “Inter-Affiliate Treaties”). Promptly following the execution of this Agreement, Sellers shall provide a copy of each Inter-Affiliate Treaty to Purchaser. In the event that Purchaser believes that any of the Inter-Affiliate Treaties is not on terms that might reasonably have been agreed to by unaffiliated parties in an arm’s-length transaction (“Commercially Reasonable Terms”), Purchaser shall so notify Sellers not later than thirty (30) days following Purchaser’s receipt of the Inter-Affiliate Treaties. If Sellers disagree with Purchaser’s conclusion that any of the Inter-Affiliate Treaties is not on Commercially Reasonable Terms, Sellers and Purchaser shall submit such treaty to Ernst & Young LLP, and Ernst & Young LLP shall determine whether such treaty is on Commercially Reasonable Terms. Any Inter-Affiliate Treaty that Sellers agree is not on Commercially Reasonable Terms or that Ernst & Young LLP determines is not on Commercially Reasonable Terms shall not be deemed to be an Insurance Contract, and hence shall not be reinsured by Purchaser or any Purchaser Affiliate pursuant to the Reinsurance Agreements; provided, that, subject to the terms set forth in this Section 5.28, the parties agree to negotiate in good faith any amendment of the terms of any such Inter-Affiliate Treaty, and if such amendments are agreed upon then such Inter-Affiliate Treaty shall be deemed to be an Insurance Contract and shall be reinsured by Purchaser or Purchaser Affiliate pursuant to the Reinsurance Agreements.

      5.29 Canadian Business. Lincoln Life and Purchaser shall use commercially reasonable efforts to cause the Insurance Contracts reinsured by Lincoln Life’s Canadian branch to be novated to the Canadian branch of Swiss Reinsurance Company (Canadian Branch) or to Swiss Re Life & Health Canada at or as soon as practicable following the Closing.

      5.30 LAL. LNC shall cause LAL to perform its obligations under this Agreement and to execute each Related Agreement to which LAL is required to be a party under the terms of this Agreement.

      5.31 Capital Contribution. Prior to the Closing, Lincoln Life shall make a capital contribution in cash of $40,000,000 to LNRAC (the “Capital Contribution”).

ARTICLE VI
TAX MATTERS

      6.01 Tax Matters.

            (a)   Tax Sharing Agreements. Any tax sharing agreement or similar arrangement, written or unwritten, binding on the Purchased Companies shall be terminated effective on the Closing Date, and any and all rights and obligations existing thereunder shall be fully and finally settled.

            (b)   Indemnification. Each of Sellers agrees to indemnify Purchaser from and against any and all Losses Purchaser or its Affiliates may realize or suffer, directly or indirectly, resulting from or caused by any liability of any of the Purchased Companies for Taxes of any

Person (other than the Purchased Companies) under Income Tax Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a successor or transferee, by contract or otherwise, for any period or portion thereof, through and including the Closing Date.

            (c)   Returns.

(i) LNC shall prepare, and include the income of the Domestic Purchased Companies on, the LNC consolidated federal Income Tax Return for all periods through the Closing Date and pay any federal Income Taxes attributable to such income. The income of the Domestic Purchased Companies will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of the Domestic Purchased Companies as of the end of the Closing Date or by any other reasonable method agreed to by Seller and Purchaser. The Domestic Purchased Companies will furnish Tax information to LNC for inclusion in LNC’s federal consolidated Income Tax Return in accordance with the parties’ past custom and practice, and Purchaser will provide (or cause to be provided) to Sellers no later than sixty (60) days prior to the due date (with extensions) of LNC’s consolidated federal Income Tax Return for the taxable year of the Closing all information and calculations relating to the proper apportionment of the income of the Domestic Purchased Companies for such year. If, within ten (10) days of Sellers’ receipt of such information and calculations, Sellers do not object to the apportionment, the apportionment shall be final and shall be used by Sellers, Purchaser, and the Domestic Purchased Companies. If Sellers object in writing to such apportionment within such ten (10) days, Purchaser and Sellers shall negotiate in good faith to resolve any dispute. If Sellers and Purchaser shall not have agreed to the proper apportionment within ten (10) days after Sellers’ objection, any disputed aspects of the apportionment shall be resolved by the Stock Transaction Consultant as soon as practicable, but in no event later than thirty (30) days prior to the due date (with extensions) of LNC’s consolidated federal Income Tax Return. The decision of the Stock Transaction Consultant shall be final, and the costs, expenses, and fees of the Stock Transaction Consultant shall be borne equally by Sellers (on the one hand) and Purchaser (on the other). Neither Sellers nor Purchaser (or their respective Affiliates) shall file any federal Income Tax Return prior to, or inconsistent with, the determination of the proper apportionment of the income of the Domestic Purchased Companies pursuant to this Section 6.01(c).

(ii) Sellers shall prepare or cause to be prepared (at their own cost and expense and in a manner consistent with past practice) all non-federal Tax Returns of the Purchased Companies, including the Tax Returns of any affiliated, combined, consolidated, unitary or aggregate Tax Return of which any such Purchased Company is a member, required to be filed on or before the Closing Date for any period ending on or before the Closing Date. Sellers shall, on a timely basis, file such Tax Returns and pay the amounts shown as due thereon to the appropriate taxing authority. At or prior to the Closing Date,

Sellers shall deliver a copy of such Tax Returns (or, that portion of such Tax Returns as relates to such Purchased Company) to Purchaser.

(iii) Purchaser shall prepare or cause to be prepared (at its own cost and expense and in a manner consistent with the apportionment set forth above) any Tax Return of any Purchased Company (including the Tax Returns of any affiliated, combined, consolidated, unitary or aggregate Tax Return of which any such Purchased Company is a member) for any taxable periods ending after the Closing Date.

            (d)   Post-Closing Transactions.

(i) Notwithstanding Section 6.01(c), Purchaser agrees to indemnify Sellers from and against any Losses Sellers may realize or suffer, directly or indirectly, resulting from or caused by any liability for additional Tax owed or paid by Sellers attributable to the income, activities or business of the Domestic Purchased Companies after the Effective Time. Notwithstanding the immediately preceding sentence, LNC will pay any Income Tax imposed on Old Target as a consequence of making a Section 338 Election (as described in Section 6.01(e) below) or otherwise incurred by Purchaser or any of its Affiliates (including the Purchased Companies after the Closing Date) as a consequence of any liability of Old Target for any Income Tax resulting from a Section 338 Election (as described in Section 6.01(e) below).

(ii) Sellers shall have no obligation to make any payments to or indemnify Purchaser in connection with or as a result of any carryback of any post-closing Tax loss or credit of any of the Purchased Companies to any Tax period of Sellers or their Affiliates.

            (e)   Section 338 Elections. LNC and Purchaser shall join in making an election under Section 338(h)(10) of the Code (and any corresponding election under state, local or foreign Tax law) with respect to the purchase and sale of the stock of Lincoln Bermuda, Old Fort and LNRM (each, a “Section 338(h)(10) Election”). At the sole option of Purchaser, (i) LNC and Purchaser shall join in making a Section 338(h)(10) Election with respect to any other Domestic Purchased Company for which a Section 338(h)(10) Election may permissibly be made under the Code, and (ii) Purchaser may make an election under Section 338(g) of the Code (and any corresponding provision of state, local or foreign Tax law) (each, a “Section 338(g) Election”) with respect to any Purchased Company (other than a Domestic Purchased Company) for which a Section 338(g) Election may permissibly be made under the Code.

(i) With respect to each Purchased Company, the respective Seller, Purchaser, and the Purchased Company shall execute any and all documents, statements, and other forms that are required to be submitted to any taxing authority in connection with a Section 338(h)(10) Election or a Section 338(g) Election (collectively, the “Section 338 Elections”) (the “Section 338 Forms”) no later than fifteen (15) days prior to the date such Section 338 Forms are required to be filed. Each such Seller, Purchaser, and such Purchased

Company shall cause the Section 338 Forms to be duly executed by an authorized person for such Seller, Purchaser, and such Purchased Company, and shall duly and timely file the Section 338 Forms in accordance with applicable Tax laws and the terms of this Agreement. Sellers and Purchaser shall report the purchase of the shares of stock of each Purchased Company consistent with any Section 338 Election made with respect to the Purchased Company and shall take no position contrary thereto unless and to the extent required to do so pursuant to Applicable Law.

(ii) With respect to each Purchased Company, Sellers and Purchaser agree, as soon as practicable after the Closing Date, to enter into an agreement (the “Allocation Agreement”) to allocate the portion of the Purchase Price allocable to the purchased shares of the Purchased Company and the liabilities of the Purchased Company to the assets of the Purchased Company for all applicable Tax purposes, including the computation of the Aggregate Deemed Sale Price (as defined under applicable Income Tax Regulations and similar state or local tax provisions) (“ADSP”) for the assets of the Company. Such allocation of the ADSP shall be made in accordance with section 338(b) of the Code and any applicable Income Tax Regulations. Purchaser initially shall prepare a statement setting forth a proposed computation and allocation of ADSP (the “Computation”) and shall submit the Computation to Sellers, along with copies of applicable supporting documents used to prepare the Computation, no later than thirty (30) days after the Closing Date. If, within thirty (30) days of Sellers’ receipt of the Computation, Sellers shall not have objected in writing to the Computation, the Computation shall become the Allocation Agreement. If Sellers object in writing to the Computation within such thirty (30) days, Purchaser and Sellers shall negotiate in good faith to resolve the Computation, and if so resolved, such Computation shall become the Allocation Agreement. If Purchaser and Sellers shall not have agreed to the Computation and adopted an Allocation Agreement within thirty (30) days after Sellers’ objection, any disputed aspects of the Allocation Agreement or Computation shall be resolved by the Stock Transaction Consultant as soon as practicable but in no event later than thirty (30) days prior to the earlier of (A) the last date on which the Section 338 Forms must be filed or (B) the last date on which either Purchaser or Sellers (whichever is earlier) must file a Tax Return relating to the transactions contemplated herein. The decision of the Stock Transaction Consultant shall be final, and the costs, expenses, and fees of the Stock Transaction Consultant shall be borne equally by Purchaser (on the one hand) and Sellers (on the other). Sellers and Purchaser (i) shall be bound by such allocation for purposes of determining any Taxes, (ii) shall prepare and file all Tax Returns to be filed with any taxing authority in a manner consistent with such allocation, and (iii) shall not take a position before any taxing authority or otherwise (including in any Tax Return) inconsistent with the Allocation Agreement unless and to the extent required to do so pursuant to applicable law. Appropriate adjustment shall be made to the Allocation Agreement to specific categories of assets to reflect any adjustments made pursuant to Section 1.05 and, if applicable Section 6.01(i). In the event the Allocation Agreement is disputed by any taxing authority, the party receiving notice of such dispute shall promptly notify the other party of such dispute, and Sellers and Purchaser shall cooperate in good faith in responding to such challenge in order to preserve the effectiveness of such allocation.

            (f)   Transfer and Similar Taxes. All Transfer Taxes arising out of, in connection with or attributable to the transactions effected pursuant to this Agreement shall be borne and paid one-half by Purchaser and one-half by Sellers. The party which has primary legal responsibility for the payment of any particular Transfer Tax (the “Payor”) shall prepare and timely file all relevant Tax Returns required to be filed in respect of such Transfer Tax, pay the Transfer Tax shown on such Tax Return, and notify the other parties in writing of the Transfer Tax shown on such Tax Return and how such Transfer Tax was calculated. The other party shall reimburse the Payor for one-half of the amount of such Transfer Tax in immediately available funds within ten (10) business days of receipt of such notice.

            (g)   Assistance and Cooperation. Sellers and Purchaser agree that:

(i) after the Closing Date, each party shall assist (and cause their respective Affiliates to assist) the other party in preparing any Tax Returns (including, without limitation, making available personnel) which such other party is responsible for preparing and filing in accordance with this Agreement;

(ii) after the Closing Date, each party shall cooperate fully in preparing for any audits of, or disputes or litigation with, any taxing authority regarding, any Tax Return with respect to any Purchased Company;

(iii) after the Closing Date, each party shall make available to each other and to any taxing authority as reasonably requested all information, records and documents relating to Taxes of any Purchased Company; and

(iv) prior to the Closing Date, in the event Sellers take any permitted action described in Section 5.01(q)(ii), they shall provide Purchaser with written notice of such actions, with such notice setting forth in reasonable detail the facts and circumstances relating to such action.

            (h)   Characterization of Tax Indemnification Payments. All amounts paid by Sellers to Purchaser or by Purchaser to Sellers pursuant to this Section 6.01 shall be treated as adjustments to the Purchase Price for all Tax purposes.

            (i)   Indemnity Payments. All amounts payable or to be paid to Purchaser or to Sellers under this Section 6.01 (“Indemnity Payments”) shall be paid in immediately available funds within ten (10) business days after the later of (i) receipt of a written request from the party entitled to such Indemnity Payment which demonstrates to the reasonable satisfaction of the party receiving such request that the party providing such request is entitled to such payment under the terms of the Agreement and (ii) the day of payment of the amount that is the subject of the Indemnity Payment by the party entitled to receive the Indemnity Payment. All such Indemnity Payments shall be made to the accounts and in the manner specified in such written notice.

            (j)   Survival of Obligations. The obligations of the parties set forth in this Section 6.01 shall be unconditional and absolute and, notwithstanding any other provision of the Agreement to the contrary, shall remain in effect until sixty (60) days following the expiration of the applicable statute of limitations (taking into account any applicable extensions or tollings) relating to the Taxes at issue. Notwithstanding any other provision of the Agreement to the contrary, any indemnification for matters relating to Taxes shall be governed by this Section 6.01.

ARTICLE VII
CONDITIONS PRECEDENT TO THE CLOSING

      7.01 Conditions to Purchaser’s Obligations. Purchaser’s obligation to consummate the Transactions contemplated by this Agreement and the Related Agreements is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Purchaser:

            (a)   Representations, Warranties and Covenants. The representations and warranties of Sellers contained in this Agreement and the representations and warranties of Lincoln Barbados contained in the Put Agreement shall be true and correct on the date of this Agreement and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct as of such date or period, and except where the failure to be true and correct (without regard to any materiality qualifiers therein) would not have a Material Adverse Effect). Sellers shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Sellers on or prior to the Closing Date. On the Closing Date, LNC shall have delivered to Purchaser a certificate dated as of the Closing Date, and signed by a senior officer of LNC, to the effect contemplated by this Section 7.01(a).

            (b)   Related Agreements. The Related Agreements shall have been duly executed and delivered by Sellers on or prior to the Closing Date and such agreements shall be in full force and effect on the Closing Date.

            (c)   Secretaries’ Certificates. Each Seller shall have delivered to Purchaser a certificate of the secretary or assistant secretary of such Seller, dated as of the Closing Date, as to the resolutions of the Board of Directors (or other similar governing body) of such Seller authorizing the execution, delivery and performance of this Agreement and the Related Agreements to which it is a party, as to the status and signature of each of its officers who executed and delivered this Agreement and such Related Agreements and any other document delivered by it in connection with the transactions contemplated by this Agreement and the Related Agreements and, as to the Purchased Companies, a certificate of the secretary or assistant secretary of each such Purchased Company as to such Purchased Company’s charter and by-laws (or equivalent documents) (certified, in the case of such charter, by the applicable Governmental Entity) and as to its due organization and existence.

            (d)   Resignations. Purchaser shall have received, to the extent requested in writing by Purchaser, written resignations of each of the directors and officers of the Purchased Companies.

            (e)   Approvals and Consents of Governmental Entities. The approvals of the Governmental Entities listed on Schedules 2.04, 3.03 and 4.04 shall have been received or deemed received in each case without any material conditions, restrictions or limitations.

            (f)   Injunction and Litigation. There shall be in effect no injunction, writ, preliminary restraining order or other order issued by any court of competent jurisdiction directing that the transactions contemplated by this Agreement or the Related Agreements not be consummated as herein or therein provided.

            (g)   Material Adverse Effect. There shall not have been or occurred any change, event or circumstance that, individually or in the aggregate with all other changes, events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect; provided, that for the purposes of this Section 7.01(g), any adverse change or effect resulting from or in any inadequacy of the reserves or uncollectibility of reinsurance, in either case with respect to EBUM, shall not be deemed a Material Adverse Effect.

      7.02 Conditions to Sellers’ Obligations. Sellers’ obligation to consummate the Transactions contemplated by this Agreement and the Related Agreements is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Sellers:

            (a)   Representations, Warranties and Covenants. The representations and warranties of Purchaser contained in this Agreement and the Put Agreement shall be true and correct on the date of this Agreement and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct as of such date or period, and except where the failure to be true and correct (without regard to any materiality qualifiers therein) would not impair the ability of Purchaser or a Purchaser Affiliate, as the case may be, to perform its obligations under this Agreement, the Related Agreements or the Put Agreement. Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date. On the Closing Date, Purchaser shall have delivered to Sellers a certificate dated as of the Closing Date, and signed by a senior officer of Purchaser, to the effect contemplated by this Section 7.02(a).

            (b)   Related Agreements. The Purchaser Related Agreements shall have been duly executed and delivered by Purchaser or a Purchaser Affiliate, as the case may be, on or prior to the Closing Date and such agreements shall be in full force and effect with respect to Purchaser or a Purchaser Affiliate, as the case may be, on the Closing Date.

            (c)   Secretaries’ Certificates. Each of Purchaser and the Purchaser Affiliates shall have delivered to LNC a certificate of the secretary or assistant secretary of such Purchaser or Purchaser Affiliate, dated as of the Closing Date, as to the resolutions of the Board of

Directors (or other similar governing body) of such Purchaser or Purchaser Affiliate authorizing the execution, delivery and performance of this Agreement and the Related Agreements to which it is a party, as to the status and signature of each of their officers who executed and delivered this Agreement and such Related Agreements and any other document delivered by it in connection with the transactions contemplated by this Agreement and the Related Agreements and as to its due incorporation, existence and good standing.

            (d)   Approvals and Consents. The approvals of Governmental Entities listed in Schedule 2.04, Schedule 3.03 and Schedule 4.04 shall have been received or deemed received in each case without any material conditions, restrictions or limitations.

            (e)   Chase Facility Waiver. The Chase Facility Waiver shall have been obtained.

            (f)   Put Agreement. The Put Agreement shall be in full force and effect and Purchaser shall not be in breach of the Put Agreement.

            (g)   Injunction and Litigation. There shall be in effect no injunction, writ, preliminary restraining order or any order of any nature directing that the transactions contemplated by this Agreement or the Related Agreements not be consummated as herein or therein provided.

ARTICLE VIII SURVIVAL AND INDEMNIFICATION

      8.01 Survival of Representations and Warranties. The representations and warranties and covenants and agreements of Sellers and Purchaser contained in this Agreement shall not survive the Closing (in the case of covenants and agreements, to the extent such covenants and agreements are to be performed prior to Closing), except that the representations and warranties in Sections 2.02, 2.05, 2.06, 3.04, 3.09 and 4.02 shall survive the Closing forever and shall not terminate. Unless a specified period is set forth in this Agreement (in which event such specified period will control), covenants and agreements to be performed following the Closing shall survive the Closing and remain in effect indefinitely to the extent such covenants and agreements are to be performed following the Closing.

      8.02 Indemnification by LNC. In addition to the indemnification pursuant to Section 6.01, LNC shall indemnify Purchaser and its Affiliates and their respective Representatives against and hold them harmless from any loss, liability, damage, demand, claim, cost, suit, action or cause of action, judgment, award, assessment, interest, penalty or expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys’ and consultants’ fees) (any of the foregoing being hereinafter referred to individually as a “Loss” and collectively as “Losses”) suffered or incurred by any such indemnified person for or on account of or arising from or in connection with (a) any breach of any representation or warranty of Sellers in Sections 2.02, 2.05, 2.06, 3.04 or 3.09, (b) any breach of any covenant or agreement of Sellers in this Agreement or any Related Agreement to the extent such breach relates to obligations to be performed following the Closing and (c) any of the Retained Liabilities. The maximum aggregate liability of LNC for indemnification for all losses subject to indemnification under this Article VIII shall be the Purchase Price.

      8.03 Indemnification by Purchaser. Purchaser shall indemnify LNC and its Affiliates and their respective Representatives against, and hold them harmless from, any losses suffered or incurred by any such indemnified person for or on account of or arising from or in connection with (a) any breach of any representation or warranty of Purchaser in Section 4.02, (b) any breach of any covenant or agreement of Purchaser in this Agreement or any Related Agreement to the extent such breach relates to obligations to be performed following the Closing or (c) any of the Assumed Liabilities.

      8.04 Procedures Relating to Indemnification.

            (a)   An indemnified person under Sections 8.02 or 8.03, (the “Indemnified Party”) shall give prompt written notice to an indemnifying party (the “Indemnifying Party”) of any Loss in respect of which such Indemnifying Party has a duty to indemnify such Indemnified Party under Section 8.02 or 8.03 (a “Claim”), specifying in reasonable detail the nature of loss, liability, damage, claim, suit, judgment or expense for which indemnification is sought, the section or sections of this Agreement to which the Claim relates, and, if practicable, the amount of such Claim, except that any delay or failure so to notify the Indemnifying Party shall only relieve the Indemnifying Party of its obligations hereunder to the extent, if at all, that it is prejudiced by reason of such delay or failure.

            (b)   If a Claim is brought or asserted by a third party (a “Third Party Claim”), the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all expenses. The Indemnified Party shall have the right to employ separate counsel in such Third Party Claim and participate in such defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party. In the event that the Indemnifying Party, within a reasonable time after notice of any Third Party Claim fails to assume the defense thereof, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Third Party Claim for the account of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party at any time prior to the compromise, settlement or final determination thereof. Anything in this Section 8.04 to the contrary notwithstanding, the Indemnifying Party shall not, without the Indemnified Party’s prior written consent, settle or compromise any Third Party Claim or consent to the entry of any judgment with respect to any Third Party Claim which would have an adverse effect on the Indemnified Party. The Indemnifying Party may, without the Indemnified Party’s prior written consent, compromise or settle any such Third Party Claim or consent to entry of any judgment with respect to any Third Party Claim which requires solely money damages paid by the Indemnifying Party, and which includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Party from all liability in respect of such Third Party Claim.

            (c)   With respect to any Claim other than a Third Party Claim, the Indemnifying Party shall have twenty days from receipt of notice from the Indemnified Party of such clam within which to respond thereto. If the Indemnified Party does not respond within such twenty-day period, the Indemnifying Party shall be deemed to have accepted responsibility to make payment and shall have no further right to contest the validity of such Claim. If the Indemnifying Party notifies the Indemnified Party within such twenty-day period that it rejects such Claim in whole or in part, the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party under applicable law.

ARTICLE IX
TERMINATION PRIOR TO CLOSING

      9.01 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

            (a)   By LNC in writing, without liability (except as provided in Section 9.02), if Purchaser shall (i) fail to perform in any material respect its agreements contained herein required to be performed by it prior to the date of such termination, or (ii) materially breach any of its representations or warranties contained herein so as to cause a condition to closing to be incapable of satisfaction, which failure or breach is not cured within thirty (30) days after LNC has notified Purchaser in writing of its intent to terminate this Agreement pursuant to this subsection (a) of Section 9.01.

            (b)   By Purchaser in writing, without liability (except as provided in Section 9.02), if Sellers shall (i) fail to perform in any material respect their agreements contained herein required to be performed by them prior to the date of such termination, or (ii) breach any of their representations or warranties contained herein so as to cause a condition to closing to be incapable of satisfaction, which failure or breach is not cured within thirty (30) days after Purchaser has notified Sellers of its intent to terminate this Agreement pursuant to this subsection (b) of Section 9.01.

            (c)   By Purchaser or LNC if the Closing has not occurred on or before January 31, 2002 (the “End Date”); provided, however, that if on the End Date the only conditions to Closing that remained unfulfilled are the conditions in Section 7.02(e) and those that are to be satisfied at the Closing, Purchaser may by notice to LNC on the End Date extend the End Date to July 31, 2002.

            (d)   At any time on or prior to the Closing Date, by mutual written consent of LNC and Purchaser.

      9.02 Survival. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become null and void and of no further force and effect and no party hereto or their respective Representatives shall have any liability or further obligation hereunder, except (i) for any breach of this Agreement by such party prior to such termination and (ii) that Sections 5.02, 9.02 and 11.01 and, to the extent applicable to any breach referred to in clause (i), Articles X and XI shall survive any termination of this Agreement.

ARTICLE X
DEFINITIONS

      10.01 Definitions. The following terms shall have the respective meanings set forth below throughout this Agreement:

“180-Day Treasury Rate” means the annual yield rate, on the date to which the 180-Day Treasury Rate relates, of actively traded U.S. Treasury securities having a remaining duration to maturity of six months, as such rate is published under “Treasury Constant Maturities” in Federal Reserve Statistical Release H.15(519).

“2000 Outbound Reinsurance Premiums” has the meaning set forth in Section 3.15(a).

“Additional Amount” has the meaning set forth in Section 5.08(h).

“Adjusted Surplus and Equity” has the meaning set forth in Section 1.05(f).

“Administrative Services Agreements” means the Lincoln Life Administrative Services Agreement, the Lincoln Barbados Services Agreement, and the LAL Administrative Services Agreement.

“ADSP” has the meaning set forth in Section 6.01(e)(ii).

“Affiliate” means, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person.

“Agreement” has the meaning set forth in the preamble.

“Allocable Amount” has the meaning set forth in Section 5.23(a).

“Allocation Agreement” has the meaning set forth in Section 6.01(e)(ii).

“Applicable Law” means any federal, state, local or foreign law (including common law), statute, ordinance, rule, regulation, order, writ, injunction, judgment, permit, governmental agreement or decree applicable to a Person or any such Person’s subsidiaries, properties, assets, or to such Person’s officers, directors, managing directors, employees or agents in their capacity as such.

“Assignment of Contracts” means the contracts of Sellers and their Affiliates (other than the Purchased Companies) entered into as of a date prior to the Closing that are (a) utilized primarily in the Business but excluding the Insurance Contracts, the Seller Real Property Leases and the Sellers’ Licensed Computer Program Licenses, and (b) otherwise required to conduct the Business irrespective of whether such contract is utilized primarily in the Business but excluding those contracts set forth on Schedule 2.06. A list of such contracts as of the date hereof, to be updated for such contracts entered into prior to the Closing but after the date hereof, is set forth on Schedule 10.01(a).

“Assumed Liabilities” means (a) the liabilities and obligations arising under the Assignment of Contracts and the Licensed Computer Program Licenses and Real Property Leases assigned to Purchaser, and (b) any other liabilities and obligations of any of the Sellers arising out of the Business (other than liabilities or obligations arising under the Retained Business Employee Plans). Without limiting the generality of the preceding sentence, Assumed Liabilities will not include any liability or obligation of any Seller or any Affiliate of any Seller (other than a Purchased Company) that is (i) not otherwise attributable to the Business and (ii) based upon any pro-rating or other cost chargeback methodology, except for any such liability or obligation reflected on the Final Closing Statements or the Final Purchased Company Closing Statements.

“Assumed Reinsurance Contracts” has the meaning set forth in Section 3.16(a).

“Bills of Sale” means those certain bills of sale in the form of Exhibit F.

“Book Value” means with respect to Transferred Statutory Assets, the carrying value thereof on the books of Lincoln Life, LAL and Lincoln Barbados, as the case may be, for statutory statement blank purposes determined as of the Effective Time by Lincoln Life, LAL or Lincoln Barbados, as the case may be, in accordance with SAP.

“Books and Records” means all records and all other data and information (in whatever form maintained) in the possession or control of Sellers relating primarily to the Business or in the possession or control of the Purchased Companies, including administrative records, claim records, policy files, sales records, files and records relating to regulatory matters, reinsurance records, underwriting records and accounting records, but excluding any Tax returns and work papers; provided, however, that if any such financial or accounting records contain information which does not relate to the Business, such information shall not constitute “Books and Records.”

“Business” means the life reinsurance business of LNC (a) consisting of (i) the Reinsurance Life Operations, Employer Stop-Loss Operations, Financial Strategies Group and International Reinsurance business segments and (ii) EBUM and (b) represented as of December 31, 2000 by the balance sheets as of December 31, 2000 included in the GAAP Statements, the Lincoln Argentina Statements, the Statutory Statements, the Pro Forma Statements and the Reference Balance Sheets; provided that the Excluded Lincoln Barbardos Business shall be excluded from the Business.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York are required or authorized by law to be closed.

“Business Employee Plans” has the meaning set forth in Section 3.19(a).

“Business Employees” means the individuals listed on Schedule 3.18, as supplemented in accordance with Section 5.06(b).

“Capital Contribution” has the meaning set forth in Section 5.31.

“Ceded Reinsurance Contracts” has the meaning set forth in Section 3.15(a).

“Ceding Commission” means the aggregate of the ceding commissions provided for under the Reinsurance Agreements.

“Change of Control” has the meaning set forth in Section 5.27(h).

“Chase Facility” means that certain Letter of Credit and Reimbursement Agreement, dated as of December 15, 2000, by and among LNC, The Chase Manhattan Bank, as administrative agent, the Subsidiary Account Parties and Banks as defined therein.

“Chase Facility Waiver” has the meaning set forth in Section 5.16(a).

“Claim” has the meaning set forth in Section 8.04.

“Closing” has the meaning set forth in Section 1.01.

“Closing Date” has the meaning set forth in Section 1.01.

“Closing GAAP Statements” has the meaning set forth in Section 1.05(b).

“Closing SAP Statements” has the meaning set forth in Section 1.05(a).

“Closing Statements” has the meaning set forth in Section 1.05(b).

“Code” means the Internal Revenue Code of 1986, as amended.

“Coinsurance Agreements” means the Lincoln Life Coinsurance Agreement, the LAL Coinsurance Agreement and the Lincoln Barbados Coinsurance Agreement.

“Commercially Reasonable Terms” has the meaning set forth in Section 5.28.

“Companies” (or “Company” as the context may require) has the meaning set forth in the preamble.

“Company Business Employee Plans” has the meaning set forth in Section 3.19(a).

“Company Real Property Leases” has the meaning set forth in Section 3.20(b).

“Competing Acquisition Proposal” has the meaning set forth in 5.26(a).

“Computation” has the meaning set forth in Section 6.01(e)(ii).

“Computer Programs” means (i) any and all computer programs, including all object code and all available source code, (ii) all descriptions, flow-charts and other work product used to design,

plan, organize and develop any of the foregoing and (iii) all documentation, including user manuals and training materials, and intellectual property rights relating to any of the foregoing.

“Confidentiality Agreement” means that certain agreement dated May 3, 2001, between Purchaser and LNC with respect to the confidentiality of information about the Business, Sellers, the Companies and their respective Affiliates and other related Persons, as such agreement may be amended pursuant to its terms from time to time.

“Disability Income Business” means the business covered by the treaties described on Schedule 10.01(e).

“Dispute Officer” has the meaning set forth in Section 11.06.

“Domestic Purchased Companies” means, collectively, LNH&C, LNRAC, SPRA, Lincoln Bermuda, Linsco, Old Fort, Solutions Holding, Solutions Re, LRRMS, LNMS, LNRM, LNSS, LNII and Lincoln China.

“Eastbourne” has the meaning set forth in Section 5.16(f).

“EBUM” means the run-off blocks of individual disability income reinsurance, HMO and carrier medical excess reinsurance, personal accident reinsurance, National Group Products and property and casualty reinsurance included in the Business.

“Effective Time” means 12:01 a.m. Eastern Time on the first calendar day of the month in which the Closing Date falls.

“End Date” has the meaning set forth in Section 9.01(c).

“Enforceability Exceptions” has the meaning set forth in Section 2.02.

“Environmental Condition” means any action, omission, event, condition or circumstance, including, without limitation, the presence of any Hazardous Substances, which does or reasonably could (i) require assessment, investigation, abatement, correction, removal or remediation pursuant to any Environmental Law, (ii) give rise to any obligation or liability of any nature (whether civil or criminal, arising under a theory of negligence or strict liability, or otherwise) pursuant to any Environmental Law, (iii) create or constitute a public or private nuisance or trespass, or (iv) constitute a violation of any Environmental Law, including, without limitation, Environmental Laws requiring the acquisition of and compliance with the terms of permits, licenses, approvals, consents and authorizations issued by any Government Entity.

“Environmental Law” means any Applicable Law primarily intended for the protection of the environment, including but not limited to laws which regulate, establish standards, or concern liability with respect to natural resources, safety, or health of humans or other organisms, including the manufacture, distribution in commerce, and use of Hazardous Substances, but excluding laws establishing crimes against the person (except for laws imposing criminal sanctions for knowing or reckless endangerment of persons caused by Environmental

Conditions), food and drug laws, laws regulating the provision of health care and laws regulating the professions.

“ERISA” has the meaning set forth in Section 3.19(a).

“ERISA Affiliate” has the meaning set forth in Section 3.19(c).

“ESL Segment” means the Employer Stop-Loss Operations segment included in the Business.

“Estimated Book Value” means with respect to Transferred Statutory Assets, the carrying value thereof on the books of Lincoln Life, LAL or Lincoln Barbados, as the case may be, for statutory statement blank purposes in accordance with SAP to be estimated in good faith as of the last day of the second month preceding the month in which the Closing shall occur.

“Estimated Market Value” means, as to any Investment Asset, the market value thereof estimated in good faith as of the last day of the second month preceding the month in which the Closing shall occur by Lincoln Life, LAL and Lincoln Barbados, as the case may be, in accordance with the methodologies set forth on Schedule 10.01(b).

“Estimated Shareholders’ Equity” has the meaning set forth in Section 1.05(b).

“Estimated Surplus” has the meaning set forth in Section 1.05(a).

“Estimated Surplus and Equity” has the meaning set forth in Section 1.05(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excise Tax” has the meaning set forth in Section 5.08(h).

“Excluded Lincoln Barbados Business” means (i) the Indemnity Reinsurance Agreement effective as of December 31, 1997, between Lincoln Assurance Limited and Old Fort (if such Agreement is novated to Lincoln Barbados prior to or at the Closing), (ii) the Indemnity Reinsurance Agreement effective as of January 1, 1998, between Old Fort and Lincoln Barbados (if the Agreement referred to in clause (i) of this definition is not novated to Lincoln Barbados prior to or at the Closing), (iii) the Reinsurance Agreement between Lincoln Life and Lincoln Barbados, effective as of June 1, 1988, and (iv) the Coinsurance Agreement between Lincoln Life and Lincoln Barbados effective as of November 9, 1994.

“Extra Contractual Obligations” means all liabilities or obligations arising under or relating to the Insurance Contracts, exclusive of liabilities or obligations arising under the express terms and conditions of the Insurance Contracts, but including, without limitation, any liability for fines, penalties, forfeitures, punitive, special, exemplary or other form of extra-contractual damages, which liabilities or obligations arise from any act, error or omission, whether or not intentional, negligent, or in bad faith.

“Final and Binding” has the meaning set forth in Section 1.04(k).

“Final Closing Statements” has the meaning set forth in Section 1.04(h).

“Final Purchased Companies Closing Statements” has the meaning set forth in Section 1.05(f).

“Funds Withheld Coinsurance Agreements” means collectively the Lincoln Life Funds Withheld Coinsurance Agreement and the Lincoln Barbados Funds Withheld Coinsurance Agreement.

“GAAP” means United States generally accepted accounting principles.

“GAAP Statements” has the meaning set forth in Section 3.12(a)(i).

“Governmental Entity” means any foreign, federal, state, local, municipal, county or other governmental, quasi-governmental, administrative or regulatory authority, body, agency, court, tribunal, commission or other similar entity (including any branch, department, agency or political subdivision thereof).

“Governmental Order” means any legally binding order or directive issued by a Governmental Entity.

“Hazardous Substances” means any pollutant, contaminant, hazardous substance, hazardous waste, toxic substance, petroleum or petroleum-derived substance, waste, or additive, asbestos, PCBs, radioactive material, or other compound, element, material or substance in any form whatsoever (including, without limitation, products) regulated, restricted or addressed by or under any Environmental Law.

“Income Tax” means any Tax which is, in whole or in part, based on or measured by gross or net income or gains.

“Income Tax Regulations” means the United States Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended, modified or supplemented from time to time (including corresponding provisions of succeeding regulations).

“Indemnified Party” has the meaning set forth in Section 8.04(a).

“Indemnifying Party” has the meaning set forth in Section 8.04(a).

“Indemnity Payments” has the meaning set forth in Section 6.01(i).

“Initial Portfolio” means the portfolio of investment assets listed on Schedule 10.01(c) hereto for each of Lincoln Life, LAL and Lincoln Barbados.

“Insurance Contracts” means collectively, (a) all direct written policies, together with all related binders, slips and certificates (including applications therefore and all supplements, endorsements, riders and agreements in connection therewith), identified or described on the internal systems of Lincoln Life as constituting part of the Business, either specifically, generally or by product code, which were issued by Lincoln Life prior to the Effective Time, (b) all reinsurance contracts identified or described on the internal systems of Lincoln Life or LAL as constituting part of the Business other than the Disability Income Business, either specifically, generally or by product code, which were entered into by Lincoln Life or LAL prior to the Effective Time, (c) all reinsurance contracts generated by ReMark after the Effective Time and ceded or retroceded to Lincoln Life pursuant to the applicable agreements between Lincoln Life and other equity owners of ReMark, (d) all reinsurance contracts entered into by Lincoln Barbados prior to the Effective Time other than any reinsurance contract relating to the Disability Income Business and the Excluded Lincoln Barbados Business. “Insurance Contracts” shall include (i) any reinsurance treaties, facultative certificates, cover notes and endorsements issued as or in connection with the contracts identified in clauses (b), (c), and (d) of the preceding sentence, and (ii) placement slips and binders issued as or in connection with such contracts if (y) such slips or binders relate to personal accident reinsurance business or (z) are set forth on Schedule 10.01(f).

“Intellectual Property” means, in connection with each Company, intellectual property rights owned, licensed or otherwise used by such Company (in the case of Sellers, used in the Business), including but not limited to all trademarks, service marks, trade names, Internet domain names, designs, logos, slogans and general intangibles of like nature, together with goodwill, registrations and applications relating to the foregoing; patents, copyrights (including registrations and applications for any of the foregoing); databases and compilations, including any and all data and collections of data, all documentation, related to any of the foregoing; confidential information, technology, know-how, inventions, processes, formulae, algorithms, models and methodologies, and any licenses to use any of the foregoing (but excluding Computer Programs).

“Inter-Affiliate Treaties” has the meaning set forth in Section 5.28.

“Investment Assets” means the assets included in the Initial Portfolio, with such additions thereto and deletions therefrom as may result from ordinary course management of Sellers’ investment portfolios, consistent in all material respects with Sellers’ past investment practices, prior to the Closing Date.

“KLRS” has the meaning set forth in the preamble.

“Knowledge” or “knowledge of Sellers” or similar words or phrases means the knowledge which should be in the possession of the individuals listed on Schedule 10.01(d) assuming due inquiry by such individuals in the performance of their respective functions.

“LAL” has the meaning set forth in the preamble.

“LAL Administrative Services Agreement” means the administrative services agreement by and among LAL and Purchaser or a Purchaser Affiliate substantially in the form of Exhibit D, pursuant to which Purchaser or a Purchaser Affiliate will provide certain services to LAL.

“LAL Assumption of Liabilities and Assignment of Contracts Agreement” means an agreement by and between LAL and Purchaser in the form of Exhibit E.

“LAL Closing Date Liabilities” means, as of a given date, the liabilities of LAL relating to the Business that would be appropriately includable in line items 1, 2, 3, 4.1, 4.2, 5, 6, 7, 8, 9, 10.1, 10.2, 10.3, 11.1, 11.2, 11.3, 12, 12A, 13, 13A, 14, 15, 16, 17, 18, 19, 20, 21, 24.2, 24.3, 24.6, 24.7, 24.8 and 25 except OPEB of the Liabilities, Surplus and Other Funds page of the NAIC Annual Statement Blank (assuming for this purpose that LAL was required to prepare and file annual statements on the NAIC Annual Statement Blank). The LAL Closing Date Liability shall be (a) estimated and reflected in the LAL Closing Statements as of the last day of the second month preceding the month in which the Closing Date shall occur; and (b) subsequently adjusted and reflected in the LAL Revised Closing Statements and its Final Closing Statements as of the Effective Time.

“LAL Closing Statements” has the meaning set forth in Section 1.04(c).

“LAL Coinsurance Agreement” means the coinsurance agreement by and among LAL and Purchaser or a Purchaser Affiliate substantially in the form of Exhibit A-3, pursuant to which LAL will retrocede certain Insurance Contracts to Purchaser or a Purchaser Affiliate.

“LAL Revised Closing Statements” has the meaning set forth in Section 1.04(j).

“Lease Agreement” has the meaning set forth in Section 5.12(a).

“License Agreements” has the meaning set forth in Section 3.10(a).

“Licensed Computer Programs” has the meaning set forth in Section 3.11(b).

“Licensed Computer Program License” has the meaning set forth in Section 3.11(b).

“Lien” means any lien, mortgage, pledge, security interest, encumbrance, easement, claim, charge or defect of title of any kind.

“Lincoln Argentina” has the meaning set forth in the preamble.

“Lincoln Argentina Statements” has the meaning set forth in Section 3.12(a)(ii).

“Lincoln Barbados” has the meaning set forth in the preamble.

“Lincoln Barbados Administrative Services Agreement” means the administrative services agreement by and among Lincoln Barbados and Purchaser or a Purchaser Affiliate substantially in the form of Exhibit D, pursuant to which Purchaser or a Purchaser Affiliate will provide certain services to Lincoln Barbados.

“Lincoln Barbados Assumption of Liabilities and Assignment of Contracts Agreement” means an agreement by and between Lincoln Barbados and Purchaser in the form of Exhibit E.

“Lincoln Barbados Closing Statements” has the meaning set forth in Section 1.04(b).

“Lincoln Barbados Coinsurance Agreement” means the coinsurance agreement by and among Lincoln Barbados and Purchaser or a Purchaser Affiliate substantially in the form of Exhibit A-2, pursuant to which Lincoln Barbados will retrocede certain Insurance Contracts to Purchaser or a Purchaser Affiliate.

“Lincoln Barbados Coinsurance/Modified Coinsurance Agreement” means the coinsurance/ modified coinsurance agreement by and among Lincoln Barbados and Purchaser or a Purchaser Affiliate substantially in the form of Exhibit G, pursuant to which Lincoln Barbados will retrocede certain Insurance Contracts to Purchaser or a Purchaser Affiliate.

“Lincoln Barbados Funds Withheld Coinsurance Agreement” means the funds withheld coinsurance agreement by and among Lincoln Barbados and Purchaser or a Purchaser Affiliate substantially in the form of Exhibit B-2, pursuant to which Lincoln Barbados will retrocede certain Insurance Contracts to Purchaser or a Purchaser Affiliate.

“Lincoln Barbados Modified Coinsurance Agreement” means the modified coinsurance agreement by and among Lincoln Barbados and Purchaser or a Purchaser Affiliate substantially in the form of Exhibit C-2, pursuant to which Lincoln Barbados will retrocede certain Insurance Contracts to Purchaser or a Purchaser Affiliate.

“Lincoln Barbados Pro Forma Statements” has the meaning set forth in Section 3.12(b)(i).

“Lincoln Barbados Revised Closing Statements” has the meaning set forth in Section 1.04(i).

“Lincoln Bermuda” has the meaning set forth in the preamble.

“Lincoln China” has the meaning set forth in the preamble.

“Lincoln Ireland” has the meaning set forth in the preamble.

“Lincoln Life” has the meaning set forth in the preamble.

“Lincoln Life Administrative Services Agreement” means the administrative services agreement by and among Lincoln Life and Purchaser or a Purchaser Affiliate substantially in the form of Exhibit D, pursuant to which Purchaser or a Purchaser Affiliate will provide certain services to Lincoln Life.

“Lincoln Life Closing Date Liabilities” means, as of a given date, the liabilities of Lincoln Life relating to the Business other than the Disability Income Business that would be appropriately includable in line items 1, 2, 3, 4.1, 4.2, 5, 6, 7, 8, 9, 10.1, 10.2, 10.3, 11.1, 11.2, 11.3, 12, 12A, 13, 13A, 14, 15, 16, 17, 18, 19, 20, 21, 24.2, 24.3, 24.6, 24.7, 24.8 and 25 except OPEB of the Liabilities, Surplus and Other Funds page of the NAIC Annual Statement Blank. The Lincoln Life Closing Date Liability shall be (a) estimated and reflected in the Lincoln Life Closing

Statements as of the last day of the second month preceding the month in which the Closing Date shall occur; and (b) subsequently adjusted and reflected in the Lincoln Life Revised Closing Statements and its Final Closing Statements as of the Effective Time.

“Lincoln Life Closing Statements” has the meaning set forth in Section 1.04(a).

“Lincoln Life Coinsurance Agreement” means the coinsurance agreement by and among Lincoln Life and Purchaser or a Purchaser Affiliate substantially in the form of Exhibit A-1, pursuant to which Lincoln Life will retrocede certain Insurance Contracts to Purchaser or a Purchaser Affiliate.

“Lincoln Life Funds Withheld Coinsurance Agreement” means the funds withheld coinsurance agreement by and among Lincoln Life and Purchaser or a Purchaser Affiliate substantially in the form of Exhibit B-1, pursuant to which Lincoln Life will retrocede certain Insurance Contracts to Purchaser or a Purchaser Affiliate.

“Lincoln Life Modified Coinsurance Agreement” means the modified coinsurance agreement by and among Lincoln Life and Purchaser or a Purchaser Affiliate substantially in the form of Exhibit C-1, pursuant to which Lincoln Life will retrocede certain Insurance Contracts to Purchaser or a Purchaser Affiliate.

“Lincoln Life Pro Forma Statements” has the meaning set forth in Section 3.12(b)(i).

“Lincoln Life Revised Closing Statements” has the meaning set forth in Section 1.04(h).

“Linsco” has the meaning set forth in the preamble.

“LNC” has the meaning set forth in the preamble.

“LNC and Lincoln Life Assumption of Liabilities and Assignment of Contracts Agreement” means an agreement by and among LNC, Lincoln Life and Purchaser in the form of Exhibit E.

“LNC Defined Benefit Plan” has the meaning set forth in Section 5.08(f).

“LNCASC” has the meaning set forth in the preamble.

“LNH&C” has the meaning set forth in the preamble.

“LNII” has the meaning set forth in the preamble.

“LNMS” has the meaning set forth in the preamble.

“LNRAC” has the meaning set forth in the preamble.

“LNRM” has the meaning set forth in the preamble.

“LNSS” has the meaning set forth in the preamble.

“LNUS” has the meaning set forth in the preamble.

“Losses” has the meaning set forth in Section 8.02.

“LRRMS” has the meaning set forth in the preamble.

“Market Value” means, as to any Investment Asset, the market value thereof determined in good faith as of the Effective Time by Lincoln Life, LAL and Lincoln Barbados, as the case may be in accordance with the methodologies set forth on Schedule 10.01(b).

“Material Adverse Effect” means a material adverse effect on the financial condition and results of operations of the Business taken as a whole; provided, however, that the following shall be excluded from the definition of “Material Adverse Effect” and from any determination as to whether a Material Adverse Effect has occurred or may occur: (i) any adverse change or effect that is caused by or that arises out of conditions affecting the economy or financial or capital markets in general; (ii) any adverse change or effect that is caused by or that arises out of conditions affecting the life reinsurance industry, the health reinsurance industry or the insurance or financial services industries generally; and (iii) any adverse change or effect resulting from the announcement or the pendency of the transactions contemplated by this Agreement (including, but not limited to, changes in relations with employees and declines in sales volumes or net operating income).

“Material Assumed Reinsurance Contracts” has the meaning set forth in Section 3.16(a).

“Material Ceded Reinsurance Contracts” has the meaning set forth in Section 3.15(a).

“Modified Coinsurance Agreements” means the Lincoln Life Modified Coinsurance Agreement and the Lincoln Barbados Modified Coinsurance Agreement.

“NAIC Annual Statement Blank” means the form of annual statement for life and accident and health insurance companies –association edition, as prescribed by the National Association of Insurance Commissioners, as in effect for year-end 2000 filings.

“Net GAAP Liabilities” means, with respect to the Business in Lincoln Barbados other than the Disability Income Business and the Excluded Lincoln Barbados Business as of a given date, the excess of (i) the sum of the amounts that would be appropriately includable in a GAAP balance sheet of Lincoln Barbados as unpaid claims, unearned premium, life and annuity reserves, health reserves, premium deposit funds, and other liabilities, over (ii) the sum of the amounts that would be appropriately includable in a GAAP balance sheet of Lincoln Barbados as premiums and fees receivable, accrued investment income, deferred acquisition costs, amounts recoverable from reinsurers, and other assets. The Net GAAP Liabilities shall be (a) estimated and reflected in the Lincoln Barbados Closing Statements as of the last day of the second month preceding the month in which the Closing Date shall occur; and (b) subsequently adjusted and reflected in the

Lincoln Barbados Revised Closing Statements and Lincoln Barbados’s Final Closing Statements as of the Effective Time.

“Non-Compete” means Sellers’ covenants and obligations under Section 5.27.

“Old Fort” has the meaning set forth in the preamble.

“Old Target” means, with respect to each of the Purchased Companies, “old target” as defined in Section 1.338-2 of the Income Tax Regulations.

“Owned Computer Programs” has the meaning set forth in Section 3.11(a).

“PAX Dispute” has the meaning set forth in Section 5.20(b).

“Pension Expense” has the meaning set forth in Section 5.08(f).

“Permits” means all licenses, permits, orders, approvals, registrations, authorizations, qualifications and filings with and under all federal, state, local or foreign laws and governmental or regulatory bodies.

“Permitted Liens”, as to any asset, means each of the following: (i) Liens for Taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith; (ii) Liens imposed by law, including without limitation materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens and other similar liens arising in the ordinary course of business; (iii) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (iv) Liens related to deposits to secure policyholders’ obligations as required by the insurance departments of the various states; (v) Liens that do not in the aggregate materially detract from the value or materially interfere with the present or reasonably contemplated use of the relevant asset in the Business; (vi) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property; and (vii) Liens existing on the date hereof securing the obligations contained in the contracts identified on Schedules 3.07, 3.15(a), 3.16(a) and 10.01(a).

“Person” means any individual, corporation, limited liability company, partnership, limited partnership, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental, judicial or regulatory body or other entity.

“Pro Forma Statements” has the meaning set forth in Section 3.12(b)(i).

“Purchase Price” has the meaning set forth in Section 1.03(a).

“Purchased Companies” means LNH&C, LNRAC, Lincoln Argentina, SPRA, Lincoln Bermuda, LNUS, SER, Linsco, Old Fort, Solutions Holding, Solutions Re, LRRMS, LNMS, LNRM, LNII, LNSS, Lincoln China and KLRS.

“Purchaser” has the meaning set forth in the preamble.

“Purchaser Affiliate” means an Affiliate of Purchaser to whom Purchaser assigns, in whole or in part, its rights and obligations under this Agreement.

“Purchaser Related Agreements” means those Related Agreements to which Purchaser or an Affiliate thereof is a party.

“Purchaser Plans” has the meaning set forth in Section 5.08(b).

“Put Agreement” means that certain Put Agreement, dated as of the date hereof, by and between Lincoln Barbados and Purchaser.

“Quarterly GAAP Statements” has the meaning set forth in Section 5.15(a).

“Quarterly Lincoln Argentina Statements” has the meaning set forth in Section 5.15(c).

“Quarterly Statutory Statements” has the meaning set forth in Section 5.15(b).

“Real Property Leases” has the meaning set forth in Section 3.20(b).

“Reference Balance Sheets” means the balance sheets set forth as Exhibit P.

“Reinsurance Agreements” means collectively the Lincoln Life Coinsurance Agreement, the Lincoln Life Funds Withheld Coinsurance Agreement, the Lincoln Life Modified Coinsurance Agreement, the Lincoln Barbados Coinsurance Agreement, the Lincoln Barbados Funds Withheld Coinsurance Agreement, the Lincoln Barbados Modified Coinsurance Agreement, the Lincoln Barbados Coinsurance/Modified Coinsurance Agreement and the LAL Coinsurance Agreement.

“Reinsurance Transaction” means the coinsurance, funds withheld coinsurance and modified coinsurance transactions, related services transactions and other transactions memorialized in the Lincoln Life Coinsurance Agreement, the Lincoln Life Funds Withheld Coinsurance Agreement, the Lincoln Life Modified Coinsurance Agreement, the Lincoln Life Administrative Services Agreement, the Lincoln Barbados Coinsurance Agreement, the Lincoln Barbados Funds Withheld Coinsurance Agreement, the Lincoln Barbados Modified Coinsurance Agreement, the Lincoln Barbados Coinsurance/Modified Coinsurance Agreement, the Lincoln Barbados Administrative Services Agreement, the LAL Coinsurance Agreement, and the LAL Administrative Services Agreement.

“Reinsurance Transaction Consultant” has the meaning set forth in Section 1.04(k).

“Reinsured Liabilities” means all liabilities and obligations arising out of or related to the Insurance Contracts, net of liabilities, rights, benefits and obligations ceded under Ceded Reinsurance Contracts, whether incurred before or after the Effective Time. The Reinsured Liabilities shall include, without limitation (except to the extent ceded pursuant to the Ceded Reinsurance Contracts): (a) the Reserves, (b) all liabilities for incurred but not reported claims, benefits, interest on death claims or other payments arising under or relating to the Insurance Contracts, whether or not included within the Reserves; (c) all liabilities arising out of any changes to the terms and conditions of the Insurance Contracts mandated by Applicable Law; (d) premium taxes due in respect of premiums (without giving effect to any credits due to Lincoln Life, LAL or Lincoln Barbados for any guaranty fund assessments paid by Lincoln Life, LAL or Lincoln Barbados prior to Closing), and all other Tax liabilities arising out of or relating to the Insurance Contracts (except for income Taxes imposed on Lincoln Life, LAL or Lincoln Barbados under Subtitle A of the Code); (e) assessments and similar charges in connection with participation by Lincoln Life, LAL, Lincoln Barbados or Purchaser whether voluntary or involuntary, in any guaranty association established or governed by any state or other jurisdiction; (f) commissions payable with respect to the Insurance Contracts to or for the benefit of the producers who marketed or produced the Insurance Contracts; (g) collection risk under the Ceded Reinsurance Contracts as contemplated by Section 5.14; (h) all liabilities for amounts payable for returns or refunds of premiums; (i) all unclaimed property liabilities arising under or relating to the Insurance Contracts; (j) all Extra Contractual Obligations, and (k) any payments either Lincoln Life, LAL or Lincoln Barbados fails to collect under the Insurance Contracts that are reinsurance contracts.

“Related Agreements” means the Lincoln Life Coinsurance Agreement, the Lincoln Life Funds Withheld Coinsurance Agreement, the Lincoln Life Modified Coinsurance Agreement, the Lincoln Life Administrative Services Agreement, the Lincoln Barbados Coinsurance Agreement, the Lincoln Barbados Funds Withheld Coinsurance Agreement, the Lincoln Barbados Modified Coinsurance Agreement, the Lincoln Barbados Administrative Services Agreement, the LNC and Lincoln Life Assumption of Liabilities and Assignment of Contracts Agreement, the Lincoln Barbados Assumption of Liabilities and Assignment of Contracts Agreement, the Transition Services Agreement, the Bill of Sale and General Assignment, the LAL Coinsurance Agreement, the LAL Administrative Services Agreement, and the LAL Assumption of Liabilities and Assignment of Contracts Agreement.

“ReMark” shall mean Reinsurers Marketing B.V.

“ReMark Reinsurance Agreement” has the meaning set forth in Section 5.21.

“Representative” shall mean, with respect to any Person, such Person’s officers, directors, employees, agents and representatives (including, without limitation, any investment banker, financial advisor, accountant, actuary, appraiser, analyst, consultant, legal counsel, agent, representative or expert retained by or acting on behalf of such Person or its subsidiaries).

“Required Balance” means (i) for the Lincoln Life Trust Agreement, one hundred and two percent (102%) of the amount equal to the Reserves on the Insurance Contracts reinsured under the Lincoln Life Coinsurance Agreement, (ii) for the LAL Trust Agreement, one hundred and two percent (102%) of the amount equal to the Reserves on the Insurance Contracts reinsured under the LAL Coinsurance Agreement and (iii) for the Lincoln Barbados Trust Agreement, one hundred and two percent (102%) of the amount equal to the Reserves on the Insurance Contracts reinsured under the Lincoln Barbados Coinsurance Agreement and the Lincoln Barbados Coinsurance/Modified Coinsurance Agreement.

“Reserves” means the aggregate amount of reserves and other liabilities with respect to the Insurance Contracts issued or reinsured by Lincoln Life, LAL or Lincoln Barbados that would be appropriately includable in line items 1, 2, 3, 4.1, 4.2, 5, 6, 7.1, 7.2, 7.3, 8, 9, 10.1, 10.2, 10.3, 11.1, 11.2, 11.3, 12, 12A, 13, 14, 15, 17, 18, 19, 24.2, 24.3, 24.6, 24.7 and 25.1 of the Liabilities, Surplus and Other Funds page of the NAIC Annual Statement Blank (assuming for this purpose that Lincoln Barbados and LAL were required to prepare and file annual statements on the NAIC Annual Statement Blank).

“Retained Business Employee Plans” means all Business Employee Plans other than arrangements which are sponsored or maintained by or on behalf of any Company with respect to vacation pay, sick leave and severance benefits for any Transferred Employee.

“Revised Closing GAAP Statements” has the meaning set forth in Section 1.05(e).

“Revised Closing SAP Statements” has the meaning set forth in Section 1.05(d).

“Revised Closing Statements” has the meaning set forth in Section 1.05(e).

“SAP” means, as to any insurance or reinsurance company, the statutory accounting practices prescribed or permitted by the insurance regulatory authorities of the jurisdiction in which such company is domiciled.

“Section 338 Election” has the meaning set forth in Section 6.01(e)(i).

“Section 338(g) Election” has the meaning set forth in Section 6.01(e).

“Section 338(h)(10) Election” has the meaning set forth in Section 6.01(e).

“Section 338 Forms” has the meaning set forth in Section 6.01(e)(i).

“Secured Insurance Contracts” means the Insurance Contracts under which the related Reinsured Liabilities are secured by a Trust.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Real Property Leases” has the meaning set forth in Section 3.20(b).

“Sellers” has the meaning set forth in the preamble.

“Sellers’ Severance Plans” has the meaning set forth in Section 5.08(a).

“SER” has the meaning set forth in the preamble.

“Services Agreements” means collectively, the Lincoln Life Administrative Services Agreement, the Lincoln Barbados Administrative Services Agreement and the LAL Administrative Services Agreement.

“Solutions Holding” has the meaning set forth in the preamble.

“Solutions Re” has the meaning set forth in the preamble.

“SPRA” has the meaning set forth in the preamble.

“Statutory Statements” has the meaning set forth in Section 3.12(a)(iii).

“Stock Transaction Consultant” has the meaning set forth in Section 1.05(f).

“Subject Companies” has the meaning set forth in the preamble.

“Subject Shares” has the meaning set forth in the preamble.

“Subsidiary” means any Person more than 50% of the ownership interest or voting interest of which is owned or controlled, directly or indirectly, by another Person.

“Subsidiary Companies” means Lincoln Argentina, SPRA, LNUS, Solutions Holding and Solutions Re.

“Subsidiary Shares” has the meaning set forth in Section 3.04(d).

“Taxes” (or “Tax” as the context may require) means all federal, state, county, local, foreign and other taxes or withholding (including, without limitation, Income Tax, payroll and employee withholding, unemployment insurance, social security, premium, excise, sales, use, gross receipts, franchise, ad valorem, severance, capital and property taxes, and other governmental charges and assessments), and includes interest, additions to Tax and penalties with respect thereto.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Claim” has the meaning set forth in Section 8.04(b).

“Trademarks” means all United States and foreign trademarks (including service marks and trade names, whether registered or at common law), registrations and applications therefor, domain names, logos and designs owned or used by a Company or by Sellers and used in connection with the Business as currently conducted, together with the goodwill of each of the respective businesses associated therewith, together with any and all (i) renewals thereof and (ii) rights to sue for past, present and future infringement or misappropriation thereof.

“Transferred Assets” means collectively, (i) the Investment Assets, (ii) the Transferred Statutory Assets, (iii) the Assignment of Contracts, (iv) the Books and Records (other than those of the Purchased Companies), and (v) except as set forth on Schedule 2.06, all other assets, properties, rights and privileges of Sellers or their respective Affiliates (other than the Purchased Companies) primarily related to or used in, or necessary for the conduct of the Business, including the going concern, goodwill, and other similar intangible assets of the Business.

“Transferred Employees” has the meaning set forth in Section 5.08(a)(i).

“Transferred Statutory Assets” means those assets of Lincoln Life, LAL and Lincoln Barbados included within the Business other than the Disability Income Business and the Excluded Lincoln Barbados Business that would be appropriately includable in line items 12.1, 12.2, 12.3, 12.4, 13, 15 and 16, and, to the extent admitted under SAP, in line items appropriately identified as funds withheld by ceding company and amounts deposited with reinsurers, of the Assets page of the NAIC Annual Statement Blank (assuming for this purpose that Lincoln Barbados and LAL were required to prepare and file annual statements on the NAIC Annual Statement Blank).

“Transfer Taxes” means all sales (including, without limitation, bulk sales), use, transfer, recording, ad valorem, privilege, documentary, gross receipts, registration, conveyance, excise, license, gains, stamp, duties or similar Taxes and fees, other than any excise Taxes imposed by section 4371 of the Code, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

“Transition Services Agreement” means the transition services agreement to be entered into by Sellers, Purchaser and the Purchased Companies, pursuant to which Sellers will provide certain administrative services to Purchaser and the Purchased Companies, and Purchaser and the Purchased Companies will provide certain administrative services to Sellers, the principal terms of which are set forth in Exhibit H.

“Trust” has the meaning set forth in Section 5.19(a)(ii).

“Trust Establishment Event” has the meaning set forth in Section 5.19(a).

“Trustee” means a bank or trust company reasonably acceptable to the parties to this Agreement, which acts as trustee of a Trust pursuant to the terms and conditions of a Trust Agreement; provided, however, that such bank or trust company shall (a) possess assets of at least $10 billion, and (b) be rated at least A1 by each of Moody’s Investors Services, inc., and A+ by Standard & Poor’s Corporation.

“U.S. Insurance Companies” means Lincoln Life, LNH&C, LNRAC and Linsco.

ARTICLE XI
MISCELLANEOUS

      11.01 Publicity. Except as may otherwise be required by law (including, without limitation, the filing of periodic and other reports with the Securities and Exchange Commission concerning the transactions contemplated by this Agreement and the Related Agreements and the filing as exhibits thereto of this Agreement and the Related Agreements) or the rules of any applicable stock exchange, no release or announcement concerning this Agreement or the transactions contemplated hereby, including without limitation the employment of employees of Sellers or the Companies after the Closing, shall be made without advance written approval thereof by Sellers and Purchaser, which approval shall not be unreasonably conditioned, delayed or withheld. All parties shall cooperate with each other in making any release or announcement.

      11.02 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission (and immediately after transmission confirmed by telephone) or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (and immediately after transmission confirmed by telephone) or, if mailed, on the date shown on the receipt therefor, as follows:

(i) If to Sellers to:

Lincoln National Corporation Centre Square – West Tower 1500 Market Street, Suite 3900 Philadelphia, Pennsylvania 19102 Attn: General Counsel Fax No.: 215-448-3218

With a copy to:

The Lincoln National Life Insurance Company 1300 South Clinton Street Fort Wayne, Indiana 46802 Attn: General Counsel Fax No.: 219-455-5135

and

Sutherland Asbill & Brennan LLP 1275 Pennsylvania Ave., N.W. Washington, D.C., 20004 Attn: David A. Massey Fax No.: (202) 637-3593

(ii) If to Purchaser to:

Swiss Re Life & Health America Inc. 969 High Ridge Road Stamford, Connecticut 06905 Attn: W. Weldon Wilson Fax No.: (203) 968-0920

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP One Beacon Street Boston, Massachusetts 02108 Attn: David T. Brewster Fax No.: (617) 573-4822

Any party may, by notice given in accordance with this Section 11.02 to the other parties, designate another address or person for receipt of notices hereunder.

      11.03 Entire Agreement. This Agreement and the Related Agreements contain the entire agreement between Purchaser and Sellers with respect to the transfer of the Business by Sellers to Purchaser and supersede all prior agreements, written or oral, with respect thereto except that the Confidentiality Agreement shall remain in full force and effect in accordance with its terms except as specifically modified herein.

      11.04 Waivers and Amendments; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by all of the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power, remedy or privilege, nor any single or partial exercise of any such right, power, remedy or privilege, preclude any further exercise thereof or the exercise of any other such right, remedy, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

      11.05 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

      11.06 Dispute Resolution. This Section establishes a procedure for (i) internal review of disputes between Sellers and Purchaser under this Agreement and the Related Agreements, and (ii) a procedure for review and discussion of disputes by Seller and Purchase prior to initiating any litigation or arbitration with respect thereto. The parties agree that a failure to follow the procedures described in this Section 11.06 will constitute a breach of this Agreement and of the standard of good faith applicable to this Agreement. Sellers and Purchaser agree to establish procedures within their respective corporate organizations intended to result in the prompt internal reporting of disputes by all levels of the respective organizations. Sellers and Purchaser each agree to designate a single point of contact within each of their respective corporate organizations to give and receive notices of disputes under this Agreement and the Related Agreements (the “Dispute Officer”), who shall be acceptable to the other party and shall be a senior manager who either reports directly to the Chief Executive Officer or a person who reports to a person who reports directly to the Chief Executive Officer. The dispute resolution procedures so established will require Sellers’ and Purchaser’s employees and representatives to report the existence of a dispute with the other party promptly to the Dispute Officer for such employee’s or representative’s organization. Sellers and Purchaser agree that prior to initiating litigation or arbitration of any dispute under this Agreement or any of the Related Agreements, notice of the dispute and a statement of the basis therefor will be provided to the other party by the Dispute Officers for each organization to discuss and explain their positions with respect to the dispute. Notice of disputes will be given under this provision promptly after the existence of the dispute becomes known to either Seller or Purchaser. Any notice of a dispute by any person other than the Dispute Officer will be ineffective to initiate the dispute review process under this Section. This Section 11.06 does not apply to disputes arising under Section 5.26 or 5.27. In the event of any dispute under this Agreement or any Related Agreement, parties will seek recourse solely against the corporate entities parties to such Agreement and will not seek recourse against any natural person.

      11.07 Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of any state or federal court sitting in New York, New York, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. In any such action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above court, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.02 shall be deemed effective service of process on such party.

      11.08 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives, whether by merger, consolidation or otherwise. Except as otherwise contemplated by this Agreement, this Agreement may not be assigned by any party without the prior written consent of the other party hereto.

      11.09 No Third Party Beneficiaries. Except as otherwise expressly set forth in any provision of this Agreement, nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

      11.10 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. Each counterpart may be delivered by facsimile transmission, which transmission shall be deemed delivery of an originally executed document.

      11.11 Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

      11.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. If any provision of this Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable.

      11.13 Waiver of Jury Trial. Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceedings arising out of or related to this Agreement or the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LINCOLN NATIONAL CORPORATION

By: _____________________________

Name: Barbara S. Kowalczyk

Title: Senior Vice President

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By: _____________________________

Name: William K. Tyler

Title: Senior Vice President

LINCOLN NATIONAL REINSURANCE COMPANY (BARBADOS) LIMITED

By: _____________________________

Name: William K. Tyler

Title: Senior Vice President

SWISS RE LIFE & HEALTH AMERICA INC.

By: _____________________________

Name: Chris C. Stroup

Title: President and Chief Executive Officer